UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Amicus Therapeutics, Inc.
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April 24, 2020
Dear Stockholder:
We are pleased to invite you to attend our 2020 Annual Meeting of Stockholders to be held at the offices of Amicus Therapeutics, Inc., located at 3675 Market Street, Philadelphia, Pennsylvania 19104 on Thursday, June 4, 2020, at 9:00 a.m. Eastern Daylight Time. In the event the COVID-19 pandemic necessitates a virtual annual meeting instead, we will announce the decision and notify you via press release, SEC filing of additional definitive material, and website posting.
Enclosed are the following:
•
Our Notice of Annual Meeting of Stockholders and Proxy Statement for 2020;

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Our 2019 Annual Report to Stockholders (including our Annual Report on Form 10-K for fiscal year 2019); and

•
A proxy card with a return envelope to record your vote.

The accompanying notice of the 2020 Annual Meeting and Proxy Statement describe the business we will conduct at the meeting and provide information about Amicus Therapeutics, Inc. that you should consider when you vote your shares.
Your vote is important. When you have finished reading the Proxy Statement, please promptly vote your shares by marking, signing, dating and returning the proxy card in the enclosed envelope or vote via telephone or Internet according to the instructions in the Proxy Statement. If you attend the Annual Meeting, you may vote your shares in person even though you have previously voted by proxy if you follow the instructions in the Proxy Statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend in person.
Sincerely,
John F. Crowley
Chairman and Chief Executive Officer

April 24, 2020
NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS
To our Stockholders:
The 2020 Annual Meeting of Stockholders of Amicus Therapeutics, Inc. will be held at the offices of Amicus Therapeutics, Inc., located at 3675 Market Street, Philadelphia, Pennsylvania 19104 on Thursday, June 4, 2020 at 9:00 a.m. Eastern Daylight Time. The purpose of this meeting is to vote on the following:
1.
Elect four Class I directors as nominated by the Board of Directors each to serve a three-year term expiring at the 2023 Annual Meeting or until their respective successors have been elected;

2.
Approve the Amended and Restated 2007 Equity Incentive Plan to add 9,500,000 shares to the equity pool;

3.
Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020;

4.
Approve, on an advisory basis, the Company’s executive compensation; and

5.
Consider and act upon any other business that is properly presented at the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the 2020 Annual Meeting is April 13, 2020. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or any adjournment thereof.
BY ORDER OF THE BOARD OF DIRECTORS:
Ellen Rosenberg
Chief Legal Officer and Corporate Secretary
Cranbury, New Jersey
April 24, 2020
You are cordially invited to attend the meeting in person. However, out of an abundance of concern for the health and wellbeing of our employees, stockholders and directors due to the emerging COVID-19 pandemic, we are concurrently planning for the possibility that the 2020 Annual Meeting will be held virtually over the Internet. Should we choose this route, we will announce the decision via press release, SEC filing of additional definitive material, and website posting. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy card or vote by telephone or the Internet as instructed in the accompanying materials as promptly as possible in order to ensure your representation at the meeting. You can revoke a proxy at any time prior to its exercise by following the instructions in the Proxy Statement. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must provide a valid proxy issued in your name from that record holder.

AMICUS THERAPEUTICS, INC.
1 Cedar Brook Drive, Cranbury, New Jersey 08512
(609) 662-2000
PROXY STATEMENT FOR THE AMICUS THERAPEUTICS, INC.
2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AT
3675 MARKET STREET, PHILADELPHIA, PENNSYLVANIA 19104 ON
JUNE 4, 2020
GENERAL INFORMATION ABOUT THE ANNUAL MEETING
Why Did You Send Me this Proxy Statement?
We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors (the “Board”) of Amicus Therapeutics, Inc. (sometimes referred to as “we,” “us,” “our,” “Amicus” or the “Company”) is soliciting your proxy to vote at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournments of the meeting to be held at the offices of Amicus Therapeutics, Inc., located at 3675 Market Street, Philadelphia, PA on Thursday, June 4, 2020 at 9:00 a.m. Eastern Daylight Time. However, out of an abundance of concern for the health and wellbeing of our employees, stockholders and directors due to the emerging COVID-19 pandemic, we are concurrently planning for the possibility that the 2020 Annual Meeting will be held virtually over the Internet. Should we choose this route, we will announce the decision via press release, SEC filing of additional definitive material, and website posting. This Proxy Statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. You do not need to attend the Annual Meeting to vote your shares. Instead you may simply complete, date, sign and return the enclosed proxy card, or follow the instructions on the enclosed proxy card to submit your proxy by telephone or on the Internet.
We intend to mail this Proxy Statement, our 2019 Annual Report to Stockholders (including our Annual Report on Form 10-K for fiscal year 2019), the attached Notice of Annual Meeting and the enclosed proxy card to all stockholders entitled to vote at the Annual Meeting on or about April 24, 2020.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING TO BE HELD ON JUNE 4, 2020.
THE PROXY STATEMENT AND FORM OF PROXY FOR OUR 2020 ANNUAL MEETING OF
STOCKHOLDERS AND OUR 2019 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT:
www.sec.gov, through the Investor Relations section of our web site at www.amicusrx.com or at
http://www.proxyvote.com
Who Can Vote?
Only stockholders of record at the close of business on April 13, 2020 are entitled to vote at the Annual Meeting. On this record date, there were 257,511,692 shares of our common stock (“Common Stock”) outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. The Common Stock is our only outstanding class of voting stock.
Stockholder of Record: Shares Registered in Your Name
If, on April 13, 2020, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or follow the instructions on the proxy card to submit your vote by telephone or Internet to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If, on April 13, 2020, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. A number of brokers and banks enable beneficial owners to give voting instructions via telephone or the Internet. Please refer to the voting instructions provided by your bank or broker.
You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you provide a valid proxy from your broker, bank or other custodian.
What am I voting on?
There are four matters scheduled for a vote:
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Elect four Class I directors;

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Approve the Amended and Restated 2007 Equity Incentive Plan to add 9,500,000 shares to the equity pool;

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Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020; and

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Approve, on an advisory basis, the Company’s executive compensation.

How Do I Vote?
Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. Voting by proxy will not affect your right to attend the Annual Meeting.
Stockholder of Record:   If your shares are registered directly in your name, you may vote:
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By mail.   Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board.

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In person at the meeting.   If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

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By telephone.   You may vote over the telephone by calling toll-free 1-800-690-6903 and follow the recorded instructions. Please have your proxy card available when you call. Your vote must be received by 11:59 p.m. Eastern Daylight Time on June 3, 2020 to be counted.

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Internet.   You may vote via the Internet by going to www.proxyvote.com and follow the on-screen instructions. Please have your proxy card available when you access the web page. Your vote must be received by 11:59 p.m. Eastern Daylight Time on June 3, 2020 to be counted.

Beneficial Owner:   If your shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:
•
By mail.   You will receive instructions from your broker or other nominee explaining how to vote your shares.

•
In person at the meeting.   Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a proxy card from your broker.

How Many Votes do I have?
Each share of Common Stock that you own as of April 13, 2020, entitles you to one vote on each matter to be voted on at the Annual Meeting.

Will My Shares be Voted if I Do Not Return My Proxy Card?
If your shares are registered in your name, they will not be voted if you do not return your proxy card by mail or vote at the meeting as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How Do I Vote?,” the bank, broker or other nominee has the authority to vote your unvoted shares only for Proposal 3. The broker, bank or other nominee will not be permitted to vote on the other Proposals without your voting instructions. We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire. If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote”.
May I Revoke My Proxy?
If you give a proxy, you may revoke it at any time before the Annual Meeting. You may revoke your proxy in any one of the following ways:
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signing a new proxy card and submitting it as instructed above;

•
notifying the Company’s Secretary in writing before the Annual Meeting that you have revoked your proxy; or

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attending the meeting in person and voting in person if you are a stockholder of record. Attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

What if I Receive More Than One Proxy Card?
You may receive more than one proxy card or voting instruction form if you hold shares of our Common Stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” for each account to ensure that all of your shares are voted.
How Does the Board of Directors Recommend That I Vote on the Proposals?
The Board recommends that you vote as follows:
“FOR”
the election of the nominees for director;

“FOR”
the approval of the Amended and Restated 2007 Equity Incentive Plan to add 9,500,000 shares to the equity pool;

“FOR”
ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020; and

“FOR”
the approval of the compensation of our named executive officers.

If any other matter is properly presented, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his/her best judgment. At the time this Proxy Statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this Proxy Statement.

What Vote is Required to Approve Each Proposal and How are Votes Counted?
Proposal 1: Elect Directors
The nominees for director who receive the most votes cast (also known as a “plurality” of the votes) will be elected. You may vote FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Abstentions, or votes that are withheld, will not be counted as voting on the matter for purposes of electing directors. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. These broker non-votes will have no effect on the results of this vote.

Proposal 2: Approval of the Amended and Restated 2007 Equity Incentive Plan
The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter is required to approve the Amended and Restated 2007 Equity Incentive Plan. Abstentions will have the effect of a vote against this proposal. Brokerage firms do not have the authority to vote customers’ unvoted shares held by the firms in street name on this proposal and therefore are not entitled to vote on the matter. These broker non-votes will have no effect on the results of this vote.

Proposal 3: Ratify Appointment of Independent Registered Public Accounting Firm
The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter is required to ratify the selection of our independent registered public accounting firm. Abstentions will have the effect of a vote against this proposal. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. We are not required to obtain the approval of our stockholders to appoint our independent registered public accounting firm. However, our Board believes it is advisable to give stockholders the opportunity to ratify this appointment. If our stockholders do not ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020, the Audit and Compliance Committee of our Board will reconsider its selection.

Proposal 4: Approval, on an Advisory Basis, of Executive Compensation
The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter is required to adopt this resolution. Abstentions will have the effect of a vote against this proposal. Brokerage firms do not have the authority to vote customers’ unvoted shares held by the firms in street name on this proposal and therefore are not entitled to vote on the matter. These broker non-votes will have no effect on the results of this vote. This advisory vote on executive compensation is not binding on our Board. However, the Board will take into account the result of the vote when determining future executive compensation arrangements.

How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “For”, “Withhold” (with respect to the election of directors) and “Against” (with respect to proposals other than the election of directors) votes, abstentions and broker non-votes. Shares represented by abstentions and broker non-votes will be counted in determining whether there is a quorum for the Annual Meeting.

Abstentions will have no effect on Proposal 1 but will have the effect of a vote against Proposal 2, 3 and 4. Broker non-votes will not be counted towards the vote total for any proposal.
Who Will Pay the Costs of Soliciting these Proxies and How Are They Being Solicited?
Amicus will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.
What Constitutes a Quorum for the Meeting?
The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of our Common Stock is necessary to constitute a quorum at the meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions and broker non-votes are counted for purposes of determining whether a quorum exists.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K within four business days after the Annual Meeting.
When are stockholder proposals due for next year’s Annual Meeting?
If you wish to submit a proposal to be considered for inclusion in next year’s proxy materials or nominate a director, your proposal must be in proper form according to Securities and Exchange Commission (“SEC”) Regulation 14A, Rule 14a-8 and received by the Secretary of the Company no later than December 25, 2020. Proposals received after that date will not be included in the proxy materials we send out in connection with the 2021 Annual Meeting of Stockholders. If a proposal is received before that date, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. To be timely in accordance with our Restated By-laws, stockholder notice of any such proposal must be received by us not earlier than November 25, 2020 and not later than December 25, 2020; provided, however, that in the event that the date of the 2021 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the anniversary date of the 2020 Annual Meeting of Stockholders, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 90th day prior to the 2021 Annual Meeting of Stockholders and not later than the close of business on the later of the 60th day prior to the 2021 Annual Meeting of Stockholders or the 10th day following the day on which we make a public announcement of the 2021 Annual Meeting of Stockholders. All stockholder proposals should be marked for the attention of the Chief Legal Officer and Corporate Secretary, c/o Amicus Therapeutics, Inc., 1 Cedar Brook Drive, Cranbury, New Jersey 08512.
Attending the Annual Meeting
The Annual Meeting will be held at the offices of Amicus Therapeutics, Inc., located at 3675 Market Street, Philadelphia, Pennsylvania 19104 on Thursday, June 4, 2020 at 9:00 a.m. Eastern Daylight Time. When you arrive at Amicus, signs will direct you to the appropriate meeting rooms. You are not required to attend the Annual Meeting in order to vote. Out of an abundance of concern for the health and wellbeing of our employees, stockholders and directors due to the emerging COVID-19 pandemic, we are concurrently planning for the possibility that the 2020 Annual Meeting will be held virtually over the Internet. Should we choose this route, we will announce the decision via press release, SEC filing of additional definitive material, and website posting.

PROPOSAL NO. 1—ELECTION OF DIRECTORS
Recommendation:
The Board recommends the vote “FOR” the election of each of Lynn D. Bleil, Bradley L. Campbell, Robert Essner and Dr. Ted W. Love as a director, and proxies solicited by the Board will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy.
The Board has voted to nominate Lynn D. Bleil, Bradley L. Campbell, Robert Essner and Dr. Ted W. Love for election at the Annual Meeting for a term of three years to serve as Class I directors until the 2023 Annual Meeting of Stockholders, and until their respective successors are duly elected and qualified. The Class II directors—Craig A. Wheeler and Burke W. Whitman—and the Class III directors—John F. Crowley, Margaret G. McGlynn, Michael G. Raab and Glenn P. Sblendorio—will serve until the Annual Meetings of Stockholders to be held in 2021 and 2022, respectively, and until their respective successors have been elected and qualified.
Unless authority to vote for any of these nominees is withheld, the shares represented by the signed and dated proxy cards will be voted FOR the election as directors of Ms. Bleil, Mr. Campbell, Mr. Essner and Dr. Love. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted at the discretion of the individuals designated as proxies on the proxy cards. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.
A plurality of the shares voted at the Annual Meeting is required to elect each nominee as a director.
Our Board of Directors
Our Restated Certificate of Incorporation and Restated By-laws provide that our business is to be managed by or under the direction of our Board. Our Board is divided into three classes and one class is elected at each Annual Meeting of Stockholders to serve for a three-year term. Our Board consists of ten members. Our Board is divided amongst three classes as follows:
•
The Class I directors are Ms. Bleil, Mr. Campbell, Mr. Essner and Dr. Love and their term will expire at the 2020 Annual Meeting of Stockholders;

•
The Class II directors are Mr. Wheeler and Mr. Whitman and their term will expire at the 2021 Annual Meeting of Stockholders; and

•
The Class III directors are Messrs. Crowley, Raab, and Sblendorio and Ms. McGlynn, and their term will expire at the 2022 Annual Meeting of Stockholders.

Our Restated Certificate of Incorporation and Restated By-laws provide that the authorized number of directors may be changed only by resolution of the Board. Our Board has authorized that the maximum size of the Board be set at ten members.
On February 25, 2020, our Board, upon the recommendation of the Nominating and Corporate Governance Committee, voted to nominate Ms. Bleil, Mr. Campbell, Mr. Essner and Dr. Love for re-election as Class I directors at the 2020 Annual Meeting for a term of three years to serve until the 2023 Annual Meeting of Stockholders until their respective successors have been duly elected and qualified.
The Board has determined that each of the director nominees possesses the requisite skills, personal integrity, business judgment, industry experience and willingness to devote adequate time and effort necessary to serve as an effective member of the Board. A description of the background of each, along with other specific experiences, qualifications, attributes or skills that contributed to the Board’s decision to nominate the nominees, is set forth below, followed immediately by like disclosure for our existing directors whose terms of office extend beyond the Annual Meeting.
Nominees for Election at the Annual Meeting
Name	Age	Position
Lynn D. Bleil (1)(2)	56	Director
Bradley L. Campbell	44	Director
Robert Essner (3)	72	Director
Ted W. Love, M.D. (2)(4)	61	Director

(1)
Member of the Compensation and Leadership Development Committee

(2)
Member of the Nominating and Corporate Governance Committee

(3)
Member of the Audit and Compliance Committee

(4)
Member of the Science and Technology Committee

Lynn D. Bleil has served as a member of the Board since September 2018. Ms. Bleil led the West Coast Healthcare Practice of McKinsey & Company and was a core leader of McKinsey’s worldwide Healthcare Practice before her retirement as a Senior Partner in 2013, after 25 years at the firm. Currently, Ms. Bleil serves as a member of the Board of Directors of Stericycle, Inc. (NASDAQ: SRCL), Sonova Holding AG (VX: SOON) and Alcon AG (NYSE:ALC). Her prior directorships included DST Systems, Inc. (NYSE: DST), and Auspex Pharmaceuticals (NASDAQ: ASPX). Ms. Bleil received her B.S.E. in Chemical Engineering from Princeton University and her M.B.A. from the Stanford Graduate School of Business.
Skills and Qualifications:   Ms. Bleil brings more than three decades of experience in the broader healthcare industry and biopharma, having advised numerous executives and Boards in the sector on strategic, organizational and operational issues. Her broad expertise in healthcare strategy, business development, go-to-market strategies, reimbursement and policy, contributed to our conclusion that she should be re-elected to serve as a director of the Company and continue to serve as a member of the Compensation and Leadership Development and Nominating and Corporate Governance Committees.
Bradley L. Campbell has served as a member of the Board since June 2018 and as President and Chief Operating Officer since January 2015. Mr. Campbell served as Chief Operating Officer since December 2013 and, prior thereto, as Chief Business Officer since February 2012. From January 2010 to February 2012, Mr. Campbell served as Senior Vice President, Business Operations; from May 2007 to January 2010, as Vice President, Business Planning and from April 2006 until May 2007, as Senior Director, Business Development. Mr. Campbell served as Senior Product Manager of Myozyme© for Pompe Disease and later as Business Director of CV Gene Therapy at Genzyme Corporation from 2002 to 2006. Mr. Campbell has also worked in sales & marketing for Bristol-Myers Squibb and as a business strategy consultant for Marakon Associates. Currently, Mr. Campbell also serves as a director for Progenics (NASDAQ: PGNX). Mr. Campbell received his B.A. from Duke University and his M.B.A. from Harvard Business School.
Skills and Qualifications:   Mr. Campbell’s significant experience within the pharmaceutical industry, much of which has been focused on rare diseases, and expertise in business operations, sales, marketing and product management, along with his service on the Board of Directors of another publicly held biopharmaceutical company, all contributed to the Company’s decision that he should be re-elected a director of the Company as we continue our ongoing expansion as a fully integrated global commercial company.
Robert Essner has served as a member of the Board since June 2012. Mr. Essner retired as Chairman and Chief Executive Officer of Wyeth Pharmaceuticals, Inc., now part of Pfizer Inc., in 2008. During his 32-year career in the pharmaceutical industry, he held several prominent leadership positions, including Chairman of the Pharmaceutical Research and Manufacturers Association. Prior to Wyeth, Mr. Essner spent more than a decade in various management positions at Sandoz Pharmaceuticals Corporation and as President of Sandoz Consumer Healthcare Group. Mr. Essner was formerly a Director at MassMutual Financial Group. He received a Bachelor’s degree from Miami University and a Master’s degree from the University of Chicago.

Skills and Qualifications:   Mr. Essner’s significant executive leadership experience in the pharmaceutical industry, including building and leading pharmaceutical businesses, launching products and managing corporate risks, including as Chairman and Chief Executive Officer of a pharmaceutical company, as well as his service on the Board of Directors of another publicly held company in the pharmaceutical industry, contributed to our conclusion that he should be re-elected to serve as a director of the Company and continue to serve on the Audit and Compliance Committee.
Ted W. Love, M.D., has served as a member of the Board since June 2012. Dr. Love is currently the Chief Executive Officer of Global Blood Therapeutics, Inc. (NASDAQ: GBT). From February 2010 to August 2012, Dr. Love served as Executive Vice President and Head of Research and Development of Onyx Pharmaceuticals, Inc. From 2001 to 2009, Dr. Love was the President, Chief Executive Officer and Chairman of the Board of Directors of Nuvelo Inc. Before joining Nuvelo in 2001, he served as Senior Vice President of Development at Theravance, Inc. Prior to that, Dr. Love spent six years at Genentech, Inc. in a number of senior management positions in Medical Affairs and Product Development. As Vice President of Product Development and Regulatory Affairs at Genentech, Dr. Love oversaw all drugs in development including Herceptin®, Rituxan®, Xolair®, Avastin®, Raptiva and TNKase®. He also served as chairman of Genentech’s Product Development Committee. In addition to Amicus, Dr. Love currently serves on the Board of Directors of Global Blood and Portola Pharmaceuticals Inc. He previously served as a board member of Cascadian Therapeutics. Dr. Love holds a B.A. in molecular biology from Haverford College and an M.D. from Yale Medical School.
Skills and Qualifications:   Dr. Love’s significant medical, scientific and drug development experience, in addition to his executive leadership experience in the pharmaceutical industry, experience as Chief Executive Officer and Chairman of a biopharmaceutical company and service on the Boards of Directors of other publicly held biopharmaceutical companies, contributed to our conclusion that he should be re-elected to serve as a director of the Company and member of the Science and Technology and Nominating and Corporate Governance Committees.
Directors Whose Terms Do Not Expire This Year
Name	Age	Position
John F. Crowley (1)	53	Director
Margaret G. McGlynn (2)(3)	60	Director
Michael G. Raab (4)(5)(6)	55	Director
Glenn P. Sblendorio (7)	64	Director
Craig A. Wheeler (8)(9)	59	Director
Burke W. Whitman (3)(6)	64	Director

(1)
Chairman of the Board

(2)
Chair of the Compensation and Leadership Development Committee

(3)
Member of the Nominating and Corporate Governance Committee

(4)
Lead Independent Director

(5)
Chair of the Nominating and Corporate Governance Committee

(6)
Member of the Audit and Compliance Committee

(7)
Chair of the Audit and Compliance Committee

(8)
Member of the Compensation and Leadership Development Committee

(9)
Chair of the Science and Technology Committee

John F. Crowley has served as a Director, Chairman and Chief Executive Officer since February 2010 and Chief Executive Officer since January 2005, except for the period from April 2011 through August 2011 during which time he served as Executive Chairman. Mr. Crowley has also served as a director of Amicus since August 2004, except for the period from September 2006 to March 2007 when he was in active duty service in the United States Navy (Reserve). Mr. Crowley was President and Chief Executive Officer of Orexigen Therapeutics, Inc. from September 2003 to December 2004. He was President and Chief Executive Officer of Novazyme Pharmaceuticals, Inc., from March 2000 until that company was acquired by Genzyme Corporation (“Genzyme”) in September 2001; thereafter he served as Senior Vice President of Genzyme Therapeutics until December 2002. Mr. Crowley received a B.S. degree in Foreign Service from Georgetown University’s School of Foreign Service, a J.D. from the University of Notre Dame Law School, and an M.B.A. from Harvard Business School.
Skills and Qualifications:   Mr. Crowley possesses strong leadership qualities, demonstrated through his service as an executive in the pharmaceutical industry, including his prior roles as Chief Executive Officer of development stage biopharmaceutical companies. Mr. Crowley has extensive and intimate knowledge of the rare disease community, as well as the needs of people living with rare diseases, and provides our Board with in-depth knowledge of our company through the day-to-day leadership of our executives.
Margaret G. McGlynn has served as a member of our Board since October 2009. She retired from Merck after 26 years including roles as President of Global Vaccines and Infectious Disease and President, U.S. Hospital and Specialty Products. She also served in a variety of executive leadership roles in global and U.S. marketing, sales and managed care. Following her retirement from Merck, Ms. McGlynn served as Chief Executive Officer and President of The International AIDS Vaccine Initiative. Currently, Ms. McGlynn serves as a member of the Boards of Directors of Air Products and Chemicals, Inc. (NYSE: APD) and Vertex Pharmaceuticals, Inc. (NASDAQ: VRTX). She is also Chair of the Board of HCU Network America, a non-profit which provides advocacy and supports research for patients affected by the rare disease homocystinuria. Ms. McGlynn holds a B.S. in Pharmacy and a M.B.A. in Marketing and an honorary doctorate in sciences from the State University of New York at Buffalo.
Skills and Qualifications:   Ms. McGlynn has significant leadership experience in the pharmaceutical industry, including her service as a senior executive of Merck where she led commercialization across several therapeutic areas and geographies and managed large organizations. This experience, combined with her service on biopharmaceutical company boards and a rare disease patient advocacy organization, gives her important insights into Amicus’ business and a comprehensive understanding of compensation management and the relationship of compensation practices to the organization and its development.
Michael G. Raab has served as a member of our Board of Directors since 2004 and as Lead Independent Director since September 2018. Mr. Raab has served as President and Chief Executive Officer of Ardelyx, Inc. (NASDAQ: ARDX) since March 2009. Mr. Raab previously served as a partner of New Enterprise Associates (“NEA”) from June 2002 until December 2008, with a focus on healthcare investing. From 1999 to 2002, he was Senior Vice President, Therapeutics and General Manager, Renagel® at Genzyme Corporation. Mr. Raab currently serves as a member of the Board of Directors of Ardelyx, Inc. Mr. Raab serves as Chairman of Tempest Therapeutics, a San Francisco based clinical stage biotechnology company advancing small molecule therapeutics that modulate anti-tumor pathways. He also serves on the Emerging Companies and Health Section Governing Boards of the Biotechnology Innovation Organization. Mr. Raab holds a B.A. from DePauw University.
Skills and Qualifications:   Mr. Raab has significant experience in drug development and commercialization of products in the rare diseases, cardio renal and GI diseases. He also has extensive management experience in the biopharmaceutical industry serving as Chief Executive Officer of a late stage biopharmaceutical company and from his prior time overseeing NEA investments in pharmaceuticals and biotechnology. Mr. Raab also brings a global perspective and an integrity-based approach to compliance and governance matters and devotes substantial time to Amicus matters.
Glenn P. Sblendorio has served as a member of our Board since June 2006. Mr. Sblendorio is currently Chief Executive Officer of IVERIC bio, Inc. (NASDAQ: ISEE), formerly Ophthotech Corporation (NASDAQ: OPHT), a position that he has held since 2017 and is a member of the Board of Directors of IVERIC. Prior to IVERIC, Mr. Sblendorio was President and Chief Financial Officer of The Medicines Company (NASDAQ: MDCO) from March 2006 through March 2016 and was a member of the Board of Directors of the Medicines Company from July 2011 through December 31, 2015. Before joining The Medicines Company, Mr. Sblendorio was Executive Vice President and Chief Financial Officer of Eyetech Pharmaceuticals, Inc. from February 2002 until it was acquired by OSI Pharmaceuticals, Inc. in November 2005. Mr. Sblendorio also serves as a member of the Board of Directors of Intercept Pharmaceuticals, Inc. (NASDAQ: ICPT) (Chair, Audit). Mr. Sblendorio received his B.B.A. from Pace University and his M.B.A. from Fairleigh Dickinson University.
Skills and Qualifications:   Mr. Sblendorio has significant corporate leadership experience, industry knowledge and demonstrated knowledge of financial and financing matters through his prior experience in leading pharmaceutical companies. He brings substantial expertise in the management of financial and compliance risks associated with global pharmaceutical operations and financial management strategies. Mr. Sblendorio’s specific expertise includes his service on other boards and he devotes significant time to Amicus matters both in scheduled meetings and with management and the auditors. He is the “audit committee financial expert” as defined in the SEC regulations, with particular expertise in the matters faced by the audit committee of a company with its commercial revenue guidance, geographic expansion and related expenses.
Craig A. Wheeler has served as a member of our Board since June 2016. Since September 2006, Mr. Wheeler has served as President and Chief Executive Officer of Momenta Pharmaceuticals, Inc. (NASDAQ: MNTA). At Momenta, Mr. Wheeler led the company through the launch of its first complex drug products. He has overseen the company’s growth into the diversified business it is today. In 2011, he was an E&Y Entrepreneur of the Year Regional Award winner. In May 2012, the Boston Globe named Momenta the number one company in their annual Globe 100 survey of top performing companies. Prior to joining Momenta, Mr. Wheeler was President of Chiron Biopharmaceuticals where, during his five-year tenure, he led US and European commercial organizations and the pharmaceutical division’s global sales more than doubled. Before that, he was a senior member of The Boston Consulting Group’s health care practice and worked extensively in the health care sector with focus on pharma and biotech, particularly in regard to corporate and R&D strategy. He began his career at Merck & Company, Inc.’s (NYSE: MRK) MSDRL research unit. He also previously served as the Chairman of the Board of Avanir Pharmaceuticals, Inc. where he helped oversee the transition of the company from a research-based platform to a fully integrated CNS pharmaceutical company until 2015 when it was acquired by Otsuka Pharmaceuticals for $3.5 billion. Mr. Wheeler received his B.S. and M.S. in chemical engineering from Cornell University and his M.B.A. from the Wharton School of the University of Pennsylvania.
Skills and Qualifications:   Mr. Wheeler has extensive pharmaceutical industry knowledge and leadership experience, including his demonstrated expertise in drug development, manufacturing and the technical issues facing growing biopharmaceutical companies.

Burke W. Whitman has served as a member of the Board since June 2019. Since 2019, he has also served as a member of the Board of Directors of Omega Healthcare Investors (NYSE: OHI) (Audit Committee); member of the Reserve Forces Policy Board (Advisor to the Secretary of Defense); and member of the Board of Trustees of The Lovett School (Atlanta). In business from 1988 to 2008, he served as Chief Executive Officer and initially Chief Operating Officer of Health Management Associates (NYSE: HMA) 2005-08; Chief Financial Officer of Triad Hospitals (NYSE: TRI) 1998-2005; President of Deerfield Healthcare (private) 1994-98; Vice President of Finance of Almost Family (Nasdaq: AFAM) 1992-94; and Investment Banker with Morgan Stanley (NYSE: MS) 1988-92. Concurrently in national service 1985-2019, he served as a reserve officer of the United States Marine Corps, including active duty 1985 to 1988 and 2009 to 2018, where he led five combat deployments, was the Commanding General of 4th Marine Division and Marine Forces Reserve, served with the Secretary of Defense, and retired as a Major General and the Corps’ senior reservist. Mr. Whitman previously served on the Board Directors of the Toys for Tots Foundation (Investment Chair), Board of Directors of the Federation of American Hospitals (Audit Chair), Board of Visitors of Marine Corps University, and Founders Group of the National Museum of the Marine Corps. Mr. Whitman earned a B.A. from Dartmouth College, a Master of Strategic Studies degree from the Army War College, and an M.B.A. from Harvard Business School.
Skills and Qualifications:   Mr. Whitman brings experience as an executive and board leader for business, nation, and civil society. His knowledge of financial strategy, planning and growth, as well as his experienced leadership in healthcare, and organizational governance matters, bring a wealth of experience and unique perspective to our global biopharma business.
Committee Memberships
Directors	Independent	Age	Director Since	Audit and Compliance	Compensation and Leadership Development	Nominating and Governance	Science and Technology
Lynn D. Bleil	✓	56	2018		✓	✓
Bradley L. Campbell		44	2018
John F. Crowley (CH)		53	2010
Robert Essner	✓	72	2012	✓
Ted W. Love, M.D.	✓	61	2012			✓	✓
Margaret G. McGlynn	✓	60	2009		C	✓
Michael G. Raab (LD)	✓	55	2004	✓		C
Glenn P. Sblendorio	✓	64	2006	C
Craig A. Wheeler	✓	59	2016		✓		C
Burke W. Whitman	✓	64	2019	✓		✓

“CH”
Chairman of the Board

“C”
Committee Chair

“LD”
Lead Director

AMICUS CORPORATE GOVERNANCE
General
This section describes key corporate governance policies and practices that we believe ensure that Amicus is managed for the long-term benefit of all our stakeholders. We continuously review these policies and practices and compare them to those of our peer group and those suggested by various authorities in corporate governance to ensure we adopt best industry practices. Policies and practices that we have adopted include criteria for selecting director nominees, board leadership structure, and responsibilities of the Board of Directors and its committees, among others. Complete copies of our Corporate Governance Guidelines, Board Committee charters, and Code of Conduct are available on the “Investors—Corporate Governance” section of our website, www.amicusrx.com. You may also request a copy of these documents in writing to:

Amicus Therapeutics Inc., 1 Cedar Brook Drive, Cranbury, N.J. 08512, Attn: Ellen Rosenberg, Corporate Secretary.
Corporate Governance Guidelines
Our Board of Directors has adopted corporate governance guidelines to assist our directors in the exercise of their duties and responsibilities and to serve the best interests of Amicus and its stakeholders. These guidelines provide, among other things, that:
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The responsibility of the Board is to oversee the business and operations of Amicus;

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The majority of the Board must be independent directors;

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The directors have full access to management and to outside independent consultants as needed;

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The Board conducts an annual self-evaluation; and

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The Board establishes appropriate limitations for service as directors on other company boards.

Director Independence
Our Board has reviewed the materiality of any relationship that each of our directors has with Amicus, either directly or indirectly, as well as other factors that may impact the independence determination for each of our directors. Based on this review, our Board has determined that the following directors are “independent directors” as defined by the rules and regulations of The Nasdaq Stock Market LLC (“NASDAQ”): Mses. Bleil and McGlynn, Messrs. Essner, Raab, Sblendorio, Wheeler and Whitman and Dr. Love.
Board Leadership Structure
In February 2010, the Board elected Mr. Crowley as chairman of the Board, in addition to his role as chief executive officer, to succeed Donald J. Hayden, Jr. In September 2018, the Board appointed Mr. Raab as Lead Independent Director following Mr. Hayden’s resignation. As Lead Independent Director, Mr. Raab is responsible for, among other things:
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leading executive sessions of the Board’s independent directors,

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advising the independent Board Committee chairs in fulfilling their responsibilities to the Board,

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assisting the Board and the Company’s officers in complying with the Company’s governance guidelines, and

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overseeing the process of evaluating, developing and compensating the chief executive officer.

The Company combines the chairman and chief executive officer positions because it believes that, at this critical juncture in the Company’s development, Mr. Crowley is best suited to oversee the development and implementation of the Company’s strategic vision including our ongoing expansion as a fully integrated global commercial company. Mr. Crowley’s tenure as chairman also reflects the Board’s confidence in his leadership and vision for the Company and recognizes his accomplishments since joining the Company. The Company believes that the role of Lead Independent Director position, held by Mr. Raab, provides the Company with a governance structure that best advances the objectives of the Company while maintaining proper checks and balances on senior management, and providing the independent members of the Board with open and transparent communication regarding the Company’s strategic planning activities.
Risk Oversight Management
Our Board provides risk oversight for the Company primarily through its Enterprise Risk Program which is carried out through its various committees. These Committees provide regular updates to the Board on key risk issues and mitigation strategies. For example, the Audit and Compliance Committee provides oversight into key areas of the Enterprise Risk Program, including financial, cybersecurity and compliance risks. Under the Enterprise Risk Program, the Company identifies risks utilizing various methodologies, including interviews with senior employees and consultation with expert advisors. The Company then evaluates the identified risks and implements procedures and activities, as necessary, which are designed to manage and mitigate such risks. The Company will present reports on this risk identification, management and mitigation process along with regular updates on compliance issues generally to the Audit and Compliance Committee, who provides guidance and feedback to senior management. The Audit and Compliance Committee apprises the Board of any developments under this plan throughout the year. The Chief Compliance Officer has a dotted line reporting to the Audit and Compliance Committee and provides quarterly updates on the development of the Compliance Program and any reports of violations of the Code of Conduct or other policies. Additionally, the Nominating and Corporate Governance Committee, Compensation and Leadership Development Committee and Science and Technology Committee have also been delegated oversight authority by the Board for areas in the committees’ areas of expertise under the Enterprise Risk Program. The Nominating and Corporate Governance Committee monitors and reviews risks associated with corporate social responsibility matters and stockholder proposals, recommending to the Board mitigating steps. Similarly, the Compensation and Leadership Development Committee monitors and informs the Board of developments and risks associated with compensation structures, diversity, pay equity and employee growth and turnover, both within the Company and greater corporate landscape. Finally, the Science and Technology Committee monitors and informs the Board of risks related to clinical, regulatory, intellectual property, supply chain and manufacturing matters.
Code of Conduct and Ethics
We have adopted a Code of Conduct and ethics that applies to all of our employees, including our principal executive officer and principal financial and accounting officer, and our directors. The text of the Code of Conduct and ethics is posted on our web site at www.amicusrx.com and will be made available to stockholders without charge, upon request, in writing to The Office of the Corporate Secretary, c/o Amicus Therapeutics, Inc. at 1 Cedar Brook Drive, Cranbury, New Jersey 08512. Disclosure regarding any amendments to, or waivers from, provisions of the Code of Conduct and ethics that apply to our directors, principal executive and financial and accounting officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless web site posting of such amendments or waivers is then permitted by the rules of NASDAQ.
Director Attendance
During the year ended December 31, 2019, there were eight meetings of our Board, and the various committees of the Board met a total of nineteen times. Each director attended 75% or more of the total number of meetings of the Board and of committees of the Board on which he or she served during 2019, with no director falling below 89% attendance. The Board has adopted a policy under which each member of the Board is strongly encouraged to attend each Annual Meeting of our Stockholders. All of the directors attended our 2019 Annual Meeting of Stockholders.
Committees of the Board and Meetings
Our Board has an Audit and Compliance Committee, a Compensation and Leadership Development Committee, a Nominating and Corporate Governance Committee and a Science and Technology Committee, each of which has the composition and responsibilities described below.
Audit and Compliance Committee.   Our Audit and Compliance Committee met five times during 2019. The current members of our Audit and Compliance Committee are Messrs. Essner, Raab, Sblendorio and Whitman. Mr. Sblendorio is the Chair of the Audit and Compliance Committee.
Our Board has determined that Mr. Sblendorio is an Audit and Compliance Committee financial expert within the meaning of Item 407(d)(5) of Regulation S-K and has “accounting or related financial management expertise” within the meaning of the rules and regulations of NASDAQ. Our Audit and Compliance Committee was established in accordance with Section 3(a)(58) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Audit and Compliance Committee assists our Board in its oversight of the integrity of our financial statements, our independent registered public accounting firm’s qualifications and independence and the performance of our independent registered public accounting firm.
Our Audit and Compliance Committee’s responsibilities include:

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appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

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overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from our independent registered public accounting firm;

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reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

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monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

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reviewing the Company’s Code of Conduct, including adherence thereto, and monitoring our compliance programs generally, periodically reporting to the full Board;

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overseeing matters related to the Company’s enterprise risk management programs, processes and policies;

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monitoring cybersecurity risk and reporting periodically to the full Board;

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establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

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meeting independently with our independent registered public accounting firm and management;

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meeting independently with our Chief Compliance Officer; and

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preparing the Audit Committee report required by SEC rules.

All audit and non-audit services to be provided to us by our independent registered public accounting firm must be approved in advance by our Audit and Compliance Committee.
NASDAQ rules require that all members of the Audit and Compliance Committee be independent directors, as defined by the rules of NASDAQ and the SEC. Our Board has determined that all the members of the Audit and Compliance Committee satisfy the independence requirements for service on the Audit and Compliance Committee.
A copy of the Audit and Compliance Committee written charter is publicly available on our web site at www.amicusrx.com.
Compensation and Leadership Development Committee.   Our Compensation and Leadership Development Committee met five times during 2019. Mses. Bleil, McGlynn, and Mr. Wheeler are the members of our Compensation and Leadership Development Committee. Ms. McGlynn is the chair of the Compensation and Leadership Development Committee. Our Compensation and Leadership Development Committee assists our Board in the discharge of its responsibilities relating to the compensation of our executive officers. The Compensation and Leadership Development Committee has retained Pay Governance, LLC (“Pay Governance”) as its independent executive compensation consultant. Pay Governance reports directly to the Compensation and Leadership Development Committee and provides guidance on matters including trends in executive and non-employee director compensation, the development of certain executive compensation programs, determination of the Company peer group and other matters as directed by the Compensation and Leadership Development Committee. Pay Governance does not provide any other services to the Company. Based on the consideration of the various factors as set forth in the rules of the SEC, the Compensation and Leadership Development Committee has determined that its relationship with Pay Governance and the work of Pay Governance on behalf of the Compensation and Leadership Development Committee has not raised any conflict of interest.
Our Compensation and Leadership Development Committee’s responsibilities include:
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reviewing and approving executive officer compensation including the compensation of our Chief Executive Officer;

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overseeing compensation and benefits for directors and Board Committee members;

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overseeing the evaluation of performance of our senior executives;

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overseeing and administering, and making recommendations to our Board with respect to our cash and equity incentive plans;

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reviewing and approving potential executive and senior management succession plans;

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reviewing and approving non-routine employment agreements, severance agreements and change in control agreements;

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reviewing and recommending to the Board organizational and leadership development plans and programs;

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assessing and monitoring the Company’s organizational health, leadership development programs and processes designed to attract, develop, motivate and retain employees;

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assessing and monitoring diversity and pay equity across all levels of the Company, including the review of programs and initiatives related thereto, periodically updating the Board;

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reviewing and recommending to the Board for approval the annual corporate goals and objectives; and

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reviewing the Company’s performance against the annual corporate goals and objectives and recommending to the Board a corporate multiplier which represents the percentage of achievement against the corporate goals and objectives.

Our Board has determined that the members of our Compensation and Leadership Development Committee qualify as independent directors under the rules and regulations of NASDAQ and the SEC.
A copy of the Compensation and Leadership Development Committee’s written charter is publicly available on our web site at www.amicusrx.com.
Further discussion of the process and procedures for considering and determining executive compensation, including the role that our executive officers play in determining compensation for other executive officers, is included below in the section entitled “Compensation Discussion and Analysis.”
Please also see the report of the Compensation and Leadership Development Committee set forth elsewhere in this Proxy Statement.
Nominating and Corporate Governance Committee.   Our Nominating and Corporate Governance Committee met four times during 2019. Mses. Bleil and McGlynn, Messrs. Raab and Whitman, and Dr. Love are the members of our Nominating and Corporate Governance Committee. Mr. Raab chairs the Nominating and Corporate Governance Committee.
Our Nominating and Corporate Governance Committee’s responsibilities include:
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recommending to our Board the persons to be nominated for election as directors and to each of the Board’s Committees;

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conducting searches for appropriate directors;

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reviewing the size, composition and structure of our Board;

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developing and recommending to our Board corporate governance principles;

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overseeing a periodic self-evaluation of our Board and any Board Committees; and

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overseeing and monitoring Company issues related to activism, corporate social responsibility, sustainability and philanthropy, periodically reporting to the Board.

Our Board has determined that the members of our Nominating and Corporate Governance Committee qualify as independent directors under the rules and regulations of NASDAQ and the SEC.
A copy of the Nominating and Corporate Governance Committee’s written charter is publicly available on our web site at www.amicusrx.com.

Science and Technology Committee.   Our Science and Technology Committee met five times in 2019. Dr. Love and Mr. Wheeler are currently members of our Science and Technology Committee. Mr. Wheeler serves as Chair of the committee.
Our Science and Technology Committee’s responsibilities include:
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identifying and discussing new and emerging trends in pharmaceutical science, technology and regulation to ensure that the Company makes well informed choices in the investment of its Research and Development resources;

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reviewing, evaluating and advising the Board regarding the quality, direction and competitiveness of the Company’s Research and Development programs;

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overseeing risk management in the area of product quality and safety, including development and implementation of policies regarding the same;

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reviewing, evaluating and advising the Board regarding the Company’s overall manufacturing strategy to ensure that the Company makes well informed choices in the investment in manufacturing capabilities and secures appropriate levels of drug supply and drug product;

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reviewing, evaluating and advising the Board regarding the Company’s clinical and regulatory strategy, goals and objectives, and progress in achieving the clinical and regulatory strategy, goals and objectives; and

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reviewing and making recommendations to the Board on the Company’s internal and external investments in science and technology and evaluating the Company’s current scientific resource and personnel needs.

Our Board has determined that the members of the Science and Technology Committee qualify as independent directors under the rules and regulations of NASDAQ and the SEC. A copy of the Science and Technology Committee’s written charter is publicly available on our web site at www.amicusrx.com.
Policies Governing Director Nominations
Director Qualifications and Skills.   Our Nominating and Corporate Governance Committee is responsible for reviewing with the directors from time to time the appropriate qualities, skills and characteristics desired of members of the Board in the context of the needs of the business and the composition of the Board. This assessment includes consideration of the following minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by all directors:
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a reputation for integrity, honesty and adherence to high ethical standards;

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the ability to exercise sound business judgment;

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substantial business or professional experience and the ability to offer meaningful advice and guidance to the Company’s management based on that experience; and

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the ability to devote the time and effort necessary to fulfill their responsibilities to the Company.

The Nominating and Corporate Governance Committee also considers numerous other qualities, skills and characteristics when evaluating director nominees, including whether the nominee has specific strengths that would augment existing skills and experience of the Board, such as expertise and experience in science & technology, healthcare provision & payment, regulatory, commercialization, pricing & reimbursement, public policy, finance & capital markets, talent management, Biopharma manufacturing, compliance or international life science—and whether the nominee brings diversity or leadership experience as a chief executive officer/chief operating officer or board director within public companies or other complex organizations. The following matrix highlights each director’s primary skills or knowledge in these areas as identified by the Nominating and Corporate Governance Committee. As the matrix focuses solely on primary skills and knowledge, the absence of a mark does not necessarily indicate that the director does not possess such skill or knowledge.

Experience/Skills	Bleil	Campbell	Crowley	Essner	Love	McGlynn	Raab	Sblendorio	Wheeler	Whitman
Leadership experience (public company CEO/COO)
Public company Board service/governance experience
Science/technology
Healthcare provision and payment
Regulatory
Commercial/go-to-market
Pricing/Reimbursement/Access
Government/public policy
Financial/capital markets
Talent management/organization
Biopharma manufacturing operations
Healthcare/BioPharma Compliance
International life science business
Gender, ethnic or other diversity
Process for Identifying and Evaluating Director Nominees.   Our Nominating and Corporate Governance Committee has established a process for identifying and evaluating nominees for director. Although the Nominating and Corporate Governance Committee will consider nominees recommended by stockholders, it believes that the process it uses to identify and evaluate nominees for director is designed to produce nominees that possess the educational, professional, business and personal attributes that are best suited to further the Company’s mission. Our Nominating and Corporate Governance Committee may identify nominees using professional search firms that may utilize proprietary screening techniques to match candidates to the Nominating and Corporate Governance Committee’s specified qualifications. The Nominating and Corporate Governance Committee may also receive recommendations from existing directors, executive officers, key business partners, and trade or industry affiliations. Our Nominating and Corporate Governance Committee will evaluate nominations at regular or special meetings, and in evaluating nominations, will seek to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth above under “Director Qualifications.” The Board itself is ultimately responsible for recommending candidates for election to the stockholders or for appointing individuals to fulfill a vacancy. Although the Board does not have a policy with regard to the consideration of diversity in identifying director nominees, among the various factors the Nominating and Corporate Governance Committee considers in selecting candidates for nomination to the Board are the benefits to the Company of national origin, gender, race, scientific and pharmaceutical experience and cultural diversity in board composition.

Procedures for Recommendation of Director Nominees by Stockholders.   The Nominating and Corporate Governance Committee will consider director candidates recommended by our stockholders. In evaluating candidates recommended by our stockholders, the Nominating and Corporate Governance Committee applies the same criteria set forth above under “Director Qualifications.” Any stockholder recommendations of director nominees proposed for consideration by the Nominating and Corporate Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed in writing to the Nominating and Corporate Governance Committee, care of: Amicus Therapeutics Inc., 1 Cedar Brook Drive, Cranbury, New Jersey 08512, Attention: Corporate Secretary. In addition, our Restated By-laws permit stockholders to nominate directors for consideration at an annual stockholder meeting in accordance with certain procedures described in this Proxy Statement under the heading “Stockholder Proposals and Nominations for Director.”
Compensation and Leadership Development Committee Interlocks and Insider Participation.   Ms. Bleil, Ms. McGlynn and Mr. Wheeler are the members of our Compensation and Leadership Development Committee. None of the members of our Compensation and Leadership Development Committee has ever been an officer or employee of the Company. None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more of its executive officers serving as a member of our Board or our Compensation and Leadership Development Committee.
Stockholder Communications to the Board
Our Board provides a process for stockholders to send communications to the Board. Any stockholders who wish to address questions regarding our business directly with our Board, or any individual director, should direct his or her questions in writing to the Chairman of the Board or the Secretary of the Board, c/o Amicus Therapeutics, Inc., 1 Cedar Brook Drive, Cranbury, New Jersey 08512. Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications.
Executive Officers
The following is a brief summary of the background of each of our executive officers, except for Messrs. Crowley and Campbell whose backgrounds may be found above under “Our Board of Directors”:
Daphne Quimi, 54, has served as the Company’s Chief Financial Officer since January 1, 2019. Previously she served as the Company’s Senior Vice President, Finance and has been employed with Amicus since September 2007. Prior to Amicus, Ms. Quimi served as Director of Consolidations and External Reporting at Bristol-Myers Squibb. She also held roles of increasing responsibility in the finance department at Johnson & Johnson. Ms. Quimi brings extensive experience in public accounting and financial reporting. Ms. Quimi received a B.S. in Accountancy from Monmouth University and an M.B.A. from the Stern School of Business of New York University. She is a certified public accountant in New Jersey.
Ellen S. Rosenberg, 57, has served as our Chief Legal Officer and Corporate Secretary since December 2018 and our General Counsel and Corporate Secretary since February 2016. Prior to joining Amicus, she served as a Senior Vice President of Shire Pharmaceuticals. Prior to Shire, Ms. Rosenberg was Associate General Counsel for the Metabolic Endocrinology division at EMD Serono Inc., the U.S. affiliate of Merck KGaA. Ms. Rosenberg brings extensive and broad ranging legal experience in the biopharmaceutical and medical device industry including mergers and acquisitions, licensing, corporate governance, product launches, risk management, litigation, investigations and compliance matters. Ms. Rosenberg also has significant experience building and developing legal teams and the in-house legal function. Ms. Rosenberg received a B.A. from the University of Connecticut and a J.D. from the University of Pennsylvania Law School.
David M. Clark, 45, has served as our Chief People Officer since October 2018. Mr. Clark was previously Vice President of Global Human Resources at Alibaba Group, headquartered in Hangzhou, China, from September 2016 to August 2018. Prior to that, David spent eight years at American Express, where he was Senior Vice President of Human Resources (HR) and Chief Learning Officer. While there, David was a senior HR Business Partner and led the transformation of learning, leadership development and performance management. Previously, David was a Commissioned Officer on the White House senior staff. As Deputy Assistant to the President of the United States, he led the recruitment and development of the 4,000 most senior leaders in the U.S. government. David received a B.S. in political science from Indiana State University. He is an Eagle Scout and serves on the National Executive Board of the Boy Scouts of America. David is also the Chairman of the Board of the Make-A-Wish Foundation of America.
Hung Do, Ph.D., 52, has served as Chief Science Officer since July 2015. Previously, he served as the Company’s Senior Vice President, Discovery Biology since December 2013. Prior to joining Amicus, Dr. Do was a co-founder and Chief Scientific Officer of Callidus Biopharma, Inc. (“Callidus”), a privately held biologics company that was acquired by Amicus. Prior to founding Callidus, he headed early discovery research to decipher the mechanism of action for small molecule pharmacological chaperones at Amicus. He previously helped to demonstrate proof of concept for ERTs and served as the project leader for a second generation Pompe ERT at Genzyme. Dr. Do also led molecular biology, cell culture and purification work and helped develop an in vitro protein modification process for improving drug targeting for protein therapeutics at Novazyme Pharmaceuticals, Inc., which was acquired by Genzyme. Dr. Do holds a Ph.D. in medical biochemistry and genetics from Texas A&M University and was a post-doctoral fellow in Hematology/Oncology at Emory University.
Jay Barth, M.D., 56, has served as Chief Medical Officer since March 2014. Prior to joining Amicus, Dr. Barth held roles of increasing responsibility at PTC Therapeutics from 2009 to 2014. He most recently served as PTC Therapeutics’ Senior Vice President, Clinical Development. Previously Dr. Barth served as Executive Director of Clinical Research at Merck; as Vice President, Clinical Research and Medical Affairs at Altana Pharma US, Inc.; and as Senior Director, Global Head of Gastroenterology Clinical Research at Eisai Medical Research Inc. Dr. Barth received a B.A. from Columbia University and an M.D. from the University of Pennsylvania School Of Medicine.
Samantha Prout, 42, has served as Vice President, Finance, since March of 2020, Global Controller since March of 2018 and Principal Accounting Officer since June of 2018. Prior to joining Amicus, Ms. Prout spent nearly three years at NRG Energy (“NRG”), first as Controller for Home Solar division, then as the Director of Financial Reporting. Prior to joining NRG, Ms. Prout spent over 15 years at KPMG LLP, the final nine as an Audit Senior Manager serving the life science practice in New Jersey. Ms. Prout received a Bachelor of Arts from Gettysburg College and is a certified public accountant in New Jersey.

COMPENSATION DISCUSSION AND ANALYSIS—2019
Executive Summary
The Compensation and Leadership Development Committee, in consultation with the Board, is responsible for establishing, implementing and overseeing our overall compensation strategy and policies, including our executive compensation program, in a manner that supports our business objectives. Our Compensation and Leadership Development Committee determined that in 2019, the Company significantly advanced as a leading orphan and rare disease company with global commercial operations and a diversified product pipeline. The specific milestones achieved in 2019 in support of the Company’s business strategy and this conclusion by the Compensation and Leadership Development Committee are described below under the heading “Annual Cash Incentive Plan”.
Our Compensation and Leadership Development Committee adheres to a longstanding pay-for-performance philosophy and 2019 was another strong year for Amicus as we exceeded most of our corporate goals which resulted in an annual corporate multiplier of 121%. The Compensation and Leadership Development Committee evaluates our compensation program, taking into consideration best practices and emerging trends, stockholder input as well as data and feedback provided by our independent executive compensation consultant, Pay Governance. In the past year, we have continued to take measures to align our compensation program with stockholder interests including the following actions:
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Base salaries comprise approximately 11% of our named executive officers’ total compensation on an aggregate basis, with Mr. Crowley’s 2019 salary representing approximately 6% of his total compensation (or 7% of his direct compensation). For 2019, the Compensation and Leadership Development Committee determined that Mr. Crowley would receive an increase in his base salary of 3%. Additionally, approximately 8% of Mr. Crowley’s total compensation in 2019 was represented by payments we make to him for medical expenses incurred for the treatment of a rare medical condition afflicting two members of Mr. Crowley’s immediate family.

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A large portion of our named executive officers’ compensation was represented by long-term incentives, including the grant date fair value of equity awards, which are inherently performance based. Approximately 80% of Mr. Crowley’s total compensation (or 87% of his direct compensation) was in the form of long-term incentives. For our other named executive officers, on average, approximately 76% of their total compensation for 2019 was represented by long-term incentives.

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For 2019, the Compensation and Leadership Development Committee determined that Mr. Crowley, along with the Senior Leadership team, including all of our named executive officers, would continue to receive 1/3 the value of annual equity grants in Stock Options, 1/3 in Restricted Stock Units (“RSUs”) and 1/3 in Performance Restricted Stock Units (“PRSUs”). The PRSUs utilized performance measures of relative total shareholder return, revenue and strategic pipeline metrics. Similar to stock options, utilizing PRSUs aligns the management team with shareholders and strengthens our pay for performance philosophy, because these awards only deliver value to our named executive officers if the Company achieves the long-term performance goals determined by the Compensation and Leadership Development Committee.

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The PRSUs granted in 2017, which had a three-year measurement period ending in 2019, paid out at 120.9% of target reflecting the Company’s strong absolute and relative share price performance and pipeline progress over this period.

The results of our compensation program in 2019 show a clear heavy weighting on performance-based compensation for the chief executive officer and named executive officers.

The graphs above display the base salary, cash bonus, stock option value, RSU value and PRSU value of our chief executive officer and our named executive officers (excluding the chief executive officer). The medical expense benefit that our chief executive officer receives is excluded from his chart.
Stock Ownership Guidelines
In 2018, we implemented stock ownership and retention guidelines for our directors, named executive officers and chief medical officer to ensure that each of them has a long-term equity stake in Amicus, in order to both closely align the interests of directors and officers to those of our shareholders and to further our commitment to corporate governance.

Under the stock ownership guidelines, these executive officers and non-employee directors must maintain a multiple of their annual retainer or salary, as applicable, as follows:
Position	Stock Retention Amount
Chief Executive Officer	4 times executive’s base salary
President	2 times executive’s base salary
Other Executive Officers	1 time executive’s base salary
Directors	3 times director’s annual retainer
Each of these executive officers or directors has five years from the date of implementation of the policy (or, if later, from date of hire) to attain the required stock ownership. Stock ownership includes shares of Common Stock and any restricted stock units (including any vested PRSUs) that were settled and deferred into the Stock Deferral Plan (as defined below). All named executive officers and directors have met or are on track to meet the stock ownership guidelines. The Compensation and Leadership Development Committee of the Board monitors compliance with this policy and will take any actions necessary to ensure compliance.
Prohibition on Hedging and Pledging
The Company considers it inappropriate for persons employed by or associated with the Company to engage in certain transactions related to the securities of the Company (“Subject Securities”) that could result in their interests no longer being aligned with the same interests and objectives as other stockholders of the Company. Therefore, as part of its Anti-Hedging and Anti-Pledging Policy, the Company restricts these persons from hedging, engaging in short-sales, transacting in publicly traded options, and pledging Subject Securities.
Certain hedging and monetization transactions involve the establishment of a short position in the Subject Securities and limit or eliminate a person’s ability to profit from an increase in the value of the Subject Securities. Accordingly, these transactions can cause a person’s interests to be misaligned with other stockholders of the Company. The Company therefore prohibits its directors, executive officer and employees from engaging in any hedging and monetization transactions involving the Subject Securities. The Company’s directors and executive officers are also prohibited from engaging in short sales of Subject Securities (sales of securities that are not then owned).
Subject Securities held in a margin account or pledged as collateral for a loan may be sold without a person’s consent if he or she fails to meet a margin call or defaults on a loan, which may occur at a time when the covered person is aware of material nonpublic information or is otherwise not permitted to trade in Company securities. Therefore, our directors, executive officers and employees are prohibited from engaging in these activities.
Clawback Policy
We also have a policy for recoupment of performance-based compensation in the event of a financial restatement. Our policy provides that in the event of a financial restatement, the Board will seek to recover any incentive-based compensation and equity awards made to an executive officer during the three-year period preceding a restatement. In determining whether a recoupment is necessary, the Board may consider (1) the executive officer’s intentional misconduct or gross negligence that was a contributing factor to the restatement; (2) the amount of incentive compensation or equity award predicated on achieving financial results that were part of the restatement; and (3) the difference in the amount of incentive compensation or equity award that would have been awarded based upon the restatement.
Other factors that the Board can consider include (1) whether the recoupment would violate law or prejudice a claim; (2) other penalties or repercussions, instead of recoupment; and/or; (3) the nature of events leading to a restatement.
The Board retains the discretion to amend the policy as appropriate.
Executive Compensation
We describe our executive compensation program below and provide an analysis of the compensation paid and earned in 2019 by our “named executive officers”—our chief executive officer, chief financial officer, and three other most highly compensated executive officers. In 2019, our named executive officers were:

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Chairman and Chief Executive Officer, John F. Crowley;

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Chief Financial Officer, Daphne Quimi;

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President and Chief Operating Officer, Bradley L. Campbell;

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Chief Science Officer, Hung Do; and

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Chief Legal Officer and Corporate Secretary, Ellen S. Rosenberg.

Executive Compensation Governance Practices
Below we summarize certain executive compensation related governance practices that we follow and that we believe serve our stockholders’ long-term interests.
What We Do:
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Maintain an executive compensation program designed to align pay with performance

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Conduct an annual say on pay vote

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Seek input from, listen to and respond to stockholders

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Have double trigger on executive severance arrangements and executive stock option grants

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Prohibit hedging and pledging of company stock

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Retain an independent compensation consultant

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Maintain stock ownership guidelines for executives and directors

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Maintain a clawback policy

What We Do Not Do:
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Provide executives with tax gross-ups other than for Company required relocations

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Provide guaranteed bonuses

“Say on Pay” Consideration
At our 2019 annual meeting of stockholders, approximately 98% of the shares voted at the meeting approved, on an advisory basis, the compensation of the named executive officers. In addition to the voting at the annual meeting, we proactively engaged with major stockholders representing approximately 71% of shares outstanding on the Company’s pay practices. The vast majority of the shares voted approved the ‘say on pay’ advisory proposal and the Compensation and Leadership Development Committee continues to focus on pay practices that align compensation with performance. The Compensation and Leadership Development Committee placed a continued emphasis on performance-based pay, in tying one third of the targeted equity compensation value to the performance of Amicus in Total Shareholder Return and pipeline and revenue goals over three years. The Compensation and Leadership Development Committee monitors and considers the results of the annual advisory “say on pay” proposal and feedback received from stockholders.
Objectives and Philosophy of Executive Compensation
We are a global patient-dedicated biotechnology company engaged in the discovery, development and commercialization of a diverse set of novel treatments for patients living with rare metabolic diseases. We operate in an extremely competitive, rapidly changing and heavily regulated industry, and the long-term success of our business requires a high degree of innovation and adaptability. We believe that the skill, talent and dedication of our executive officers are critical factors affecting our long-term success, especially at this critical time in our history as we execute our business strategy. Therefore, our compensation program for our executive officers, including our named executive officers, is designed to attract, retain and motivate the best possible executive talent. Utilizing a pay-for-performance compensation philosophy, we have designed a program that provides the ability to differentiate the total compensation mix of our named executive officers based on their demonstrated performance and their potential to contribute to our long-term success.

Our compensation philosophy is to:
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provide our executives a competitive total compensation opportunity relative to the organizations with which we compete for executive talent;

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attract and retain individuals of superior ability and managerial talent who can successfully perform and succeed in our environment;

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increase the incentive to achieve key strategic and financial performance measures by linking compensation opportunities and actual compensation earned through our pay for performance compensation program to the achievement of corporate goals; and

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deliver pay in a cost-efficient manner that aligns employees’ compensation with stockholders’ long-term interests.

Our compensation program is designed to reward the accomplishment of our corporate goals in a manner consistent with the Company’s values, which stresses not only results but also how those results are attained. In order to meet the objectives of our compensation philosophy, we maintain a robust goal setting and performance management program.
The chief executive officer established general individual goals for the named executive officers other than himself at the beginning of 2019 that were specific to such executive officer’s area of expertise and supported our corporate goals for the year. For 2019, annual cash incentive bonuses for our named executive officers other than Mr. Crowley were determined by the combination of both the corporate and an individual multiplier. For Messrs. Campbell and Do and Mses. Quimi and Rosenberg, the attainment of individual goals was assessed within a range of 0 to 133% multiplier for each individual; this multiplier was applied to the final corporate multiplier to determine final annual incentive bonus payouts.
The Compensation and Leadership Development Committee believes that the corporate multiplier should continue to be a significant factor in determining bonus payouts because it closely aligns our named executive officers’ compensation with the interests of our stockholders, and that some portion of an executive’s compensation should be linked to individual performance, which we believe is consistent with our peers. The Compensation and Leadership Development Committee believes that including the individual multiplier for named executive officers other than Mr. Crowley as a component of such named executive officers’ bonus payouts is important to incentivize our officers during this crucial time in Amicus’ history as we complete our transformation into a global commercial biotechnology company. However, because of Mr. Crowley’s influence on the overall performance of Amicus, the Compensation and Leadership Development Committee believes it is appropriate and in the best interests of our stockholders to continue to base Mr. Crowley’s cash bonus solely on the Compensation and Leadership Development Committee’s determination regarding the achievement of corporate objectives without regard to an individual multiplier.
Risk Analysis of Compensation Policies and Practices
The Compensation and Leadership Development Committee is aware that compensation arrangements, if not properly designed, could encourage inappropriate or excessive risk taking. We believe that our overall compensation program encourages our named executive officers and other employees to focus on both short-term and long-term objectives and does not encourage excessive risk taking. While the value of stock options is inherently tied to the performance of the Company, and an important part of our current and future performance-based compensation, our stock options vest over multiple years and the value is not directly linked to the achievement of short term defined metrics. To enhance this posture, the Committee made the decision, starting in 2017, to award performance based restricted stock grants in addition to market priced options and restricted stock units. In addition, cash incentive bonuses tied to the achievement of Company and individual goals have historically made up a small percentage of our executive officers’ total compensation package. The Nominating and Corporate Governance Committee implemented stock ownership guidelines which will ensure significant amounts of actual share ownership over time for our executive officers and such a holding requirement can serve to mitigate excessive risk taking. Further, we operate as a single business unit and therefore are not exposed to the risks that may be associated with operating through several segments, such as one business unit being significantly more profitable than another or having a compensation structure that is significantly different than that of other units. The Compensation and Leadership Development Committee will continue to review risk as one of the elements it considers in the planning process for executive compensation in the future.
Compensation Program Elements and Pay Level Determination
Each year, the Compensation and Leadership Development Committee reviews and determines base salaries, annual cash incentives and long-term incentive awards for all executive officers. In setting our executive compensation programs, the Compensation and Leadership Development Committee reviews market data at the 25th, 50th, and 75th percentile and generally targets aggregate total direct compensation for the named executive officers as a group to approximately the 50th percentile of our peer group (as discussed below). Actual compensation levels for each named executive officer depend on factors such as individual performance, Company performance, skills/capabilities, overall impact/contribution, experience in position, criticality of position and internal equity. For 2019, the base salaries, annual cash incentives and long-term incentive awards determination for all named executive officers, including our chief executive officer, were approved by our Compensation and Leadership Development Committee, which is comprised solely of independent directors. The Compensation and Leadership Development Committee considered all the information presented (including external competitiveness, the individual’s performance, Company performance and internal equity) and applied its collective knowledge and discretion to determine the compensation for each named executive officer.
As part of the compensation evaluation process, the chief executive officer presents to the Compensation and Leadership Development Committee an individual assessment of each named executive officer’s performance, excluding the chief executive officer’s performance, over the prior year, as well as the recommended compensation action for each such named executive officer. Based on corporate and individual performance, the chief executive officer makes a compensation recommendation for each such named executive officer which includes actions on base salary, bonus and long-term incentive grant target value. Individual goals and objectives are established at the beginning of each year and are designed to support the achievement of the corporate goals. All employees, including the named executive officers, participate in annual individual goal setting as well as mid-year and year-end performance reviews, except for the chief executive officer whose individual goals are the corporate goals.
The results of the named executive officer’s performance (other than the performance of the chief executive officer) are a determination by each such named executive officer’s supervisor, the chief executive officer, with input from other peers, and direct reports, as appropriate, but the final determination is made by the Compensation and Leadership Development Committee. The chief executive officer’s performance is assessed by all independent directors under the leadership of our Lead Independent Director. The Compensation and Leadership Development Committee bases its recommendation to the Board for the chief executive officer’s compensation upon this assessment, but the final determination of the chief executive officer’s compensation is made by the Board. Long-term incentive grants are based on an executive’s level within the organization, competitive data for our peer group, and in the case of our named executive officers, several other factors which are more fully described below under “Long-Term Incentive Programs”. Long-term incentive grants are designed to motivate the executive team to best achieve the Company’s goals and implement our business strategy, thereby increasing stockholder value.
Developments with Respect to the Company’s Named Executive Officers in 2019
Daphne Quimi was appointed Chief Financial Officer, effective January 1, 2019, following William D. Baird III’s resignation, which was effective as of December 31, 2018.
Role of Independent Compensation Consultant
The Compensation and Leadership Development Committee has engaged Pay Governance to assist the Compensation and Leadership Development Committee by providing ongoing executive compensation consulting. The Compensation and Leadership Development Committee has concluded that Pay Governance’s work does not raise any conflict of interest. The Compensation and Leadership Development Committee has also considered the independence of Pay Governance. Because of policies and procedures that Pay Governance and the Compensation and Leadership Development Committee have in place, the Compensation and Leadership Development Committee is confident that the advice it receives from executive compensation consultants at Pay Governance is objective and not influenced by Pay Governance’s or its affiliates’ relationships with the Company or its officers.
Peer Group
The Compensation and Leadership Development Committee, with the help of its independent executive compensation consultant Pay Governance, established the peer group set forth below as a reference point for assessing named executive officer target compensation against market competitive data. The Compensation and Leadership Development Committee, upon advice of Pay Governance, selected the companies that comprise our peer group through a robust screening process that considered publicly traded U.S. biopharmaceutical companies that were similar to Amicus in size, market capitalization and business operating model and operate in geographic locations that generally have similar pay levels. Three companies (Clovis, Sarepta Therapeutics and Spark Therapeutics) were removed from the peer group established last year due primarily to changes in structure or size, including market capitalization. The Compensation and Leadership Development Committee replaced these entities with three companies (Alkermes, Exelixis and Portola Pharmaceuticals) upon the recommendation of Pay Governance due to each company’s similarity based on the criteria set forth above. The Compensation and Leadership Development Committee intends to continue reviewing and revising the peer group periodically to ensure that it continues to reflect publicly traded companies of similar size and business model.
ACADIA Pharmaceuticals	Exelixis	Portola Pharmaceuticals
Acceleron Pharmaceuticals	Global Blood Therapeutics	PTC Therapeutics
Agios Pharmaceuticals	Insmed	Sage Therapeutics
Alkermes	Intercept Pharmaceuticals	Ultragenyx Pharmaceutical
Bluebird Bio	Ionis Pharmaceuticals
Editas Medicines	Neurocrine Biosciences
Elements of Compensation
Our executive compensation consists primarily of base salary, annual cash incentive plan, and long-term incentive program, each of which plays an important role in our pay for performance philosophy and in achieving our compensation program objectives. For each element of compensation, we target an overall executive compensation program that is competitive with market data.
Base Salaries
Base salaries are paid to our named executive officers to provide a level of compensation that is both competitive with the external market and is commensurate with each named executive officer’s scope of responsibilities, past performance, experience and skills. The base salary for each of our named executive officers was as follows:
	Base salary at December 31,
Name and Principal Position	2018	2019
John F. Crowley	$637,640	$656,770
Chairman and Chief Executive Officer
Daphne Quimi	—	$400,000
Chief Financial Officer
Bradley L. Campbell	468,109	$500,877
President and Chief Operating Officer
Hung Do.	—	$414,625
Chief Science Officer
Ellen S. Rosenberg	426,420	$439,213
Chief Legal Officer and Corporate Secretary

The base salary increases for Messrs. Crowley and Campbell and Ms. Rosenberg set forth above reflect merit increases for 2019. Neither Mr. Do nor Ms. Quimi was a named executive officer in 2018.
Annual Cash Incentive Plan
We maintain an annual cash incentive program to motivate and reward the attainment of annual strategic, operational, financial and individual goals. For all program participants, annual target cash incentive opportunities are expressed as a percentage of base salary, which we believe is consistent with market practice. The target bonus percentages of base salary were generally determined by level in the organization in accordance with market-based considerations and contractual entitlements.
The target bonus percentages for 2019 are as follows:
Position	2019 Target Bonus % of Base Salary
Chief Executive Officer	60%
President	50%
Other Named Executive Officers	40%
For 2019, bonuses awarded under the plan to our named executive officers, other than Mr. Crowley, were determined based on both the corporate multiplier and an individual multiplier. The corporate multiplier ranges from 50% to 160%, with the Compensation and Leadership Development Committee having final discretion to adjust the upper or lower limits as appropriate. Following a review of market data, the Compensation and Leadership Development Committee exercised this discretion and modified the annual cash incentive program, capping the corporate modifier at 160%, effective January 1, 2019. For bonuses related to 2019 performance, the corporate multiplier was determined to be 121% based on the Company’s performance for the reasons discussed below.
In order to determine bonus calculations under the plan, the target bonus for each eligible named executive officer, other than Mr. Crowley, was determined by first multiplying the officer’s target bonus percentage of base salary by 121% (the corporate multiplier) and then multiplying such result by his or her individual multiplier. Mr. Crowley’s bonus under the plan was determined by multiplying the 121% corporate multiplier by his target bonus percentage of 60% of base salary, which results in a 2019 bonus of approximately 73% of Mr. Crowley’s base salary. The table below titled “Calculation of Annual Cash Incentive Bonuses” further demonstrates the calculation of the 2019 annual bonuses paid to our named executive officers.
The Corporate Multiplier
On an annual basis, the Board works with management to set Company goals and objectives that are challenging and reflect an ambitious timetable for the execution of the Company’s strategies commensurate with our short and long-term business plan. The Company’s internal goals and objectives reflect complex assumptions based on internal analyses and projections and are intended to encourage the Company to pursue its business plan in an expedited manner. Once the Company’s goals and objectives are proposed, they are reviewed by the Compensation and Leadership Development Committee and then recommended for approval by the full Board. The Compensation and Leadership Development Committee periodically reviews the Company’s pipeline goals and, from time to time, may choose to recommend revisions to the Board.
At the time the goals and objectives are set, the Compensation and Leadership Development Committee believes that their full attainment will be appropriately challenging and may not be reached, despite great effort, due in part to internal and external factors, many of which may be out of the Company’s control. However, while total achievement of all goals and objectives set at the beginning of the year may not be expected, the Compensation and Leadership Development Committee considers the achievement of the corporate objectives in its sole discretion in setting the corporate multiplier and holds management accountable to significantly advance the Company’s business objectives throughout the year in order to achieve at least a 100% corporate multiplier.
The Compensation and Leadership Development Committee then reviews corporate performance against each of the pre-established targets and weighting to determine the extent to which such goals were attained. The Compensation and Leadership Development Committee’s rationale behind its objective or subjective determination of both the attainment of corporate goals and the percentage completed for each such goal is described below. In reaching its determination on the corporate multiplier for 2019, the Compensation and Leadership Development Committee applied the percentage that the Compensation and Leadership Development Committee determined was completed against the pre-established weighting of the corporate objectives as follows:
2019 COMPANY SCORECARD
Objective	Weight	Percentage Completed	Final Score
(Commercial) Advance global launch of Galafold® with patient focus and highest business integrity • Achieve $170M of global product revenue • Achieve regulatory submissions and approvals in at least 2 new countries • Successfully complete Stage 1 of pediatric study AT1001-020	25%	118%
(Pompe) Advance Phase 3 Study and manufacturing activities to support 2021 regulatory submission • Complete Phase 3 enrollment • Initiate process performance qualification (PPQ) batches	25%	150%
(Batten) Advance clinical development of Batten programs for CLN6 and CLN3 • Complete enrollment of ongoing CLN6 study and report interim proof of concept data (n~6 patients) by the end of Q3 • Complete enrollment of first cohort (n~6 patients) for CLN3 study • Develop and execute manufacturing strategy to secure clinical supply • Define commercial and market strategy	17.5%	100%
(Pipeline) Advance pipeline development in the gene therapy programs to ensure one clinical candidate for 2020 • Manufacture IND-enabling toxicology material for initiating Pompe clinical studies • Achieve preclinical proof of concept in at least one additional gene therapy program	17.5%	110%
(Financial) Maintain financial strength • Finish 2019 with minimum 18 months of cash • Manage net cash spend within Board approved budget	15%	115%
Total	100%

2019 Corporate Objectives Measurement
As stated above, the Company and Compensation and Leadership Development Committee established objectives for 2019 and thoroughly reviewed the company’s performance in achieving those objectives.
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The first goal, Galafold® Revenue, lends itself to quantitative analysis. We ended the year with $182.2 million in revenue, exceeding the target of $170 million by $12.2 million. The regulatory objective was exceeded, with approvals for Galafold® in Argentina, Taiwan, Colombia and Brazil in 2019. The pediatric study objectives were also met, with full enrollment of the 12 to <18 year cohort in AT1001-020 completed in early November with all of these patients completing Stage 1 in early December.

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For the Pompe program, we successfully dosed the 100th patient in our PROPEL study on November 11, 2019 and the first PPQ run was successfully initiated in October exceeding this objective. The 150% recommended scoring reflects the high degree of difficulty and value created in over delivering on the Phase 3 Pompe study and, in addition, initiating the first PPQ run one quarter earlier than planned.

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For our Batten’s program, a thirteenth patient was enrolled on October 9, 2019 in the CLN6 study, exceeding the target enrollment of twelve patients. Positive interim CLN6 efficacy data was presented externally on August 1, 2019, including comparative natural history data for the Hamburg scores fully meeting this objective. The CLN3 objective was substantially met. Four CLN3 patients were dosed in 2019, while the dosing of the fifth patient was delayed due to a protocol amendment. This amendment was successfully completed and approved by the institutional review board prior to dosing the fourth patient. All gene therapy chemistry, manufacturing and controls (“CMC”) objectives were achieved.

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We overachieved on our pipeline objective with additional preclinical proof of concept data achieved for Pompe gene therapy and Fabry gene therapy (presented at analyst day). This program has compelling preclinical proof of concept data and toxicology material has been successfully manufactured.

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We ended 2019 with approximately 28 months of cash, exceeding the financial goal by 55.6% by completing a significant strategic financial and operational review to ensure cash well into the first half of 2022. In addition, we ended 2019 with net cash spend of $241 million which is below the amount approved by the Board of $295 million. Finally, we raised $189 million in capital this year and de-levered the balance sheet by equitizing the convertible debt and the associated capped call derivative for net cash proceeds of approximately $20 million.

Finally, in evaluating the overall corporate performance for 2019, the Compensation and Leadership Development Committee determined that the Company had significantly outperformed its peers and industry benchmarks, had demonstrated high quality execution across the business, and had positioned the Company for continued success in 2019 and beyond. As such, the Compensation and Leadership Development Committee evaluated these achievements and arrived at a 121% corporate modifier for 2019.
The Individual Multiplier
Design
While we believe that the corporate multiplier should remain a significant factor in the bonus calculation, the Compensation and Leadership Development Committee believes it is important to recognize and separately incentivize the individual performance of our named executive officers (excluding the chief executive officer) as a fully integrated pharmaceutical company. We therefore determined that the individual multiplier for Messrs. Campbell and Do, and Mses. Quimi and Rosenberg, would range from 0-133% based on performance described below. As noted above, the Compensation and Leadership Development Committee continues to believe that Mr. Crowley’s bonus should be determined solely by reference to the corporate multiplier.
The individual multiplier for each executive is determined after considering several factors including achievement of individual objectives, departmental or organizational performance and other significant accomplishments. Individual objectives are necessarily tied to the particular area of expertise of the executive and are designed to support the Company’s achievement of its corporate goals. Individual goals are evaluated based on leadership and performance on specific functional goals that are tied to the corporate goals.
These objectives are set with the belief that full achievement will be difficult and challenging, but attainable, so long as the officer is fully committed to the accomplishment of such objectives through significant effort and dedication to the Company’s strategies and an ability to quickly adapt to a constantly evolving business environment.
Individual performance objectives of our named executive officers, other than Mr. Crowley, are set by the executive officer to whom each such named executive officer reports, which for 2019 was Mr. Crowley for all of our named executive officers. These objectives are neither reviewed nor approved by the Compensation and Leadership Development Committee. Rather, these objectives serve as a measuring tool for our chief executive officer in formulating his recommendation to the Compensation and Leadership Development Committee as to the appropriate individual multiplier for each named executive officer. During the annual review process, the Company’s chief executive officer discusses with the Compensation and Leadership Development Committee his overall evaluation for each such executive which includes each such executive’s performance and accomplishments as they relate to the Company’s corporate goals, departmental performance and other significant accomplishments. While the Compensation and Leadership Development Committee relies in part on the chief executive officer’s evaluation of the other named executive officers, it also considers the degree of difficulty in attaining the Company’s goals and such executive’s accomplishments. In considering the degree of difficulty, the Compensation and Leadership Development Committee considers factors such as the influence of external events, including unanticipated clinical events and regulatory timelines, and the effort expended by executives. The Compensation and Leadership Development Committee reviews and discusses its evaluation of the Company’s chief executive officer’s performance and accomplishments in executive session along with the Lead Independent Director of the Board and without the presence of the chief executive officer. Upon the completion of such process the Compensation and Leadership Development Committee determines the individual multiplier for each named executive officer, other than the chief executive officer, based on the Compensation and Leadership Development Committee’s subjective determination of such officer’s satisfaction of the applicable goals.
2019 Determinations
In determining the individual multiplier for our named executive officers (excluding the chief executive officer), the Compensation and Leadership Development Committee noted each such executive officer’s individual and departmental performance throughout the year and how those performances supported the Company’s achievement of its corporate goals. The specific individual factors that the Compensation and Leadership Development Committee noted in subjectively determining each such named executive officer’s individual multiplier were as follows:
Bradley L. Campbell, President and Chief Operating Officer (125% Individual Multiplier)
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Advanced the global launch of Galafold® with >$170M in global product revenue with patient focus and highest business integrity;

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Continued the global expansion of Galafold® commercial availability with regulatory submissions and approvals in at least two additional geographies; and

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Advanced manufacturing for Pompe and Gene therapy and ensured uninterrupted supply of medicines for all Amicus programs.

Daphne Quimi, Chief Financial Officer (110% Individual Multiplier)
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Managed to the board approved budget;

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Identified and implemented cost efficiencies; and

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Ended 2019 with a minimum of 18 months cash on hand.

Hung Do, Chief Science Officer (100% Individual Multiplier)
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Advanced research and development of Amicus gene therapy programs;

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Advanced research and development of Amicus Pompe program; and

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Built a highly capable, specialized science organization in Philadelphia to support the Company’s new gene therapy programs taking place at the Amicus Global Research and Gene Therapy Center of Excellence.

Ellen S. Rosenberg, Chief Legal Officer and Corporate Secretary (110% Individual Multiplier)
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Negotiated the expanded Collaboration and License Agreement with the University of Pennsylvania;

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Completed the lease for the new Global Research and Gene Therapy Center of Excellence in Philadelphia and led civic, governmental and community engagement to support the new center;

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Implemented new technology to drive efficiencies in legal operations, including contracting, entity management and document management; and

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Maintained SEC compliance in all of our activities.

Calculation of Annual Cash Incentive Bonuses
The calculation of the named executive officers’ individual cash incentive payments for service in 2019 is summarized in the table below.
Name and Principal Position	Corporate Multiplier (%)	Individual Multiplier (%)	Target Bonus (%)	Base Salary ($)	Payout ($)
John F. Crowley	121	N/A	60	$656,770	$476,815
Chairman and Chief Executive Officer
Daphne Quimi	121	110	40	400,000	212,960
Chief Financial Officer
Bradley L. Campbell	121	125	50	500,877	378,788
President and Chief Operating Officer
Hung Do.	121	100	40	414,625	200,678
Chief Science Officer
Ellen S. Rosenberg	121	110	40	439,213	233,837
Chief Legal Officer and Corporate Secretary
Long-Term Incentive Programs
We believe that long-term performance will be achieved through an ownership culture that rewards our named executive officers for maximizing stockholder value over time and that aligns the interests of our employees and management with those of stockholders. Our Amended and Restated 2007 Equity Incentive Plan, or the 2007 Plan, authorizes us to grant stock options, restricted stock, RSUs and other equity-based awards.
We continued our strategy for equity compensation of using a mix of non-qualified stock options, time based RSUs, and PRSUs for annual awards to our named executive officers. We utilize a value-based approach to allocate equity, with one third of the value assigned to each such type of equity vehicle in grants to each named executive officer. Under our current equity plan, our non-qualified stock option awards vest over a four-year period with 25% vesting one year after the vesting commencement date and the remainder vesting ratably each month thereafter in equal installments over a three year period subject to continued employment or service with us. The non-qualified stock options expire ten years after the date of grant. RSU awards vest over a four-year period with 25% vesting each year upon the anniversary of the grant. PRSU awards vest over a three-year period based on the attainment of the applicable goals at the end of such period.
We use a mix of stock options, RSUs, and PRSUs as long-term incentive vehicles because we believe that:
•
Stock options, RSUs and PRSUs, along with their vesting periods, provide a balanced mix to attract, motivate and retain executives;

•
Stock options are inherently performance based. Because all of the value received by the recipient of a stock option is based on the growth of the stock price, stock options enhance the executives’ incentive to increase our stock price and maximize stockholder value;

•
RSUs help enhance executive actual stock ownership while helping to retain executives. Final value depends on the change in stock price over the vesting period;

•
PRSUs align executives with the goals of the company and its shareholders, while still assisting in the retention of our executives. Final value depends on company performance and the change in stock price over the vesting period;

•
Stock options, RSUs and PRSUs help to provide a balance to the overall executive compensation program as base salary and our annual performance bonus program focus on short-term compensation, while long-term incentives reward executives for increases in stockholder value over the longer term.

Initial Equity Grants
Named executive officers who join us are typically awarded initial equity grants, which typically is a mix of Stock Options and RSUs. The options portion of the grants has an exercise price equal to the closing price of our Common Stock on the date of grant. Our goal is to create a total compensation package for new executives that is competitive with other biotechnology companies and that will enable us to attract high quality people. No such initial grants were made to any named executive officer in 2019.
Stock Option, Restricted Stock Unit Awards, Performance Restricted Stock Unit Awards
The Compensation and Leadership Development Committee believes that providing annual equity awards provides management with a strong link to long-term corporate performance and the creation of stockholder value, as well as providing continued retention via long-term vesting and continued the approach of having such annual equity grants consisting of fair market value stock options, RSUs and PRSUs.
The Compensation and Leadership Development Committee determines the value and corresponding number of shares subject to options, RSUs or PRSUs that are granted to our named executive officers in its sole discretion. In applying that discretion, the Compensation and Leadership Development Committee takes into account a number of factors including the current price of our Common Stock, peer group data, each individual’s role and performance and recent Company developments. All of the stock option and RSU awards are subject to four-year vesting schedules. The 2019 stock option and RSU grants are described in the section entitled “Grants of Plan-Based Awards.” The sizing of such LTI grants are based on a fixed dollar value at grant instead of a fixed number of shares. In determining the value of these LTI grants, the Black-Scholes option pricing model is used to estimate the grant date fair value of stock options, whereas the value of RSUs is the fair market value of the shares of Common Stock underlying such RSUs on the date of grant. Assumptions made in this valuation are discussed in our annual report for the year ended December 31, 2019, filed with the SEC on Form 10-K on March 2, 2020 (the “Form 10-K”) at Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Share-based Compensation. The Compensation and Leadership Development Committee determined that this methodology provides a greater level of sophistication in ensuring the value of LTI grants is aligned to market.
The target value of the PRSU grants in 2019 consisted of 33% of the total assigned equity compensation value to each named executive officer. The goals associated with these PRSUs were established by the Compensation and Leadership Development Committee as total shareholder return (“TSR”) versus NASDAQ Biotechnology Index and both revenue and strategic pipeline goals. 50% of the PRSUs granted were assigned to the TSR goal with 0-200% achievement of the number of target PRSUs and the remaining 50% of the PRSUs granted were based on the Company achieving certain revenue targets and clinical milestones. The PRSUs have a 3-year cliff vesting period.
The Compensation and Leadership Development Committee believes that these goals are difficult and challenging to attain and appropriately align incentives with performance.
We have typically awarded the largest equity grant in each grant cycle to our chief executive officer in recognition of his role as our principal executive officer, Chairman of the Board and primary decision maker for the Company. For these reasons, the Compensation and Leadership Development Committee awarded Mr. Crowley 233,477 RSUs, 233,477 PRSUs and options to purchase 358,126 shares of Common Stock in our company-wide grant award in January 2019, with such awards valued at approximately $7,000,000 in the aggregate at the time of grant.
The 2019 equity grants for other named executive officers are described in the section entitled “Grants of Plan-Based Awards.”
Factors that the Compensation and Leadership Development Committee and our chief executive officer considered in making these stock option grants for other executive officers included (i) relative contribution toward achievement of current year corporate objectives, (ii) breadth of internal and external responsibilities, (iii) management responsibilities including managing direct reports, (iv) external benchmarking and (v) tenure with Amicus. The specific individual factors that the Compensation and Leadership Development Committee relied on for granting each award are substantially similar to those factors that contributed to a determination of the individual multiplier for each named executive officer discussed above under “2019 Determinations.”
Settlement of 2017 PRSU Grants
On December 19, 2018, the Company dosed the first patient in the pivotal study for our ATB200 program, the clinical goal under the 2017 PRSU grants made to each of our named executive officers. On April 11, 2019, the Compensation and Leadership Development Committee reviewed the criteria and determined the goal was achieved 18 days after the target date, December 1, 2018 (as reflected in the below table), and that the PRSUs to be distributed for this achievement was ratably interpolated to 81% of the target amount of the PRSU grant attributable to such target.
Measurement Dates	Percentage of the PRSU Grant Attributable to the Target
On or prior to August 1, 2018	200%
After August 1, 2018 but on or prior to December 1, 2018	100%
December 19, 2018, date of first dosing	81%
After December 1, 2018 but on or prior to March 1, 2019	50%
The three-year vesting component of the 2017 PRSUs was met on December 31, 2019 and the underlying shares of common stock associated with this goal were delivered to each of our named executive officers at that time and are reflected in the “Option Exercises and Stock Vested at Year End” table below.
On January 10, 2020, the Compensation and Leadership Development Committee reviewed and discussed Pay Governance’s calculation of the TSR portion of the 2017 PRSU grants as of the December 31, 2019 measurement date and determined the Company’s three-year TSR performance was 85.7%, which placed it at the 78.2 percentile relative to its performance peers (Nasdaq Biotechnology Index), resulting in the TSR goal being achieved at 160.7% of the target amount (as reflected in the table below).
Company Three-Year TSR Ranking vs. Performance Peer Group Three-Year TSR at December 31, 2019	Percentage of the PRSU Grant Attributable to the Target
90th Percentile or higher	200%
78.2 Percentile	160.7%
75th Percentile	150%
50th Percentile	100%
30th Percentile	50%
Below 30th Percentile	0%
This TSR goal and the clinical goal each accounted for 50% of the 2017 PRSU grants. As described above, the shares of common stock underlying the achievement of the 2017 Pompe goal were delivered to each named executive officer on December 31, 2019, while the shares underlying the TSR goal were delivered January 10, 2020 upon Compensation and Leadership Development Committee approval. The table below titled “Outstanding Equity Awards at Fiscal Year-End” displays the amount each named executive officer earned upon satisfaction of the TSR goal (which were delivered shortly after year-end). In aggregate, the 2017 PRSUs paid out at 120.9% of target given the Company’s strong performance over the three-year period.
In-Cycle 2018 PRSU Grants
On April 1, 2020, the Compensation and Leadership Development Committee reviewed total net Galafold® revenue for the 12-months ended December 31, 2019, utilizing a constant, pre-established foreign exchange rate. This constituted the revenue goal under the 2018 PRSU grants made to each of our named executive officers. Based on the total net Galafold® revenue criteria, the Compensation and Leadership Development Committee determined the performance component of the goal was achieved at 152.4% of the target amount (as reflected in the table below).
Total Net Galafold® Revenue at December 31, 2019	Percentage of the PRSU Grant Attributable to the Target
$200M+	200%
$188.1M	152.4%
$175M	100%
$150M	50%
The PRSU units earned in connection with the satisfaction of the performance portion of this goal remain subject to the service-based vesting component of the grant until December 31, 2020. This revenue goal accounts for 25% of the total 2018 PRSU grant. The table below titled “Outstanding Equity Awards at Fiscal Year-End” displays the amount each named executive officer will receive in connection with the 2018 PRSU revenue goal, subject generally to their continued employment with the Company through the vesting date.
Both the TSR and pipeline goals applicable to the PRSUs granted in 2018 (50% and 25% of the grant, respectively) have not yet been resolved and accordingly remain outstanding and, as yet, unearned.
Non-Qualified Deferred Compensation Plans
Amicus Therapeutics, Inc. Restricted Stock Unit Deferral Plan
The Company maintains the Amicus Therapeutics, Inc. Restricted Stock Unit Deferral Plan as amended (the “Stock Deferral Plan”). The Stock Deferral Plan provides eligible non-employee directors and executives, including each of the named executive officers, with the voluntary opportunity to defer the receipt of RSUs (including settled PRSUs) otherwise payable to such eligible executives. After a deferral election is made, a participant’s account is credited with the deferred RSUs. All RSUs deferred under the Stock Deferral Plan are fully vested. The Company does not otherwise contribute to the Stock Deferral Plan and the amount a participant receives at the end of a deferral period is based solely on the value of the Company’s stock at the end of the deferral period. Generally, a participant may voluntarily elect to re-defer any previously deferred RSUs for an additional period of not less than five years if, as required under the Code, such an election is made at least 12 months before the year in which the RSUs would otherwise be delivered.
Not only does the Stock Deferral Plan allow our eligible participants, including all of the named executive officers, to defer the federal income taxes otherwise payable upon the delivery of RSUs, but the Compensation and Leadership Development Committee believes that with respect to non-employee directors and executives who avail themselves of the deferral features of the Stock Deferral Plan, such persons will necessarily hold Company stock for a longer period of time. Accordingly, any RSUs deferred under the Stock Deferral Plan will continue to align such portion of our non-employee directors and named executive officers’ compensation with the interests of our stockholders for a longer period of time than would be provided by typical vesting periods. Regardless of a participant’s election, any deferred RSUs will be distributed following the non-employee director or executive’s death, disability or separation of service from the Company.
All amounts deferred under the Stock Deferral Plan will continue for all purposes to be a part of the general funds of the Company and the non-employee director’s or executive’s deferral will be subject to the general creditors of the Company.

Amicus Therapeutics, Inc. Cash Deferral Plan
The Company maintains the Amicus Therapeutics, Inc. Cash Deferral Plan, as amended (the “Cash Deferral Plan”). The Cash Deferral Plan provides eligible executives, including each of the named executive officers and non-employee directors, with the voluntary opportunity to defer receipt of such participant’s base salary, bonus and/or director’s fees, as applicable. Any such deferrals are credited to a bookkeeping account maintained for the participant. The participant may make periodic hypothetical investments of the account and gains and losses on such hypothetical investments will be credited to the participant’s account. A participant is fully vested in all amounts, including earnings deferred under the Cash Deferral Plan. Distribution of the deferred amounts will generally be made on the distribution date elected by the participant. Generally, a participant may voluntarily elect to re-defer any previously deferred amount for an additional period of not less than five years if, as required under the Code, such an election is made at least 12 months before the year in which the amount would otherwise be delivered. Regardless of a participant’s election, any deferred amount will be distributed following a change in control of the Company or upon the participant’s death, disability or separation of service from the Company. The Company does not match any portion of participant deferrals in the Cash Deferral Plan.
All amounts deferred under the Cash Deferral Plan will continue for all purposes to be a part of the general funds of the Company and the amounts deferred by the participants, including all deemed gains and losses attributable thereto, will be subject to the general creditors of the Company.
Other Compensation
Consistent with our compensation philosophy, we intend to continue to maintain our current benefits for our named executive officers, including medical, dental, vision and life insurance coverage. All employees receive Company paid term life insurance equal to two times annual base salary, up to a maximum benefit of $1,000,000.
In addition, we provide a Company match for our 401(k) Plan, subject to federal guidelines and plan maximums. We match $1 for each $1 a participant, including each named executive officer, defers into the plan up to 5% of such participant’s salary and bonus paid during the year. The match vests 100% on the participant’s one-year anniversary of employment at Amicus.
Furthermore, in 2019 the Company added limited Company-paid optional financial counseling services as a new benefit to certain employees; each named executive officer was eligible for this benefit. In 2019, the only named executive officer to elect to receive this benefit was Mr. Do. The value Mr. Do received from this benefit is calculated as imputed income and reflected in the “Summary Compensation Table” below.
Additional Chief Executive Officer Benefits
Our Company is engaged in a highly competitive industry, developing medicines for unique and complicated genetic disorders. As chief executive officer, Mr. Crowley has significant responsibility for leading our Company and managing its progress toward achieving our corporate goals. Mr. Crowley’s compensation reflects this responsibility and takes into account his unique circumstances.
As part of his overall compensation, Mr. Crowley receives significant payments from the Company related to the healthcare and other associated costs incurred by his family. These amounts reflect substantial costs incurred for the treatment of a rare medical condition afflicting two members of Mr. Crowley’s immediate family. We continued to make monthly compensation payments of $66,667 to Mr. Crowley to help defray the substantial out-of-pocket medical expenses incurred by Mr. Crowley and his family, which we refer to as the Monthly Medical Payments. We agreed to make the Monthly Medical Payments to Mr. Crowley when we amended his employment agreement in December 2010 in order to compensate him for the loss of certain medical benefits previously afforded to Mr. Crowley resulting from the passing of federal legislation in 2010, as well as to limit the Company’s exposure to Mr. Crowley’s expected growth in future medical expenses.
Termination-Based Compensation
Upon termination of employment under certain circumstances, our named executive officers are entitled to receive varying types of compensation. Elements of this compensation may include payments based upon a number of months of base salary, bonus amounts, acceleration of vesting of equity, health care coverage and other similar benefits. We believe that our termination-based compensation and acceleration of vesting of equity arrangements are in line with severance packages offered to named executive officers of other similar companies based upon market information and are otherwise appropriate given the executive’s role and service to the Company. We also have granted severance and acceleration of vesting of equity benefits to our named executive officers in the event of a change of control if the executive is terminated within a certain period of time following the change of control. We believe that change of control-related benefits are necessary in order for our named executive officers to direct their full attention to the successful consummation of a transaction without distraction, and that this “double trigger” requirement maximizes stockholder value because it prevents an unintended windfall to management in the event of a friendly or non-hostile change of control.
In February 2020 our named executive officers entered into revised employment agreements with the Company. These revised agreements did not alter the compensation due to the named executive officers except for Ms. Quimi, whose agreement was further amended to reflect her promotion to chief financial officer and align her terms with those of the other named executive officers. The revised agreements did not alter any named executive officers’ fiscal year 2019 compensation. The full text of these agreements have been filed with the SEC as exhibits to our Form 10-K for the fiscal year ended 2019.
Executive Compensation
Summary Compensation Table
The following table provides information regarding the compensation that we paid to each person serving as our principal chief executive officer, our principal financial officer and each of our other three most highly compensated executive officers during the years indicated below (collectively, the “named executive officers”).
Name and Principal Position	Fiscal Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Change in Pension Value & Non- Qualified Deferred Compensation Earnings(3)	All Other Compensation ($)	Total ($)
John F. Crowley Chairman and Chief Executive Officer	2019	$656,770(4)	$476,815(4)	$5,327,948	$2,334,850	$234,775	$821,505(5)	$9,852,663
	2018	637,640	445,710	3,861,699	1,654,347	—	820,567	7,419,963
	2017	619,068	588,734	2,385,162	1,044,082	94,189	881,845	5,613,080
Daphne Quimi Chief Financial Officer	2019	400,000	212,960	1,311,492	538,808	—	17,487(6)	2,480,747
	2018	—	—	—	—	—	—	—
	2017	—	—	—	—	—	—	—
Bradley L. Campbell President and Chief Operating Officer	2019	500,877	378,788	2,254,114	987,822	—	19,538(7)	4,141,139
	2018	468,109	327,209	1,411,802	604,817	—	16,710	2,828,646
	2017	450,105	428,050	874,544	382,867	—	71,816	2,207,382
Hung Do Chief Science Officer	2019	414,625	200,678	1,393,462	574,732	—	22,129(8)	2,605,626
	2018	—	—	—	—	—	—	—
	2017	—	—	—	—	—	—	—
Ellen S. Rosenberg Chief Legal Officer and Corporate Secretary	2019	439,213	233,837	1,393,462	610,648	—	13,538(9)	2,690,698
	2018	426,420	208,647	996,591	426,933	—	18,270	2,076,862
	2017	412,000	287,329	596,284	261,045	—	14,560	1,571,218

(1)
The 2019 amount represents bonuses earned in 2019 and paid in 2020.

(2)
The grant date fair value of time-based restricted stock unit awards (“RSUs”), performance based restricted stock unit awards (“PRSUs”) and option awards granted to our named executive officers was computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. Assumptions made in this valuation are discussed in our annual report for the year ended December 31, 2019, filed with the SEC on Form 10-K on March 2, 2020 (the “Form 10-K”) at Item 7—Management’s Discussion and Analysis of Financial Condition and Results of

Operations—Share-based Compensation. These amounts reflect the stock price at the time of the grant. In accordance with SEC rules, the amounts reported in the Stock Awards column for 2019 include the grant date fair value of the RSUs and PRSUs granted during 2019. The grant date fair value for this purpose is required to be shown even where the PRSUs were not ultimately earned. The following table provides information regarding the 2019 PRSUs based on the expected performance outcomes (and is the grant date fair value of the award, as reflected in the Summary Compensation Table) and maximum performance outcomes:
Name and Principal Position	Grant Date Fair Value for 2019 PRSUs (i.e., Based on Expected Performance) ($)	Value at Grant Date Assuming Maximum Performance ($)	Actual Realizable Value at Grant Date ($)
John F. Crowley	$2,983,839	$5,967,678	—
Daphne Quimi	734,483	1,468,964	—
Bradley L. Campbell	1,262,383	2,524,766	—
Hung Do	780,389	1,560,776	—
Ellen S. Rosenberg	780,389	1,560,776	—

(3)
Mr. Campbell and Ms. Rosenberg incurred losses on their respective hypothetical investment selections in their deferred compensation plan account of $51,438 and $4,057, respectively; per SEC rules, such a loss is not to be reflected in the Summary Compensation Table. For Mr. Crowley, the amount reflected includes his net earnings on hypothetical investments under the Company’s deferral plans. Please see the “Nonqualified Deferred Compensation” table below for more information on the preceding.

(4)
As described more fully below, Mr. Crowley participates in our Non-Qualified Cash Deferral Plan and for 2019, he deferred $394,062 of salary and $357,611 of bonus of the amounts reflected in the table.

(5)
Includes $14,000 of 401(k) employer match, $800,000 of Monthly Medical Payments pursuant to Mr. Crowley’s current employment agreement (see “Additional Chief Executive Officer Benefits” above), $1,500 for health care savings account and $6,005 in life insurance premiums.

(6)
Includes $15,878 of 401(k) employer match, $375 for health care savings account and $1,234 in life insurance premiums.

(7)
Includes $13,100 of 401(k) employer match, $750 for health care savings account, $1,248 in life insurance premiums and $4,440 in U.K. taxes paid on his behalf in accordance with Mr. Campbell’s secondment agreement.

(8)
Includes $19,515 of 401(k) employer match, $750 for health care savings account, $1,248 in life insurance premiums and $616 for financial consulting services (see “Other Compensation” above)

(9)
Includes $11,540 of 401(k) employer match, $750 for health care savings account and $1,248 in life insurance premiums.

Grants of Plan-Based Awards
The following table presents information concerning grants of equity awards to each of the named executive officers during 2019.
	Estimated Future Payouts Under Equity Incentive PRSU Awards(1)				All Other Stock Awards: Number of Shares of RSUs Units(2) (#)	All Other Option Awards: Number of Securities Underlying Options(3) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Grant Date	Threshold #	Target #	Maximum #
John F. Crowley Chairman and Chief Executive Officer	1/2/2019					358 ,126	10.04	2,334,850
	1/2/2019				233,477			2,344,109
	1/2/2019	58,370	116,739	233,478				1,811,789
	1/2/2019	29,185	58,370	116,740				586,035
	1/2/2019	29,184	58,368	116,736				586,015
Daphne Quimi Chief Financial Officer	1/2/2019					88,154	10.04	574,732
	1/2/2019				57,471			577,009
	1/2/2019	14,368	28,736	57,472				445,983
	1/2/2019	7,184	14,368	28,736				144,255
	1/2/2019	7,184	14,367	28,734				144,245
Bradley L. Campbell President and Chief Operating Officer	1/2/2019					151,515	10.04	987,822
	1/2/2019				98,778			991,731
	1/2/2019	24,695	49,389	98,778				766,517
	1/2/2019	12,348	24,695	49,390				247,938
	1/2/2019	12,347	24,694	49,388				247,928
Hung Do Chief Science Officer	1/2/2019					93,663	10.04	610,648
	1/2/2019				61,063			613,073
	1/2/2019	15,266	30,532	61,064				473,857
	1/2/2019	7,633	15,266	30,532				153,271
	1/2/2019	7,633	15,265	30,530				153,261
Ellen Rosenberg Chief Legal Officer and Corporate Secretary	1/2/2019					93,663	10.04	610,648
	1/2/2019				61,063			613,073
	1/2/2019	15,266	30,532	61,064				473,857
	1/2/2019	7,633	15,266	30,532				153,271
	1/2/2019	7,633	15,265	30,530				153,261

(1)
Amounts represent PRSUs granted to named executive officers during the 2019 fiscal year. The criteria used to determine the number of PRSUs earned by each named executive officer are described above under “Performance-Based Restricted Stock Units”. The service-vesting schedule associated with the annual PRSUs granted to all named executive officers on January 2, 2019 is three-year cliff vesting.

(2)
Vesting of the RSU is subject to the participant’s continuous service with the Company through the applicable vesting date with the following schedule: 25% of the total number of shares vest on the first anniversary of the vesting commencement date, with 25% on each successive vesting commencement date anniversary.

(3)
Each option has a term of ten years and vests in accordance with the following schedule: 25% of the total number of shares vest on the first anniversary of the grant date and 1/36th of the total number of shares vest on the first day of each of the following 36 months.

(4)
Amounts represent the grant date fair value calculated in accordance with FASB ASC 718, as stated in footnote #2 to the Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year-End
The following table presents the outstanding equity awards held by each of the named executive officers as of December 31, 2019.
	Option Awards				Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)(2)	Market Value of Units of Stock That Have Not Vested ($)(4)	Number of Unearned Units of Stock That Have Not Vested (#)(3)	Market Value of Unearned Units of Stock That Have Not Vested ($)(4)
John F. Crowley Chairman and Chief Executive Officer	103,975	—	$5.96	1/19/2021	10,416(7)	$101,452
	130,557	—	6.45	2/15/2022	101,626(8)	1,979,674
	136,378	—	4.38	6/4/2022	79,953(9)	778,742
	1,538	—	3.53	1/28/2023	233,477(10)	2,274,066
	31,439	—	3.82	6/26/2024			163,313(11)	$1,590,669
	230,000	—	11.19	1/2/2025			40,615(12)	395,590
	230,000	—	15.96	6/1/2025			26,650	259,571
	244,780	5,220(5)	11.74	1/4/2026			53,302	519,161
	72,913	10,420(7)	6.10	6/15/2026			116,739	1,137,038
	72,913	10,420(7)	7.93	6/15/2026			58,368	568,504
	145,976	136,509(8)	5.13	1/3/2027			58,370	568,524
	73,818	80,258(9)	15.67	1/3/2028
	—	358,126(10)	10.04	1/2/2029
Daphne Quimi Chief Financial Officer	15,000	—	6.06	06/16/2021	2,125(7)	20,698
	8,750	—	4.38	06/04/22	15,245(8)	148,486
	4,379	—	3.53	1/28/2023	9,457(9)	92,111
	9,822	—	2.52	6/18/2023	57,471(10)	559,768
	30,892	—	2.45	1/3/2024			24,496(11)	238,591
	45,000	—	2.94	6/26/2024			4,803(12)	46,781
	45,000	—	8.61	1/2/2025			3,153	30,710
	45,000	—	12.28	6/1/2025			6,305	61,411
	48,935	1,065(5)	9.03	1/4/2026			28,736	279,889
	30,620	4,380(7)	6.10	6/15/2026			14,367	139,935
	30,879	11,493(8)	5.13	1/3/2027			14,368	139,944
	8,725	9,499(9)	15.67	1/3/2028
	—	88,154(10)	10.04	1/2/2029

	Option Awards				Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)(2)	Market Value of Units of Stock That Have Not Vested ($)(4)	Number of Unearned Units of Stock That Have Not Vested (#)(3)	Market Value of Unearned Units of Stock That Have Not Vested ($)(4)
Bradley L. Campbell President and Chief Operating Officer	30,000	—	5.96	1/19/2021	6,250(7)	60,875
	60,000	—	6.06	6/16/2021	37,263(8)	362,942
	70,000	—	6.45	2/15/2022	29,230(9)	284,700
	80,000	—	4.38	6/4/2022	98,778(10)	962,098
	78,000	—	3.53	1/28/2023			59,881(11)	583,241
	85,000	—	2.52	6/18/2023			14,847(12)	144,610
	90,000	—	2.45	1/3/2024			9,742	94,887
	90,000	—	2.94	6/26/2024			19,487	189,803
	90,000	—	8.61	1/2/2025			49,389	481,049
	100,000	—	12.28	6/1/2025			24,694	240,520
	97,905	2,095(5)	9.03	1/4/2026			24,695	240,529
	65,610	9,390(7)	6.10	6/15/2026
	75,505	28,073(8)	5.13	1/3/2027
	26,985	29,344(9)	15.67	1/3/2028
	—	151,515(10)	10.04	1/2/2029
Hung Do Chief Science Officer	50,000	—	8.61	1/2/2025	3,125(7)	30,438
	75,000	—	12.28	6/1/2025	25,407(8)	247,464
	73,420	1,580(5)	9.03	1/4/2026	22,353(9)	217,718
	29,148	6,270(7)	6.10	6/15/2026	61,063(10)	594,754
	17,652	19,133(8)	5.13	1/3/2027			40,828(11)	397,665
	20,635	22,440(9)	15.67	1/3/2028			11,354(12)	110,588
	—	93,663(10)	10.04	1/2/2029			7,451	72,573
							14,902	145,145
							30,532	297,382
							15,265	148,681
							15,266	148,691
Ellen S. Rosenberg Chief Legal Officer and Corporate Secretary	119,786	5,214(6)	5.16	2/8/2026	1,562(7)	15,214
	21,850	3,150(7)	6.10	6/15/2026	25,407(8)	247,464
	51,488	19,133(8)	5.13	1/3/2027	20,634(9)	200,975
	19,048	20,714(9)	15.67	1/3/2028	61,063(10)	594,754
	—	93,663(10)	10.04	1/2/2029			40,828(11)	397,665
							10,481(12)	102,085
							6,878	66,992
							13,756	133,983
							30,532	297,382
							15,265	148,681
							15,266	148,691

(1)
25% of the total number of shares subject to the option vest on the first anniversary of the date of grant; the remainder vest 1/36th per month thereafter.

(2)
Vesting of the RSU is subject to the participant’s continuous service with the Company through the applicable vesting date with the following schedule: 25% of the total number of shares vest on the first anniversary of the grant date, with 25% on each successive grant date anniversary for the next three years.

(3)
Vesting of PRSUs are generally subject to the attainment of performance goals applicable to such awards and the participant’s continuous service with the Company. In accordance with SEC rules, the amount shown in the table above assumes performance at target level, unless otherwise indicated in footnote #11 or #12.

(4)
The market value is based on the closing stock price of $9.74 on December 31, 2019.

(5)
The date of grant was January 4, 2016.

(6)
The date of grant was February 8, 2016.

(7)
The date of grant was June 15, 2016.

(8)
The date of grant was January 3, 2017.

(9)
The date of grant was January 3, 2018.

(10)
The date of grant was January 2, 2019.

(11)
On January 10, 2020, as described above in the section “Stock Option, Restricted Stock Unit Awards, Performance Restricted Stock Unit Awards,” the Compensation and Leadership Development Committee determined that the TSR Goal applicable to the 2017 PRSU grants had been achieved on December 31, 2019 at 160.7% of the target amount; accordingly, such PRSUs are reported in the table above at 160.7% of target.

(12)
On April 1, 2020, as described above in the section “Stock Option, Restricted Stock Unit Awards, Performance Restricted Stock Unit Awards,” the Compensation and Leadership Development Committee determined that the Revenue Goal applicable to the 2018 PRSU grants had been achieved on December 31, 2019 at 152.4% of the target amount; accordingly, such PRSUs are reported in the table above at 152.4% of target.

Option Exercises and Stock Vested at Year End
Our executive officers must use pre-established trading plans to sell shares of Amicus Therapeutics, Inc. stock. Trading plans may only be entered into when the executive officer is not in possession of material non-public information about the Company, and we require a waiting period following the establishment of a trading plan before any trades may be executed. Our policy is designed to provide safeguards that will allow our executives an opportunity to realize the value intended by the Company in granting equity-based awards.
The following table shows information regarding option exercises and stock vested for each named executive officer during the year ended December 31, 2019.
Name and Principal Position	Number of Shares Acquired on Exercise	Value Realized upon Exercise(1)	Number of Shares Acquired on Vesting	Value Realized upon Vesting(2)
John F. Crowley	383,500	$2,154,840	119,385(3)	$1,195,305
Chairman and Chief Executive Officer
Daphne Quimi	—	—	25,245	$255,664
Chief Financial Officer
Bradley L. Campbell	36,000	$52,175	64,807(4)	$658,023
President and Chief Operating Officer
Hung Do	43,224	$319,260	43,857	$444,089
Chief Science Officer
Ellen S. Rosenberg	—	—	41,721(5)	$420,430
Chief Legal Officer and Corporate Secretary

(1)
The value realized is the difference between the fair market value of a share of our Common Stock at the time of exercise and the option exercise price, multiplied by the number of shares acquired on each exercise.

(2)
The value realized on vesting on stock awards is based on the closing price on the date of vesting.

(3)
The number of shares acquired on vesting includes 50,813 shares and 26,650 shares scheduled to vest on January 3, 2019 and 10,000 shares scheduled to vest on June 15, 2019 but were otherwise deferred to February 1, 2020, January 3, 2022 and January 1, 2021, respectively and are reflected in the “Non-Qualified Deferred Compensation” table below.

(4)
The number of shares acquired on vesting includes 6,250 shares scheduled to vest on June 15, 2019 but were otherwise deferred to June 15, 2020.

(5)
The number of shares acquired on vesting includes 6,877 shares scheduled to vest on January 3, 2019 but were otherwise deferred to January 3, 2021.

Non-Qualified Deferred Compensation
As described more fully above, our Non-Qualified Cash Deferral Plan (and Stock Deferral Plan (collectively, the “Deferral Plans”)) covers our executive officers and non-employee directors. Earnings are determined solely by a participant’s hypothetical investment of any amount deferred in any pre-selected investment permitted under the Cash Deferral Plan or in the value of our stock, with respect to the Stock Deferral Plan. All amounts in the Deferral Plans are fully vested at all times.
Name and Principal Position	Executive Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Distributions in Last Fiscal Year	Aggregate Balance at Last Fiscal Year
John F. Crowley	$1,665,366(1)	$234,775(2)	—	$5,498,663(3)
Chairman and Chief Executive Officer
Ellen S. Rosenberg	71,039(4)	(4,057)(6)	—	66,982
Chief Legal Officer and Corporate Secretary
Bradley L. Campbell	70,938(5)	(51,438)(6)	—	121,750(7)
President and Chief Operating Officer

(1)
$394,062 of this amount is included in the salary column and $357,611 of this amount is included in the bonus column, respectively, in the summary compensation table. $913,693 of this amount is the vesting date value of 87,463 shares underlying RSUs that otherwise would have been delivered to the executive if not deferred. Per the executive’s election, the shares underlying the deferral will generally be delivered to the executive on February 1, 2020 (with respect to 50,813 shares), January 1, 2021 (with respect to 10,000 shares) and January 3, 2022 (with respect to 26,650 shares).

(2)
Includes $664,099 investments earnings determined by the hypothetical investments elected by Mr. Crowley in the last fiscal year under the Cash Deferral Plan and $429,324 in losses, represented as the difference between the vesting date value of deferred RSUs and their value as of December 31, 2019.

(3)
This value includes $3,221,272 compensation earned and deferred in prior years, which was disclosed in prior year Proxy statements.

(4)
Represents the vesting date value of 6,877 shares underlying deferred RSUs that otherwise would have been delivered to the executive if not deferred. Per the executive’s election, the underlying shares will generally be delivered on January 3, 2021.

(5)
Represents the vesting date value of 6,250 shares underlying deferred RSUs that otherwise would have been delivered to the executive if not deferred. Per the executive’s election, the underlying shares will generally be delivered on June 15, 2020.

(6)
The loss represented is the difference between the vesting date value of the deferred RSUs and their value as of December 31, 2019.

(7)
This value includes $102,250 compensation earned and deferred in prior years, which was disclosed in prior year Proxy statements.

Severance Benefits and Change of Control Arrangements
As of December 31, 2019, we have agreed to provide severance benefits and change of control arrangements to our current executives as described below.
John F. Crowley.   We employ Mr. Crowley as our Chief Executive Officer pursuant to an employment agreement. The agreement will continue for successive one-year terms until either Mr. Crowley or the company provide written notice of termination to the other in accordance with the terms of the agreement. Upon the termination of his employment by the company other than for cause, or if the company decides not to extend Mr. Crowley’s agreement at the end of any term, or if Mr. Crowley resigns for good reason, Mr. Crowley has the right to receive (i) a severance payment in an amount equal to his then current base salary payable over 18 months in accordance with the company’s regular payroll practices, (ii) an additional payment equal to 150% of the target bonus for the year in which the termination occurs, (iii) continued Monthly Medical Payments for a period of 18 months, and (iv) continuation of health care coverage under COBRA with premiums to be paid by the Company for up to 29 months. Further, the vesting of all options then held by Mr. Crowley shall accelerate by one year. Mr. Crowley is not entitled to severance payments if the company terminates him for cause or if he resigns without good reason.
Further, if upon the termination of Mr. Crowley’s employment by the company other than for cause, or if the company decides not to extend his employment agreement at the end of any term, or if Mr. Crowley resigns for good reason, in each case within twelve months following a change of control in the Company, then Mr. Crowley has the right to receive (i) a severance payment in an amount equal to two times his then current base salary payable over 24 months in accordance with our regular payroll practices, (ii) an additional payment equal to 200% of the target bonus for the year in which the termination occurs, (iii) continued Monthly Medical Payments for a period of 24 months, and (iv) continuation of health care coverage under COBRA with premiums to be paid by the Company for up to 29 months. Further, the vesting of all remaining unvested options and restricted stock grants then held by Mr. Crowley would accelerate in full.
Finally, if Mr. Crowley’s employment ceases due to his death or disability, he (or his estate, as applicable) will be entitled to (i) continuation of the Monthly Medical Payments for 12 months, and (ii) continuation of health care coverage under COBRA with premiums to be subsidized by the Company for up to 12 months. We believe that the severance package for our chief executive officer is appropriate considering his role, responsibilities and his excellent historical service to the Company.
Other Named Executive Officers
Messrs. Campbell and Do and Ms. Rosenberg.   We employ Mr. Campbell as our President and Chief Operating Officer, Mr. Hung as our Chief Science Officer, and Ms. Rosenberg as our Chief Legal Officer and Corporate Secretary, pursuant to their respective employment agreements. If any of these executive officers is terminated without cause (other than within 12 months following a change in control), then the executive officer has the right to receive the following:
•
continuation of such executive’s base salary for 12 months;

•
an amount equal to the target bonus for such executive officer pro-rated for the number of months actually worked in the year of termination;

•
vesting of option awards then held by them will automatically accelerate by twelve months; and

•
continuation of health care coverage under COBRA with premiums to be paid by the Company for a period of 12 months.

In addition, if any of these executive officers is terminated as of December 31, 2019 other than for cause within 12 months following a change of control or, if within 12 months following a change of control, the executive officer resigns for good reason, then the executive officer has the right to receive:
•
continuation of such executive’s base salary for 12 months in an amount equal to one and one-half times such executive’s then current base salary;

•
an amount equal to such executive officer’s target annual bonus;

•
any outstanding unvested stock options and restricted stock grants held by the executive officer will fully vest; and

•
continuation of health care coverage under COBRA with premiums to be paid by the Company for a period of 18 months.

Ms. Quimi.   We employ Ms. Quimi as our Chief Financial Officer pursuant to her employment agreement. The following is a description of her employment agreement that was in effect prior to her promotion to chief financial officer in 2019. Per the agreement in effect as of December 31, 2019, if Ms. Quimi is terminated without cause (other than within 12 months following a change in control), then she has the right to receive the following:
•
continuation of her base salary for 6 months;

•
if terminated after June 30th of the calendar year, a bonus in the amount earned in the prior year, pro-rated for the number of months worked in the year of termination;

•
vesting of option awards then held by them will automatically accelerate by six months; and

•
continuation of health care coverage under COBRA with premiums to be paid by the Company for a period of 12 months.

In addition, if Ms. Quimi is terminated as of December 31, 2019 other than for cause within 12 months following change of control or, if within 12 months following a change of control, she resigns for good reason, then she has the right to receive:
•
continuation of her base salary for 12 months in an amount equal to her then current base salary;

•
if terminated after June 30th of the calendar year, a bonus in the amount earned in the prior year, pro-rated for the number of months worked in the year of termination;

•
any outstanding unvested stock options held by the executive officer will fully vest; and

•
continuation of health care coverage under COBRA with premiums to be paid by the Company for a period of 12 months.

Finally, if any of the executive officer’s employment ceases due to death or disability, such executive will be entitled to continuation of health care coverage under COBRA with premiums to be subsidized by the Company for up to 12 months.
As a condition to the payment of the foregoing severance benefits, a departing executive officer is required to execute a general release of claims against the Company and its affiliates. Each named executive officer is bound by non-disclosure, inventions transfer, non-solicitation and non-competition covenants that prohibit the executive officer from competing with the Company during the term of his or her employment and for twelve months after termination of employment.
Retirement Benefits under the Company’s Equity Plan
Under the Amicus Amended and Restated 2007 Equity Incentive Plan, all participants in the plan, including each named executive officer, would generally be eligible for the retirement benefits set forth below, upon such participant’s termination of employment, if such participant meets the following criteria at the time of such termination:
•
The participant must have at least 5 years of continuous service

•
The participant must be at least 55 years of age

•
The sum of the participant’s age and years of service with the Company must equal or exceed 67 years (collectively, the “Retirement Criteria”)

Notwithstanding the above, if the participant’s employment is terminated by the Company for cause, then the retirement benefits would be forfeited. None of our named executive officers met the Retirement Criteria in 2019.

•
Options: Any unvested Options shall continue to vest until the second anniversary of the participant’s separation, and all vested Options (including those eligible to vest pursuant to the preceding clause) shall remain exercisable until the earlier of (i) the 4th anniversary of the date of such separation, and (ii) the original expiration date of the term of the Option; any options not exercised in such period shall be forfeited with no further compensation due to the participant.

•
RSUs: Any unvested RSUs that would vest up to the second anniversary of the participant’s separation, shall have accelerated vesting, and the shares will be delivered to the participant upon separation; any unvested RSUs beyond the two-year date shall be forfeited with no further compensation.

•
PRSUs: A prorated portion of the participant’s PRSUs (based on the participant’s period of service with the Company during the performance period) would remain eligible to vest and become delivered based upon satisfaction of the goals applicable to such PRSUs (collectively, the “Equity Retirement Benefits”).

The same Equity Retirement Benefits described above afforded upon a participant’s retirement after satisfying the Retirement Criteria would be offered to any participant upon a termination of employment due to such participant’s death or disability.
Potential Payments upon Termination without Cause or Resignation for Good Reason
For each named executive officer the following table sets forth quantitative estimates of the benefits that would have accrued if such executive’s employment had been terminated without cause or, in the case of Mr. Crowley, he resigned for good reason, on December 31, 2019 (please note that as a termination is assumed as of December 31, 2019, the following table shows the severance payable prior to the revised agreements discussed above) other than in connection with a change of control. Amounts below reflect potential payments pursuant to the severance agreements for such named executive officers.
Name and Principal Position	Salary Continuation ($)	Bonus ($)(1)	Benefit Continuation ($)(2)	Value of RSU & PRSU Vesting ($)(3)(4)	Value of Stock Option Vesting ($)(4)	Total ($)
John F. Crowley Chairman and Chief Executive Officer	985,155(5)	591,093	1,260,449(6)	5,695,618	382,347	8,914,662
Daphne Quimi Chief Financial Officer	400,000(7)	212,960	8,649	783,213	65,492	1,470,314
Bradley L. Campbell President and Chief Operating Officer	500,877(7)	378,788	25,761	1,801,911	154,992	2,862,329
Hung Do Chief Science Officer	414,625(7)	200,678	21,894	1,210,347	105,320	1,952,864
Ellen S. Rosenberg Chief Legal Officer and Corporate Secretary	439,213(7)	233,837	20,373	1,182,101	116,722	1,992,246

(1)
Bonus component paid in lump sum.

(2)
Other than with respect to Mr. Crowley, benefits to be continued consist of COBRA premiums paid by the Company for 12 months.

(3)
The PRSUs reported in the table are based on an assumed satisfaction of the applicable performance goals based on the tracking of such goals as of December 31, 2019. The actual number of PRSUs delivered to a named executive officer would depend on the satisfaction of each performance goal at the end of the applicable performance period.

(4)
Value of the equity that would accelerate upon such event is calculated using the closing stock price of $9.74 on December 31, 2019.

(5)
Base salary paid in installments over an 18-month period following such termination of employment.

(6)
Benefits to be continued consist of estimated healthcare costs and health insurance premiums for Mr. Crowley’s family, which primarily consists of the Monthly Medical Payments paid over 18 months and up to 29 months of COBRA coverage.

(7)
Base salary paid in installments over a 12-month period following such termination of employment.

Potential Payments upon a Change of Control
The following table sets forth quantitative estimates of the benefits that would have accrued to each of our named executive officers in the event of a change in control on December 31, 2019 (please note that as a termination is assumed as of December 31, 2019, the following table shows the severance payable prior to the revised agreements discussed above) under their applicable agreements, but where such named executive officer was not terminated in connection with such change in control.
Name and Principal Position	Value of RSU Vesting ($)(1)	Value of PRSU Vesting ($)(1)(2)	Total ($)(1)
John F. Crowley Chairman and Chief Executive Officer	$4,144,097	$5,032,574	$9,176,671
Daphne Quimi Chief Financial Officer	821,063	936,485	1,757,547
Bradley L. Campbell President and Chief Operating Officer	1,670,615	1,972,284	3,642,899
Hung Do Chief Science Officer	1,090,374	1,318,908	2,409,282
Ellen S. Rosenberg Chief Legal Officer and Corporate Secretary	1,058,407	1,293,799	2,352,206

(1)
The market value is based on the closing stock price of $9.74 on December 31, 2019.

(2)
In accordance with the applicable PRSU agreements, assumes performance at target level or at the level determined as if the goal was satisfied as of the date of such change in control.

Potential Payments upon Termination Due to Change of Control
The following table sets forth quantitative estimates of the benefits that would have accrued to each of our named executive officers, if his or her employment had been terminated due to a termination without cause or a resignation with good reason on December 31, 2019 (please note that as a termination is assumed as of December 31, 2019, the following table shows the severance payable prior to the revised agreements discussed above), assuming that such termination occurs within twelve months following a change of control.
Name and Principal Position	Salary Continuation ($)	Bonus ($)(1)	Benefit Continuation ($)(2)	Value of RSU & PRSU Vesting ($)(3)	Value of Stock Option Vesting ($)(3)	Total ($)
John F. Crowley Chairman and Chief Executive Officer	$1,313,540(4)	$788,124	$1,660,451(5)	$9,047,145	$409,495	$13,218,755
Daphne Quimi Chief Financial Officer	600,000(6)	212,960	12,974	1,742,233	69,682	2,637,849
Bradley L. Campbell President and Chief Operating Officer	751,316(6)	378,788	38,642	3,595,550	165,084	4,929,380
Hung Do Chief Science Officer	621,938(6)	200,678	32,841	2,373,073	112,148	3,340,678
Ellen S. Rosenberg Chief Legal Officer and Corporate Secretary	658,820(6)	233,837	30,560	2,318,782	123,549	3,365,548

(1)
Bonus component paid in lump sum.

(2)
Other than with respect to Mr. Crowley, benefits to be continued consist of COBRA premiums paid by the Company for 18 months.

(3)
Value of the equity that would accelerate upon such event is calculated using the closing stock price of $9.74 on December 31, 2019.

(4)
Base salary paid in installments over a 24-month period following such termination of employment.

(5)
Benefits to be continued consist of estimated healthcare costs and health insurance premiums for Mr. Crowley’s family, which primarily consists of the Monthly Medical Payments paid over 24 months and up to 29 months of COBRA coverage.

(6)
Base salary paid in installments over an 18-month period following such termination of employment.

Potential Payments upon Termination Due to Death or Disability
The following sets forth quantitative estimates of the benefits that would have accrued to each of our named executive officers, if his or her employment had been terminated due to death or disability on December 31, 2019 (please note that as a termination is assumed as of December 31, 2019, the following table shows the severance payable prior to the revised agreements discussed above).
Name and Principal Position	Benefit Continuation ($)(1)	Value of RSU & PRSU Vesting ($)(2)	Value of Stock Option Vesting ($)(2)	Total ($)
John F. Crowley Chairman and Chief Executive Officer	$825,015	$6,969,944	$4,292,379	$12,087,338
Daphne Quimi Chief Financial Officer	8,649	1,187,878	879,522	2,076,049
Bradley L. Campbell President and Chief Operating Officer	25,761	2,684,659	1,735,434	4,445,854
Hung Do Chief Science Officer	21,894	1,811,606	1,137,622	2,971,122
Ellen S. Rosenberg Chief Legal Officer and Corporate Secretary	20,373	1,765,692	1,126,499	2,912,564

(1)
Benefits to be continued consist of COBRA and HSA premiums paid by the Company for 12 months following such termination. For Mr. Crowley, this also includes the Monthly Medical Payments.

(2)
Value of the equity that would accelerate upon such event is calculated using the closing stock price of $9.74 on December 31, 2019.

CEO Pay Ratio
Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to provide the following disclosure regarding the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee (the “Pay Ratio”).
In 2018 we identified our median employee by determining the 2018 total annualized target cash compensation for all of our global employees (excluding our Chief Executive Officer), whether employed on a fulltime, part-time or seasonal basis, who were employed by us on October 1, 2018 as our consistently applied compensation measure. Total annualized target cash compensation for these purposes consists of annualized base salary and annual target bonus. Once we identified our median employee, we calculated such employee’s annual total compensation for 2018 in the same manner that we determined the total compensation of our

Chief Executive Officer for purposes of the Summary Compensation Table disclosed above. Per SEC rules permitting use of the same median employee for up to three consecutive years, we have elected to utilize the same median employee for purposes of the CEO Pay Ratio calculation.
For the year ended December 31, 2019, (i) the annual total compensation of our Chief Executive Officer was $9,852,663; (ii) the annual total compensation of our median employee was $152,717; and (iii) based on this information, we reasonably estimate our Pay Ratio to be 65:1. Because the SEC rules for identifying the median employee and calculating the Pay Ratio allow companies to use different methodologies, to apply certain exemptions, and to make reasonable estimates and assumptions, the Pay Ratio calculation presented above is a reasonable estimate and may not be comparable to the pay ratio reported by other companies.
Director Compensation
Pursuant to our Director Compensation Policy, each non-employee member of our Board received the following cash compensation for Board services during 2019, as applicable:
•
$40,000 per year for service as a Board member (for service in 2019 prior to the Annual Meeting) and $47,500 per year for service as a Board member, effective as of the date of the 2019 Annual Meeting;

•
$30,000 per year for service as Lead Independent Director;

•
$30,000 per year for service as chairperson of the Audit and Compliance Committee (inclusive of committee membership fees described below);

•
$20,000 per year for service as chairperson of the Compensation and Leadership Development Committee (inclusive of committee membership fees described below);

•
$12,500 per year for service as chairperson of the Nominating and Corporate Governance Committee or the Science and Technology Committee (inclusive of committee membership fees described below); and

•
$10,000 per year for service as a member of the Audit and Compliance Committee and $7,500 per year for service as a member of the Compensation and Leadership Development Committee, the Nominating and Corporate Governance Committee or the Science and Technology Committee.

In 2019, each director received an annual grant of non-qualified options and RSUs worth $225,000, with 2/3 of the value assigned to the non-qualified stock options, and 1/3 of the value assigned to RSUs. The grant date is the date of our Annual Meeting of Stockholders and each grant will vest in full at the following Annual Meeting of Stockholders. The exercise price of each option granted to a non-employee director will be equal to 100% of the fair market value of a share on the date of grant. Options will have a maximum term of 10 years measured from the grant date, subject to termination in the event of the director’s cessation of Board service. All of our directors are also eligible to participate in our 2007 Equity Incentive Plan.
In 2019, after a review of market data, the Board approved an increase in the annual director fee from $40,000 to $47,500, effective as of the date of the 2019 Annual Meeting. Additionally, in April 2019, the Board approved an increase for newly appointed independent Board members whereby qualifying appointees will receive non-qualified options and RSUs with the value of $400,000, consisting of 50% RSUs and 50% Options, in connection with their election to the Board. The exercise price of each option granted will be equal to 100% of the fair market value of a share on the date of the grant. Unlike the annual grant to our directors, but consistent with our grants to our named executive officers, these initial grant awards vest over a four year period with 25% vesting one year after the vesting commencement date and the remainder vesting ratably each month thereafter in equal installments over a three year period subject to continued service as a director. Upon his appointment to the Board in 2019, Mr. Whitman received a new director equity grant at $400,000 value, with 50% RSUs and 50% Options. We expect to make additional initial grants of stock options and RSUs to any newly appointed independent Board members in the future.
Summary of Non-Employee Director Compensation Table
The following table provides information regarding the compensation that each of our non-employee directors earned during the year ended December 31, 2019.

Name	Fees Earned ($)(1)	RSU Awards ($)(2)	Option Awards ($)(2)	Change in Pension Value & Non Qualified Deferred Compensation Earnings	Total ($)
Lynn D. Bleil	$58,805(3)	$75,000	$150,023	$1,973	$285,801
Robert Essner	53,805	75,000	150,023	—	278,828
Ted W. Love, M.D.	62,963	75,000	150,023	—	287,986
Margaret G. McGlynn.	71,305	75,000	150,023	—(6)	296,328
Michael G. Raab	96,305	75,000	150,023	—	321,328
Glenn P. Sblendorio	65,027(4)	75,000	150,023	8,771	298,821
Craig A. Wheeler	59,647	75,000	150,023	—	284,670
Burke W. Whitman(5)	33,212	200,004	200,031	—	433,247

(1)
Represents fees earned by non-employee director pursuant to Director Compensation Policy.

(2)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. Assumptions made in this valuation are discussed in Form 10-K, at Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Share-based Compensation. Subject generally to continued service, annual director grant options vest at the following year’s Annual Meeting while the initial director grant options vest over four years.

(3)
As described more fully below, Ms. Bleil participates in our Non-Qualified Cash Deferral Plan and for 2019, the fees deferred were $58,805.

(4)
As described more fully below, Mr. Sblendorio participates in our Non-Qualified Cash Deferral Plan and for 2019, the fees deferred were $36,902.

(5)
Mr. Whitman was elected to the Board on June 27, 2019 at the 2019 Annual Meeting. The fees shown in the table above represent his pro-rated earnings while the equity awards reflect the value of his new hire grant; Mr. Whitman was not eligible for an annual grant in 2019.

(6)
Ms. McGlynn incurred a loss on her investment selection in her deferred compensation plan account of $6,963; per SEC rules, such a loss is not to be reflected in the Summary Non-Employee Director Compensation Table; please see the “Non-Qualified Deferred Compensation for Non-Employee Directors” table below.

As of December 31, 2019, our non-employee directors had the following number of stock options outstanding:
Name	Aggregate Options Outstanding	Vested/Unvested
Lynn D. Bleil	34,078	4,563/29,515
Robert Essner	144,621	125,148/19,473
Ted W. Love, M.D.	144,621	125,148/19,473
Margaret G. McGlynn	169,621	150,148/19,473
Michael G. Raab	140,255	120,782/19,473
Glenn P. Sblendorio	129,621	110,148/19,473
Craig A. Wheeler	74,621	51,398/23,223
Burke W. Whitman	25,964	0/25,964
Non-employee directors are also eligible to defer board fees pursuant to the terms of the Cash Deferral Plan, described more fully above.

As of December 31, 2019, our non-employee directors had the following number of restricted stock units outstanding:
Name	Aggregate Restricted Stock Units Outstanding
Lynn D. Bleil	12,850
Robert Essner	6,250
Ted W. Love, M.D.	6,250
Margaret G. McGlynn	9,331(1)
Michael G. Raab	6,250
Glenn P. Sblendorio	9,331(2)
Craig A. Wheeler	6,250
Burke W. Whitman.	16,667

(1)
The number of restricted stock units outstanding includes 3,081 RSUs that were scheduled to vest at the 2019 Annual Meeting but were otherwise deferred to June 7, 2023.

(2)
The number of restricted stock units outstanding includes 3,081 RSUs that were scheduled to vest at the 2019 Annual Meeting but were otherwise deferred to June 7, 2021.

Non-Qualified Deferred Compensation for Non-Employee Directors
Our Deferral Plans cover our executive officers and members of our Board. The Company does not match participants’ voluntary contributions to the deferral plan.
Name and Principal Position	Director Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Distributions in Last Fiscal Year	Aggregate Balance at Last Fiscal Year
Glenn P. Sblendorio.	$73,849(1)	$8,771	—	$173,894(4)
Lynn D. Bleil	58,805(2)	1,973	—	60,778
Margaret G. McGlynn	36,972(3)	(6,963)	—	30,009

(1)
Includes $36,902 in fees earned as reflected in “Fees Earned” column above in the Summary Director Compensation Table and the vesting date value of 3,081 shares underlying deferred RSUs that otherwise would have been delivered had the director not deferred.

(2)
Amount deferred is reflected in the “Fees Earned” column above in the Summary Director Compensation Table.

(3)
Includes the value of RSUs that would have vested in 2019 if not otherwise deferred.

(4)
This amount includes director fees earned and deferred in prior years.

COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEE REPORT
The Compensation and Leadership Development Committee is comprised entirely of independent directors. The Compensation and Leadership Development Committee of our Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears in this Proxy Statement, with our management. Based on this review and discussion, the Compensation and Leadership Development has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and our 2019 Annual Report on Form 10-K.
Members of the Amicus Therapeutics, Inc.
Compensation and Leadership Development Committee:
Margaret G. McGlynn, Chair
Lynn D. Bleil
Craig A. Wheeler
Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the above report shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed to be incorporated by reference into any such filing.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Securities Exchange Act requires our directors and certain executive officers (“Section 16 Officers”) to file with the SEC specified forms detailing both ownership of and changes to each individuals’ holdings of any class of equity securities of the Company. As a practical matter, the Company assists its directors and Section 16 Officers with their compliance by monitoring these transactions and completing and filing these forms on their behalf. Following a review of the forms filed in the 2019 fiscal year and internal written correspondence regarding the same, we believe that all such reports were filed in a timely manner except for one Form 4 for each of Messrs. Crowley, Campbell, Clark and Do, Dr. Barth and Mses. Quimi, Rosenberg and Prout. Each Form 4 was subsequently filed and represented each Section 16 Officer’s annual RSU and Stock Option Grants, and with the exception of Messrs. Crowley and Clark and Ms. Prout, shares withheld for taxes upon RSU vesting.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of April 16, 2020 for (a) the executive officers named in the Summary Compensation Table contained in this Proxy Statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our Common Stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities.
We deem shares of Common Stock that may be acquired by an individual or group within 60 days of April 16, 2020 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of Common Stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 257,531,692 shares of Common Stock outstanding on April 16, 2020.
Unless otherwise indicated below, the address of each of the individuals named below is: c/o Amicus Therapeutics, Inc., 1 Cedar Brook Drive, Cranbury, NJ 08512.
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Of Shares Beneficially Owned
5% Stockholders
Entities affiliated with Redmile Group, LLC(1) One Letterman Drive, Bldg. D, Suite D3-300 San Francisco, CA 94129	25,482,769	9.9%
Entities affiliated with Perceptive Advisors LLC(2) 51 Astor Place, 10th Floor New York, NY 10003	25,132,364	9.8%
Entities affiliated with The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	23,759,160	9.2%
Entities affiliated with BlackRock, Inc.(4) 55 East 52nd Street New York, NY 10055	20,856,107	8.1%
Entities affiliated with Morgan Stanley(5) 1585 Broadway New York, NY 10036	12,912,665	5.0%

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Of Shares Beneficially Owned
Named Executive Officers and Directors
John F. Crowley(6)	1,819,811	*
Daphne Quimi(7)	414,688	*
Bradley L. Campbell(8)	1,181,655	*
Hung Do(9)	620,967	*
Ellen S. Rosenberg(10)	318,003	*
Glenn P. Sblendorio(11)	128,895	*
Michael G. Raab(12)	129,677	*
Margaret G. McGlynn(13)	145,962	*
Ted W. Love, M.D.(14)	276,043	*
Robert Essner(15)	134,043	*
Craig A. Wheeler(16)	64,043	*
Lynn D. Bleil(17)	10,187	*
Burke W. Whitman(18)	4,945	*
All directors and executive officers as a group (16 persons)	5,812,233	2.3%

*
Represents beneficial ownership of less than one percent of our outstanding Common Stock.

(1)
This information is provided solely in reliance upon information included in a Schedule 13G/A filed with the SEC on February 14, 2020 by Redmile Group, LLC (“Redmile”). As of December 31, 2019, Redmile reported shared voting and dispositive power of 25,482,769 shares of Common Stock.

(2)
This information is provided solely in reliance upon information included in a Schedule 13G/A filed with the SEC on February 14, 2020 by Perceptive Advisors LLC (“Perceptive”). As of December 31, 2019, Perceptive reported shared voting and dispositive power of 25,132,364 shares of Common Stock.

(3)
This information is provided solely in reliance upon information included in a Schedule 13G/A filed with the SEC on February 10, 2020 by The Vanguard Group (“Vanguard”). As of December 31, 2019, Vanguard reported sole voting power of 538,995 shares of common stock, shared voting power of 35,447 shares of common stock, sole dispositive power of 23,219,063 shares of common stock and shared dispositive power of 540,097 shares of Common Stock.

(4)
This information is provided solely in reliance upon information included in a Schedule 13G/A filed with the SEC on January 2, 2019 by BlackRock, Inc. (“BlackRock”). As of December 31, 2019, BlackRock reported sole voting power of 20,343,091 shares of common stock and sole dispositive power of 20,856,107 shares of Common Stock.

(5)
This information is provided solely in reliance upon information included in a Schedule 13G/A filed with the SEC on January 30, 2020 by Morgan Stanley. As of January 24, 2020, Morgan Stanley reported shared voting power of 12,727,817 shares of common stock and shared dispositive power of 12,912,665 shares of Common Stock.

(6)
Consists of 1,601,742 shares issuable upon the exercise of stock options exercisable within 60 days of April 16, 2020, 153,174 shares held directly by Mr. Crowley and 64,895 shares held by a trust f/b/o Mr. Crowley. Excludes shares issuable upon the exercise of stock options that are first exercisable after June 15, 2020 and both unvested and deferred restricted stock units as of June 16, 2020.

(7)
Consists of 341,209 shares issuable upon the exercise of stock options exercisable within 60 days of April 16, 2020 and 73,479 shares held of record. Excludes shares issuable upon the exercise of stock options that are first exercisable after June 15, 2020 and both unvested and deferred restricted stock units as of June 16, 2020.

(8)
Consists of 1,084,128 shares issuable upon the exercise of stock options exercisable within 60 days of April 16, 2020 and 97,527 shares held of record. Excludes shares issuable upon the exercise of stock options that are first exercisable after June 15, 2020 and both unvested and deferred restricted stock units as of June 16, 2020.

(9)
Consists of 267,983 shares issuable upon the exercise of stock options exercisable within 60 days of April 16, 2020 and 352,984 shares held of record. Excludes shares issuable upon the exercise of stock options that are first exercisable after June 15, 2020 and both unvested and deferred restricted stock units as of June 16, 2020.

(10)
Consists of 267,500 shares issuable upon the exercise of stock options exercisable within 60 days of April 16, 2020 and 35,503 shares held directly by Ms. Rosenberg and 15,000 shares held by her spouse. Excludes shares issuable upon the exercise of stock options that are first exercisable after June 15, 2020 and both unvested and deferred restricted stock units as of June 16, 2020.

(11)
Consists of 110,148 shares issuable upon the exercise of stock options exercisable within 60 days of April 16, 2020 and 18,747 shares held of record. Excludes shares issuable upon the exercise of stock options that are first exercisable after June 15, 2020 and both unvested and deferred restricted stock units as of June 16, 2020.

(12)
Consists of 120,782 shares issuable upon the exercise of stock options exercisable within 60 days of April 16, 2020 and 8,895 shares held of record. Excludes shares issuable upon the exercise of stock options that are first exercisable after June 15, 2020 and both unvested and deferred restricted stock units as of June 16, 2020.

(13)
Consists of 130,148 shares issuable upon the exercise of stock options exercisable within 60 days of April 16, 2020 and 15,814 shares held of record. Excludes shares issuable upon the exercise of stock options that are first exercisable after June 15, 2020 and both unvested and deferred restricted stock units as of June 16, 2020.

(14)
Consists of 125,148 shares issuable upon the exercise of stock options exercisable within 60 days of April 16, 2020 and 150,895 shares held of record. Excludes shares issuable upon the exercise of stock options that are first exercisable after June 15, 2020 and both unvested and deferred restricted stock units as of June 16, 2020.

(15)
Consists of 125,148 shares issuable upon the exercise of stock options exercisable within 60 days of April 16, 2020 and 8,895 shares held of record. Excludes shares issuable upon the exercise of stock options that are first exercisable after June 15, 2020 and both unvested and deferred restricted stock units as of June 16, 2020.

(16)
Consists of 55,148 shares issuable upon the exercise of stock options exercisable within 60 days of April 16, 2020 and 8,895 shares held of record. Excludes shares issuable upon the exercise of stock options that are first exercisable after June 15, 2020 and both unvested and deferred restricted stock units as of June 16, 2020.

(17)
Consists of 6,387 shares issuable upon the exercise of stock options exercisable within 60 days of April 16, 2020 and 3,800 shares held of record. Excludes shares issuable upon the exercise of stock options that are first exercisable after June 15, 2020 and both unvested and deferred restricted stock units as of June 16, 2020.

(18)
Consists of 4,945 shares held of record. Excludes shares issuable upon the exercise of stock options that are first exercisable after June 15, 2020 and both unvested and deferred restricted stock units as of June 16, 2020.

POLICIES AND PROCEDURES FOR RELATED PARTY TRANSACTIONS
Our Board maintains a formal written policy for the review of any transaction, arrangement or relationship in which Amicus is a participant and one of our executive officers, directors, director nominees, 5% stockholders (or their immediate family members), each of whom we refer to as a “related party,” has a direct or indirect interest. If a related party proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related party transaction,” the related party must report the proposed transaction to our Chief Financial Officer. The proposed related party transaction must be reviewed and, if deemed appropriate, approved by the Board’s Audit and Compliance Committee prior to entry into such transaction, or ratified as soon as reasonably practicable after discovery that approval is required.
The Audit and Compliance Committee may approve or ratify the transaction only if the Audit and Compliance Committee determines that, under all of the circumstances, the transaction is not inconsistent with the Company’s best interests and does not violate its Code of Business Conduct and Ethics. Any related party transactions that are ongoing in nature will be reviewed annually. The Audit and Compliance Committee will review and consider such information regarding the related party transaction as it deems appropriate. In the last fiscal year, the Company did not enter into any transactions disclosable pursuant to Item 404(a) of Regulation S-K.

PROPOSAL NO. 2—APPROVE THE AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN
Overview
In this proposal, we are requesting stockholders approve the amendment and restatement of the Amicus Amended and Restated 2007 Equity Incentive Plan (as amended, the “2007 Plan”) to increase the number of shares of Common Stock available for issuance under the 2007 Plan by 9,500,000 shares. The board of directors approved the amendment and restatement of the 2007 Plan on April 16, 2020 subject to and effective upon stockholder approval. The 2007 Plan, as amended and restated if this proposal is approved, is described in more detail below. If this proposal is not approved by our stockholders, the amendment and restatement of the 2007 Plan will not become effective, but the 2007 Plan will remain in effect in accordance with its present terms.
Recommendation:
The Board of Directors recommends the vote “FOR” the approval of the Amended and Restated 2007 Equity Incentive Plan.
We are asking our stockholders to approve the 2007 Plan. The Compensation and Leadership Development Committee approved the 2007 Plan, subject to approval of the Board and the stockholders, and the Board approved the 2007 Plan, subject to approval of the stockholders.
The 2007 Plan is substantially similar to the existing version of the Amended and Restated 2007 Equity Incentive Plan (the “Existing Plan”). The only change on which our stockholders will be voting on is an increase of 9,500,000 shares of Common Stock available for issuance as equity incentive awards, including for the issuance of full-value equity awards.
Background and Reason for the Proposal
Equity compensation has historically been a key element of our compensation program. The ability to grant stock options and restricted stock has enabled us to attract and retain highly talented employees. Additionally, equity awards have also allowed us to link incentive rewards to Company performance, to encourage employee ownership in our stock and to align the interests of employees with those of our stockholders. Equity based compensation is a common form of compensation in our industry. Without the ability to grant stock options and restricted stock, we would be at a disadvantage against our competitors for recruiting and retaining key talent. We expect that we will be required to grow our employee population over the coming years to meet the requirements of a global commercial enterprise. If we did not expand the pool of shares available, we would also be unable to offer competitive total compensation packages necessary to attract, retain and motivate individuals critical to our future success.
The purpose of the 2007 Plan is to encourage ownership of our Common Stock by employees and directors of the Company and to provide additional incentive for them to promote the success of the Company’s business through the grant of awards of shares of the Company’s Common Stock. As of April 2, 2020, there were 4,756,623 shares remaining for issuance under the Existing Plan. We are therefore seeking approval of the 2007 Plan in order to make an additional 9,500,000 shares of our Common Stock available for issuance as Awards under the 2007 Plan.
The Board believes that the 2007 Plan will serve a critical role in attracting and retaining officers and employees and in motivating these individuals to strive to meet our goals and that, without the additional shares which may be offered under the 2007 Plan, we would be at a competitive disadvantage to our peers. The Board further believes that the increased number of shares that would be available for issuance under the 2007 Plan would provide the Compensation and Leadership Development Committee with the flexibility to make the types and amounts of awards it believes are necessary to attract and retain qualified individuals. As our employee base continues to grow, the Board believes that it is in the best interests of the Company and its stockholders to make reasonable increases to the number of shares available for issuance under the 2007 Plan, based on year-over-year forecasts, to ensure that the Company can keep pace with such growth and continue attracting the best possible talent as the Company completes its transition into a fully integrated, global commercial company.

Considerations Relating to the Additional Shares Under the 2007 Plan
In recommending the 2007 Plan to the Board for approval, the Compensation and Leadership Development Committee reviewed analyses prepared by Pay Governance, the committee’s independent compensation consultant. Considerations taken into account by the Compensation and Leadership Development Committee included the following:
   •
Competitiveness

The market for high caliber, experienced talent in our industry and in our geographic location is extremely competitive. We compete not only with other similar sized and larger biotechnology companies, but we also compete for talent directly with much larger pharmaceutical companies that have significantly greater resources and generous compensation practices. Our ability to grant equity awards is critical to our ability to be competitive and to attract, retain and motivate the talent we need to best position our Company for success.
   •
Limited duration of current shares available

If we do not increase the shares available for issuance under the Existing Plan, we expect the number of available shares under the Existing Plan to be substantially depleted by the Q4 of 2020 and that we would then be unable to continue to grant broad-based equity awards. If our stockholders approve the amendment and restatement, we estimate that the shares reserved for issuance under the 2007 Plan, as amended and restated, would be sufficient for up to 18-24 months of awards based on projected increase in overall number of employees, projected employee turnover and historical grant practices.
   •
Employee growth/turnover

The number of full-time employees increased from 507 at December 31, 2018 to 588 at December 31, 2019. For 2020 and 2021, we are projecting hiring patterns and employee turnover in-line with our peer group and the biotechnology industry generally. In 2019, we had a total of 7 new hires and promotions involving positions at the vice president level or higher. Accordingly, we anticipate an increase in new hire equity grants in 2020 and 2021, which are traditionally 75% to 225% greater in value than annual grants, with those in excess of such range requiring Compensation and Leadership Development Committee review. As the overall number of employees generally increases, we are planning for a resulting increase in annual equity grants as well.
   •
Broad-based equity programs

We believe broad-based equity programs are important to our ability to attract, retain and motivate employees throughout the Company and align employee interests with those of our stockholders. Historically, less than 30% of the total equity awards granted under the Existing Plan have gone to our named executive officers.
Eligible Participants/Administration
The 2007 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Code, to employees, and non-qualified stock options and restricted stock, other stock awards and Performance Awards to our employees and directors. As of April 2, 2020, approximately 549 employees and eight directors (not including Mr. Crowley and Mr. Campbell, who are included in the number of employees) were eligible to participate in the 2007 Plan. The 2007 Plan will be administered by the Compensation and Leadership Development Committee of our Board, provided that the Board may itself exercise any of the powers and responsibilities assigned to the Committee under the 2007 Plan.
Subject to the provisions of the 2007 Plan, the Compensation and Leadership Development Committee has been granted the discretion to determine when awards are made, which employees receive awards, the form of an award, the number of shares subject to each award, and all other relevant terms of the award, including vesting and acceleration of vesting, if any. The Compensation and Leadership Development Committee also has been granted broad discretion to construe and interpret the 2007 Plan and adopt rules and regulations thereunder.

Number of Shares Authorized Under the 2007 Plan
The number of authorized shares of our Common Stock after the effective date under the 2007 Plan is 36,558,703 shares, subject to adjustment to avoid dilution or enlargement of intended benefits in the event of certain significant corporate events. No more than 26,558,703 of the shares of Common Stock available for issuance under the 2007 Plan after the effective date under the 2007 Plan (upon approval of the requested share increase) as awards of restricted stock, performance restricted stock units, stock grants and any other similar awards whose intrinsic value is not solely dependent on appreciation in the price of our Common Stock after the date of grant. Each of the above numbers is exclusive of any grants made under the 2007 Plan prior to the effective date of the approval of the amendment by the Board. If any shares of Common Stock covered by an award granted under the 2007 Plan, or to which such an award relates, are forfeited, or if an award has expired, terminated or has been canceled for any reason whatsoever (other than by reason of exercise or vesting), then the shares covered by such award shall again be, or shall become, shares with respect to which awards may be granted under the 2007 Plan. Shares of Common Stock underlying awards under the 2007 Plan that have been used to satisfy withholding obligations or pay an exercise price will not again be available for a future award.
Subject to such adjustments as provided below, no employee will, in a single calendar year, be granted awards under the 2007 Plan with respect to more than 5,000,000 shares of Common Stock.
Summary of the 2007 Plan
This section summarizes certain key features of the 2007 Plan, which remain unchanged from prior shareholder approval, except for the requested increase in shares. The summary is qualified in its entirety by reference to the complete text of the 2007 Plan. Stockholders are urged to read the actual text of the stated 2007 Plan in its entirety which is set forth in Exhibit A to this proxy statement.
Term of the 2007 Plan
No award may be granted under the 2007 Plan after April 2026, which is the 10th anniversary of the date on which the 2007 Plan was approved by the Board. Awards granted prior to the expiration of the 2007 Plan shall not expire solely by reason of the termination of the plan.
The closing price of a share of our Common Stock on April 2, 2020 was $9.61.
Terms and Conditions of Options
Options granted under the 2007 Plan shall be, as determined by the Compensation and Leadership Development Committee, non-qualified or incentive stock options for federal income tax purposes, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as determined by the Compensation and Leadership Development Committee:
Option Exercise Price.   The price at which shares of Common Stock may be acquired under each non-qualified stock option and incentive stock option shall not be less than 100% of the fair market value of a share on the date such option is granted; provided, however, that the exercise price of any incentive stock option granted to any participant who, at the time of grant, owns more than 10% of the total combined voting power of all classes of the Company’s stock (a “Ten Percent Holder”) shall be at least 110% of the fair market value of the stock on the date of such grant.
Exercisability.   Options granted under the 2007 Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee; provided, however, that in no event shall an option be exercisable more than ten years after its grant date or five years after the date it is granted to a Ten Percent Holder. An option may be exercised by a participant providing written notice specifying the number of shares of Common Stock with respect to which the option is then being exercised. The purchase price for the shares as to which an option is exercised shall be paid to the Company pursuant to one or more of the following methods:
(i)
cash or check payable to the Company;

(ii)
shares of Common Stock having a fair market value equal to the aggregate option exercise price for the shares being purchased, and only with the Compensation and Leadership Development Committee’s approval; or

(iii)
if there is a public market for the shares at such time, through and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of Common Stock subject to any option in a brokered transaction (other than to the Company).

No participant shall be deemed for any purpose to be a stockholder of the Company with respect to any shares of Common Stock issuable pursuant to an option until the participant has given written notice of exercise of the option and has paid in full for such shares.
Terms and Conditions of Restricted Stock
Shares of restricted stock may be issued under the 2007 Plan for such consideration, in cash, other property or services, or any combination thereof, as determined by the Compensation and Leadership Development Committee. During the period of time in which the shares of restricted stock are subject to a risk of forfeiture (the “Restriction Period”), such shares shall be subject to limitations on transferability and a risk of forfeiture arising on the basis of such conditions related to the performance of services, Company performance or otherwise as the Compensation and Leadership Development Committee may determine and set forth in an award agreement. Any such risk of forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Compensation and Leadership Development Committee on such basis as it deems appropriate. Except as otherwise provided in the 2007 Plan or an applicable award agreement, at all times prior to the lapse of the Restriction Period, the participant shall have all of the rights of a stockholder of the Company, including the right to vote the shares of restricted stock.
Terms and Conditions of Restricted Stock Units
Each restricted stock unit shall entitle the recipient to a share of Common Stock at the close of a Restriction Period as established by the Compensation and Leadership Development Committee and subject to a risk of forfeiture arising on the basis of such conditions related to the performance of services, Company performance or otherwise as the Compensation and Leadership Development Committee may determine and set forth in an award agreement. Any such risk of forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Compensation and Leadership Development Committee on such basis as it deems appropriate. A participant holding restricted stock units shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Common Stock subject to such restricted stock units except to the extent that the Restriction Period with respect to such restricted stock units shall have closed and a certificate shall have been issued for such shares of Common Stock.
Terms and Conditions of Stock Grants
Stock grants may be issued under the 2007 Plan for such consideration, in cash or other property or services, or any combination thereof, as determined by the Compensation and Leadership Development Committee. Stock grants may be awarded in such circumstances as the Compensation and Leadership Development Committee deems appropriate, including in recognition of significant contributions to the success of the Company or in lieu of compensation otherwise already due.
Terms and Conditions of Performance Awards
The Compensation and Leadership Development Committee may grant Performance Awards (“PRSUs”) under the 2007 Plan, which may be denominated as a number of shares of Common Stock or a specified number of other awards (or a combination of both). Generally, PRSUs require satisfaction of pre-established Performance Goals (as defined in the following sentence). The potential performance metrics include: cash flow; earnings (including gross margin, earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation, amortization and charges for stock-based compensation, earnings before interest, taxes, depreciation and amortization, and net earnings); earnings per share; growth in earnings or earnings per share; stock price; return on equity or average stockholder equity; total stockholder return or growth in total stockholder return either directly or in relation to a comparative group; return on capital;

return on assets or net assets; revenue, growth in revenue or return on sales; income or net income; operating income, net operating income or net operating income after tax; operating profit or net operating profit; operating margin; return on operating revenue or return on operating profit; regulatory filings; regulatory approvals, litigation and regulatory resolution goals; other operational, regulatory or departmental objectives; budget comparisons; growth in stockholder value relative to established indexes, or another peer group or peer group index; development and implementation of strategic plans and/or organizational restructuring goals; development and implementation of risk and crisis management programs; improvement in workforce diversity; compliance requirements and compliance relief; safety goals; productivity goals; workforce management and succession planning goals; economic value added (including typical adjustments consistently applied from generally accepted accounting principles required to determine economic value added performance measures); measures of customer satisfaction, employee satisfaction or staff development; development or marketing collaborations, formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance the Company’s revenue or profitability or enhance its customer base; and/or merger and acquisitions (each, a “Performance Goal” and collectively the “Performance Goals”). Such Performance Goals may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual grantee or any subsidiary, division, department or function within the Company and may be measured on an absolute or relative basis.
The Compensation and Leadership Development Committee may provide, at the time a Performance Goal is established, that adjustments will be made to the applicable Performance Goal to take into account, in the manner specified by the Compensation and Leadership Development Committee, the impact of one or more of the following:
•
gain or loss from all or certain claims and/or litigation and insurance recoveries,

•
the impairment of tangible or intangible assets,

•
stock-based compensation expense,

•
extraordinary, unusual or infrequently occurring events reported in the Company’s public filings,

•
restructuring activities reported in the Company’s public filings,

•
investments, dispositions or acquisitions,

•
loss from the disposal of certain assets,

•
gain or loss from the early extinguishment, redemption, or repurchase of debt,

•
cash or non-cash charges related to site closings,

•
changes in accounting principles, or any other item, event or circumstance that would not cause an award to fail to constitute “qualified performance-based compensation” under Section 162(m) of the Code, to the extent such exemption is available.

Transferability
Unless otherwise determined by the Compensation and Leadership Development Committee, an award (other than a stock award) shall not be transferable or assignable by a participant otherwise than by will or by the laws of descent and distribution. However, the applicable award agreement or the Compensation and Leadership Development Committee may provide that a non-qualified statutory stock option, shares of restricted stock or restricted stock units may be transferred by the participant to a family member, so long as such transfer is without payment of any consideration.
Death, Disability or Retirement
The participants in the 2007 Plan are generally be eligible for the retirement benefits set forth below, if such participant meets the following criteria at the time of such participant’s termination of service:
•
The participant must have at least 5 years of continuous service;

•
The participant must be at least 55 years of age; and

•
The sum of the participant’s age and years of service with the Company must equal or exceed 67 years.

Notwithstanding the above, if the participant’s service is terminated by the Company for cause, then the following retirement benefits would be forfeited.
•
Options: any unvested Options shall continue to vest until the second anniversary of the participant’s separation, and all vested Options (including those eligible to vest pursuant to the preceding clause) shall remain exercisable until the earlier of the (i) the 4th anniversary of the date of such separation, or (ii) the original expiration date of the term of the Option; any options not exercised in such period shall be forfeited with no further compensation due to the participant.

•
RSUs: any unvested RSUs that would vest up to the second anniversary of the participant’s separation, shall have accelerated vesting, and the shares will be delivered to the participant upon separation; any unvested RSUs beyond the two-year date shall be forfeited with no further compensation.

•
PRSUs: a prorated portion of the participant’s PRSUs (based on the participant’s period of service with the Company during the performance period) would remain eligible to vest and become delivered based upon satisfaction of the goals applicable to such PRSUs (collectively, the “Equity Retirement Benefits”).

The same Equity Retirement Benefits described above afforded upon a participant’s retirement after satisfying the Retirement Criteria would be offered to any participant upon a termination of service due to such participant’s death or disability.
Change in Control
Subject to the applicable provisions of the award agreement, in the event of a change of control of the Company after the effective date of the 2007 Plan, the Compensation and Leadership Development Committee generally shall have the discretion to provide for any or all of the following:
•
the acceleration, in whole or in part, of any or all outstanding options that are not exercisable in full at the time of the change of control;

•
the lapse or termination of the risk of forfeiture with respect to outstanding awards of restricted stock and restricted stock units;

•
the assumption of outstanding options or restricted stock units, or the substitution of outstanding options or restricted stock units with equivalent options or restricted stock units, as the case may be, by the acquiring or succeeding corporation or entity; or

•
the termination of all options and restricted stock units (other than those assumed or substituted for), which termination may or may not be in exchange for some payment or other consideration, as determined in the sole discretion of the Compensation and Leadership Development Committee.

Adjustments
In the event of any change in the outstanding shares by reason of merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to such outstanding shares, an appropriate and proportionate adjustment will be made in (i) the maximum number and kinds of shares that may be issued under the 2007 Plan, (ii) the numbers and kinds of shares or other securities subject to the then outstanding awards; (iii) the exercise price for each share or other unit of any other securities subject to then outstanding options; and (iv) the repurchase price of each share of restricted stock then subject to a risk of forfeiture in the form of a Company repurchase right.
Termination of Amendments to the 2007 Plan
The Board may at any time terminate or make such amendments or modifications of the 2007 Plan as it shall deem advisable; provided, however, that no such amendment or modification shall be made without the consent of a participant if such change would:

•
reduce the number of shares subject to an award, increase the purchase price applicable to shares subject to such award or materially adversely affect the provisions applicable to such award that relate to the vesting or exercisability of such award or the shares subject thereto;

•
result in an incentive stock option no longer being treated as such within the meaning of Section 422 of the Code; or

•
not apply to all other awards outstanding on the date of such amendment or modification.

Federal Income Tax Consequences Relating to Awards Under the 2007 Plan
The current United States federal income tax treatment of awards under the 2007 Plan is generally described below. This description of tax consequences is not a complete description. There may be different income tax consequences under certain circumstances, and there may be gift and estate tax consequences. Local, state and other taxing authorities may also tax awards under the plan. Tax laws are subject to change.
Incentive Stock Options
There generally are no federal income tax consequences to a participant or to the Company upon the grant of an incentive stock option. A participant will not recognize income for purposes of the regular federal income tax upon the exercise of an incentive stock option. However, for purposes of the alternative minimum tax, in the year in which a participant exercises an incentive stock option the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price will be included in a participant’s alternative minimum taxable income.
A participant will recognize income when he or she sells stock acquired upon exercise of an incentive stock option. If a participant disposes of the shares acquired upon exercise of an incentive stock option after two years from the date the option was granted and one year from the date the shares were transferred upon the exercise of the option, a participant will recognize long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price. The Company will not be entitled to any corresponding tax deduction.
If a participant disposes of shares acquired upon the exercise of an incentive stock option before satisfying both holding period requirements (a “disqualifying disposition”), a participant’s gain recognized on the disposition will be taxed as ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price. The Company will generally be entitled to a deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the participant held the shares before the disposition.
Nonqualified Stock Options
There are generally no federal income tax consequences to a participant or to the Company upon the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the aggregate exercise price paid. The Company generally will be entitled to a corresponding federal income tax deduction. The participant will have a tax basis in the shares equal to the exercise price plus the amount of income recognized at the time of exercise.
When a participant sells shares of stock acquired through the exercise of a nonqualified stock option, the participant will have a capital gain or loss in an amount equal to the difference between the amount realized on the sale and the tax basis in the shares. The capital gain tax rate will depend on a number of factors, including the length of time the participant held the shares prior to selling them.
Restricted Stock
A participant will generally not recognize federal taxable income when he or she receives a grant of restricted stock, and the Company will not be entitled to a deduction, until the stock is transferable by the participant or is otherwise no longer subject to a substantial risk of forfeiture. When the stock is either transferable or is no longer subject to a substantial risk of forfeiture, a participant will recognize ordinary income in an amount equal to the fair market value of the shares at that time (less any amounts paid for the shares), and generally, the Company will be entitled to a deduction in the same amount. Any gain or loss recognized by the participant upon a later disposition of the shares will be capital gain or loss. A participant’s holding period for purposes of determining whether that capital gain or loss is long-term or short-term will be counted from the date the stock became transferable or ceased to be subject to a substantial risk of forfeiture.
A participant may elect to recognize ordinary income in the year when the share award is granted in an amount equal to the fair market value of the shares subject to the award (less any amounts paid for such shares) at the time of grant, determined without regard to any restrictions. This election is referred to as a Section 83(b) election. In that event, the Company will be entitled to a corresponding deduction in the same year. Any gain or loss recognized by the participant upon a later disposition of the shares will be capital gain or loss. A participant’s holding period for purposes of determining whether that capital gain or loss is long-term or short-term will be counted from the date of the original transfer to the participant. The participant may not claim a credit for any tax previously paid on stock that is later forfeited.
Restricted Stock Units
If a participant is granted a restricted stock unit, he or she will not be required to recognize any taxable income at the time of grant. Upon distribution of shares or cash in respect of a restricted stock unit, the fair market value of those shares or the amount of that cash will be taxable to the participant as ordinary income and the Company will receive a deduction equal to the income recognized by the participant. The subsequent disposition of shares acquired pursuant to a restricted stock unit will result in capital gain or loss (based on the difference between the price received on disposition and the market value of the shares at the time of their distribution). The capital gain tax rate will depend on a number of factors, including the length of time the participant held the shares prior to selling them.
Performance Awards
If a Performance Award is settled by the issuance of unrestricted shares of our Common Stock, the participant receiving the shares will recognize ordinary income equal to the value of the shares at the time of issuance and the Company will be entitled to a congruent deduction. Those shares will then have a tax basis equal to their fair market value on the date of issuance, and the holding period of those shares will commence on that date for purposes of determining whether a subsequent disposition of the shares will result in long-term or short-term capital gain or loss.
If a Performance Award is settled by the issuance of another type of award under the 2007 Plan, the tax consequences of that other award will be the same as described above with respect to the relevant type of award.
Section 162(m) of the Internal Revenue Code
Section 162(m) of the Code limits the federal income tax deductions a publicly held company can claim for compensation in excess of $1,000,000 paid to certain executive officers (generally, the officers who are “named executive officers” in the summary compensation table in the issuer’s proxy statement). With respect to grants made prior to November 2, 2017, “qualified performance-based compensation” was not counted against the $1,000,000 deductibility limit. Under the 2007 Plan, options, granted prior to this date, with an exercise price at least equal to 100% of the fair market value of the underlying shares at the date of grant may satisfy the requirements for treatment as “qualified performance-based compensation.” In addition, Performance Awards, granted prior to this date, that are conditioned upon achievement of certain Performance Goals may satisfy the requirements for treatment as “qualified performance-based compensation.” Following the enactment of the Tax Cuts and Jobs Act, the $1,000,000 annual deduction limitation under Section 162(m) applies to all compensation granted to these executive officers with no exception for qualified performance-based compensation. Accordingly, our ability to actually receive a corresponding deduction for the equity awards described above, may be limited.

New Plan Benefits
If the 2007 Plan is approved by stockholders, awards under the 2007 Plan will be determined by the Compensation and Leadership Development Committee in its discretion, and it is, therefore, not possible to predict the number, name or positions of persons who will benefit from the 2007 Plan, if it is approved by stockholders, or the terms of any such benefits. However, the following table sets forth information with respect to awards granted under the Existing Plan during the 2019 fiscal year.
Name and Principal Position	Number of Options	Number of Stock Units(1)
John F. Crowley Chairman and Chief Executive Officer	358,126	466,954
Daphne Quimi Chief Financial Officer	88,154	114,942
Bradley L. Campbell President and Chief Operating Officer	151,515	197,556
Hung Do Chief Science Officer	93,663	122,126
Ellen S. Rosenberg. Chief Legal Officer and Corporate Secretary	93,663	122,126
All current executive officers as a group	954,403	1,238,232
All current directors who are not executive officers as a group	25,964	60,417
All employees, including all current officers who are not executive officers as a group	1,553,590	1,250,184

(1)
Includes RSUs and PRSUs at target level for TSR and pipeline goals.

In accordance with SEC rules, the following table lists all options granted to the individuals and groups indicated below since the adoption of the 2007 Plan. The option awards listed below for the covered executives and directors include the option awards listed in the executive and director compensation tables beginning on page 36 and 48, respectively, of this proxy statement and are not additional awards. As of April 2, 2020, the closing price of a share of our Common Stock was $9.61 per share.
Persons or Groups of Persons	Options
John F. Crowley Chairman Chief Executive Officer	3,702,762
Daphne Quimi Chief Financial Officer	638,954
Bradley L. Campbell President and Chief Operating Officer	1,588,179
Hung Do Chief Science Officer	649,434
Ellen S. Rosenberg Chief Legal Officer and Corporate Secretary	461,621
All current executive officers as a group	8,162,118
All current directors who are not executive officers as a group	70,569
Each nominee for election as a director	—
Each associate of any such director, executive officer or nominees	—
Each other person who received or is to receive 5% of such options, warrants or rights	—
All employees, including all current officers who are not executive officers as a group	28,190,871

Vote Required
The affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter is required to approve the 2007 Plan.
Securities Authorized for Issuance under our Equity Compensation Plans
Plan category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	16,723,760	$9.15	10,667,216
Equity compensation plans not approved by security holders	—	—	—
Total	16,723,760	$9.15	10,667,216

(1)
Includes awards granted under the Company’s Existing Plan and the 2007 Director Option Plan (the “2007 Director Plan”). The number of shares available for issuance under the 2007 Director Plan is increased annually on January 1 of each year by 100,000 shares, provided that the Board may waive the annual increase in shares available for issuance.

Clawback Policy
As described above, the Board has adopted a Clawback Policy which allows the Board to recoup bonus and equity awards made to executives in the event of misconduct leading to a restatement and other misconduct.

PROPOSAL NO. 3—INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit and Compliance Committee has appointed Ernst & Young LLP, independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2020. The Board proposes that the stockholders ratify this appointment. Ernst & Young LLP audited our financial statements for the fiscal year ended December 31, 2019. We expect that representatives of Ernst & Young LLP will be present at the meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.
Recommendation
The Board recommends the vote “FOR” to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, and proxies solicited by the Board will be voted in favor of such ratification unless a stockholder indicates otherwise on the proxy.
Fees for Audit Services
The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the years ended December 31, 2019 and 2018, and fees billed for other services rendered by Ernst & Young LLP during those periods. All of such fees were approved by the Audit and Compliance Committee.
	December 31,
	2019	2018
Audit Fees	$2,027,965	$1,852,238
Audit-Related Fees	—	—
Tax Fees	$67,986	$165,234
All Other Fees	—	$119,911
Total	$2,095,951	$2,137,383
Fees for audit services included fees associated with the annual financial statement audit, an audit of our internal controls over financial reporting and reviews of the quarterly reports on Form 10-Q for both 2019 and 2018. In 2019 and 2018, the audit fees included costs of statutory audits of a number of our foreign subsidiaries. In 2019, the audit fees also included costs associated with the review of our Prospectus Supplement for an equity financing. There were no audit-related fees in 2019 and 2018. Fees for tax services in 2019 and 2018 included fees associated with certain permitted compliance and advisory services. In 2018, all other fees included permitted compliance assessment project. There were no other fees in 2019.
Policy on Audit and Compliance Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Registered Public Accounting Firm
Consistent with SEC policies regarding auditor independence, the Audit and Compliance Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit and Compliance Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.
Prior to engagement of the independent registered public accounting firm for the next year’s audit, management will submit an aggregate estimate of services expected to be rendered during that year for each of four categories of services to the Audit and Compliance Committee for approval.
1.
Audit Services include audit work performed in the preparation of financial statements, as well as work that only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2.
Audit-Related Services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.
3.
Tax Services include all services performed by the independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4.
Other Fees are those associated with services not captured in the other categories.

Prior to engagement, the Audit and Compliance Committee pre-approves these services by category of service. The fees are budgeted, and the Audit and Compliance Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit and Compliance Committee requires specific pre-approval before engaging the independent registered public accounting firm.
The Audit and Compliance Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit and Compliance Committee at its next scheduled meeting.
In the event the stockholders do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, the Audit and Compliance Committee will reconsider its appointment.
The affirmative vote of a majority of the shares voted affirmatively or negatively on the matter at the Annual Meeting is required to ratify the appointment of the independent registered public accounting firm.

REPORT OF AUDIT AND COMPLIANCE COMMITTEE
The Audit and Compliance Committee of the Board, which currently consists entirely of directors who meet the independence and experience requirements of the rules and regulations of NASDAQ and the Exchange Act, has furnished the following report.
The Audit and Compliance Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This Committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit and Compliance Committee is responsible for overseeing our financial reporting process on behalf of the Board, and for the appointment, compensation, retention, and oversight of the work of Ernst & Young LLP. In fulfilling its responsibilities for the financial statements for fiscal year 2019, the Audit and Compliance Committee took the following actions:
•
Reviewed and discussed the audited financial statements for the fiscal year ended 2019 with management and Ernst & Young LLP, our independent registered public accounting firm;

•
Discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and

•
Received written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit and Compliance Committee concerning independence. The Audit and Compliance Committee further discussed Ernst & Young’s independence with Ernst & Young LLP. The Audit and Compliance Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate.

Based on the Audit and Compliance Committee’s review of the audited financial statements, discussions with management and Ernst & Young LLP and written disclosures and the letter from Ernst & Young LLP regarding its communications with the Audit and Compliance Committee concerning independence as required by applicable requirements of the Public Company Accounting Oversight Board, the Audit and Compliance Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as amended, for filing with the SEC.
Members of the Amicus Therapeutics, Inc.
Audit and Compliance Committee
Glenn P. Sblendorio, Chair
Robert Essner
Michael G. Raab
Burke W. Whitman
Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the above report shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed to be incorporated by reference into any such filing.

PROPOSAL NO. 4—ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act. Section 14A of the Exchange Act also requires that stockholders have the opportunity to cast an advisory vote with respect to whether future executive compensation advisory votes will be held every one, two or three years. In accordance with the results of this advisory vote at the 2017 Annual Meeting, the Company’s Board determined that the Company will hold an advisory vote on the compensation of the Company’s named executive officers every year.
Our executive compensation program for our executive officers is designed to attract, motivate, and retain individuals of superior ability and managerial talent who can successfully perform and succeed in our environment. Our named executive officers are rewarded for the achievement of our near-term and longer-term financial and strategic goals and for driving corporate performance. This program contains elements of cash and equity-based compensation designed to align the interests of our executives with those of our stockholders as well as have the appropriate incentive to achieve key strategic and financial performance measures by linking compensation opportunities and actual compensation earned through our pay-for-performance compensation program to the achievement of corporate goals. We also make equity grants designed to align our named executive officers’ compensation to the long-term performance of Amicus in addition to creating an ownership culture that helps unify the interests of our executives and stockholders. The Company generally targets aggregate total direct compensation for the named executive officers as a group to approximately the 50th percentile of our peer group at target performance levels in setting our executive compensation programs. Our Board and the Compensation and Leadership Development Committee regularly review the compensation programs for our named executive officers and undertake a comprehensive annual review to ensure that our compensation policies and programs align with current market practices and the interests of our stockholders.
The “Compensation Discussion and Analysis” section of this proxy statement describes in detail our executive compensation program and the decisions made by the Compensation and Leadership Development Committee with respect to the fiscal year ended December 31, 2019.
In 2019, the Company made significant progress towards completing its goal of becoming a fully integrated global commercial company and met or exceeded all corporate objectives. The Company obtained regulatory approvals in key geographies for Galafold®, including Argentina, Taiwan, Colombia and Brazil. In addition, the Company recognized $188.5 million of global product revenue for Galafold®, exceeding the revenue goal. The Company also significantly furthered its Pompe program by successfully dosing 100 patients in its PROPEL study ahead of schedule. This is the largest lysosomal storage disease study ever. The Company also advanced its gene therapy program for Batten’s Disease by enrolling a 13th patient in October 2019, exceeding the target enrollment, and all gene therapy CMC objectives were met. The Company overachieved on its pipeline objective with additional preclinical proof of concept data achieved for Pompe and Fabry. Finally, the Company substantially fortified its financial position, ending the year with approximately $452.7 million in cash and cash equivalents due to raising $189 million through an equity offering. These actions have provided the Company with a cash runway that is expected to fund ongoing operations until well into the first half of 2022.
Our Board is therefore asking stockholders to approve, on an advisory basis, the following resolution:
“RESOLVED, that the compensation paid to the named executive officers of Amicus Therapeutics, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.”
As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not overrule any decision by us or our Board (or any committee thereof), create or imply any change to our fiduciary duties or those of our Board (or any committee thereof), or create or imply any additional fiduciary duties for us or our Board (or any committee thereof). However, our Compensation and Leadership Development Committee and Board value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

FORWARD-LOOKING STATEMENTS
This Proxy Statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this Proxy Statement and the documents incorporated by reference herein regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “potential,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “should,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved. Any or all of the forward-looking statements in this Proxy Statement may turn out to be wrong and can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. For example, the potential impact on operations from the COVID-19 pandemic is inherently unknown and cannot be predicted with confidence and may cause actual plans, performance, execution and results to differ materially from the statements, estimates and forecasts in this Proxy Statement, including without limitation, because of the impact it may have, directly or indirectly, on any or all our named executive officers or directors, general political and economic conditions and results of efforts by governmental authorities to mitigate COVID-19. In addition, all forward-looking statements are subject to other risks detailed in our Form 10-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and, except as required by law, we undertake no obligation to revise or update this news release to reflect events or circumstances after the date hereof.
The Compensation and Leadership Development Committee established the 2020 performance targets prior to the outbreak of the COVID-19 pandemic. The Compensation and Leadership Development Committee will continue to monitor and assess the potential impact of COVID-19 on the Company’s performance and business operations and may exercise its discretion to adjust the 2020 performance targets as appropriate.
OTHER MATTERS
The Board knows of no other business which will be presented to the 2020 Annual Meeting. If any other business is properly brought before the 2020 Annual Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the individuals named as proxies on the proxy card.
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR
If you wish to submit a proposal to be considered for inclusion in next year’s proxy materials or nominate a director, your proposal must be in proper form according to SEC Regulation 14A, Rule 14a-8 and received by the Secretary of the Company no later than December 25, 2020. Proposals received after that date will not be included in the proxy materials we send out in connection with the 2021 Annual Meeting of Stockholders. If a proposal is received before that date, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. To be timely in accordance with our Restated By-laws, stockholder notice of any such proposal must be received by us not earlier than November 25, 2020 and not later than December 25, 2020; provided, however, that in the event that the date of the 2021 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the anniversary date of the 2020 Annual Meeting of Stockholders, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 90th day prior to such 2021 Annual Meeting of Stockholders and not later than the close of business on the later of the 60th day prior to such 2021 Annual Meeting of Stockholders or the 10th day following the day on which we make a public announcement of the date of the 2021 Annual Meeting of Stockholders. All stockholder proposals should be marked for the attention of Chief Legal Officer and Corporate Secretary, c/o Amicus Therapeutics, Inc., 1 Cedar Brook Drive, Cranbury, New Jersey 08512.
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (other than the exhibits thereto), filed with the SEC, which provides additional information about us, is available on the Internet at

www.amicusrx.com and is available in paper form to beneficial owners of our Common Stock without charge upon written request to Secretary, c/o Amicus Therapeutics, Inc., 1 Cedar Brook Drive, Cranbury, New Jersey 08512.
DELIVERY OF PROXY MATERIALS
Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement, the Notice of 2020 Annual Meeting of Stockholders and our Annual Report to Stockholders may have been sent to multiple stockholders in your household. Householding is designed to reduce duplicate mailings and save significant printing and postage costs. If you receive a household mailing this year and would like to receive additional copies of this Proxy Statement, the Notice of 2020 Annual Meeting of Stockholders and our Annual Report to Stockholders, please call us at (609) 662-2000 or send a written request to Chief Legal Officer and Corporate Secretary, c/o Amicus Therapeutics, Inc., 1 Cedar Brook Drive, Cranbury, New Jersey 08512. If you want to receive separate copies of our Proxy Statement, Notice of our Annual Meeting of Stockholders and our Annual Report to Stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

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Exhibit A
AMENDED AND RESTATED
AMICUS THERAPEUTICS, INC.
2007 EQUITY INCENTIVE PLAN
1.
Purpose

This Plan is intended to encourage ownership of Common Stock by employees, consultants and directors of the Company and its Affiliates and to provide additional incentive for them to promote the success of the Company’s business through the grant of Awards of shares of the Company’s Common Stock. The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code but not all Awards granted hereunder are required to be Incentive Options.
2.
Definitions

As used in the Plan the following terms shall have the respective meanings set out below, unless the context clearly requires otherwise:
2.1.   “Accelerate”, “Accelerated”, and “Acceleration” , when used with respect to an Option, means that as of the time of reference such Option will become exercisable with respect to some or all of the shares of Common Stock for which it was not then otherwise exercisable by its terms, and, when used with respect to Restricted Stock, Restricted Stock Units or Performance Awards, as the case may be, means that the Risk of Forfeiture and/or Performance Goals otherwise applicable to such Award, as the case may be, shall expire or be satisfied with respect to some or all of the shares of underlying such Award.
2.2.   “Acquiring Person” means, with respect to any Transaction or any acquisition described in clause (ii) of the definition of Change of Control, the surviving or acquiring person or entity in connection with such Transaction or acquisition, as the case may be, provided that if such surviving or acquiring person or entity is controlled, directly or indirectly, by any other person or entity (an “Ultimate Parent Entity”) that is not itself controlled by any entity or person that is not a natural person, the term “Acquiring Person” shall mean such Ultimate Parent Entity.
2.3.   “Affiliate” means, with respect to any person or entity, any other person or entity controlling, controlled by or under common control with the first person or entity.
2.4.   “Applicable Voting Control Percentage” means (i) at any time prior to the initial public offering of the Company, a percentage greater than fifty percent (50%) and (ii) at any time from and after the initial public offering of the Company, twenty percent (20%).
2.5.   “Award” means any grant or sale pursuant to the Plan of Options, Restricted Stock, Restricted Stock Units, Stock Grants or Performance Awards.
2.6.   “Award Agreement” means an agreement between the Company and the recipient of an Award, setting forth the terms and conditions of the Award.
2.7.   “Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3, or any successor rule thereto, promulgated by the Securities and Exchange Commission pursuant to the Exchange Act.
2.8.   “Board” means the Company’s board of directors.
2.9.   “Change of Control” means (i) the closing of any Sale of the Company Transaction or (ii) the direct or indirect acquisition, in a single transaction or a series of related transactions, by any person or Group (other than the Company or a Controlled Affiliate of the Company) of Beneficial Ownership of previously outstanding shares of capital stock of the Company if (A) immediately after such acquisition, such person or Group, together with their respective Affiliates, shall own or hold shares of capital stock of the Company possessing at least the Applicable Voting Control Percentage of the total voting power of the outstanding A-1 capital stock of the Company and (B) immediately prior to such acquisition, such person or Group, together with their respective Affiliates, did not own or hold shares of capital stock of the Company possessing at least the Applicable Voting Control Percentage of the total voting power of the outstanding capital stock of the

Company. Notwithstanding anything expressed or implied in the foregoing provisions of this definition to the contrary, any direct or indirect acquisition referred to in clause (ii) above in this definition shall not be treated as a Change of Control if, at any time prior to or after such direct or indirect acquisition, a majority of the members of the board of directors of the Company as constituted immediately prior to such direct or indirect acquisition consent in writing to exclude such direct or indirect acquisition from the scope of this definition. Notwithstanding the foregoing, with respect to any Award issued under the Plan, which is subject to Section 409A of the Code, no event shall set forth above shall be deemed to be a Change of Control, unless such event would also be considered a “change in ownership or effective control of a corporation or in the ownership of a substantial portion of the assets of a corporation” under Section 409A(a)(2)(A)(v) of the Code and the regulations thereunder.
2.10.   “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder.
2.11.   “Controlled Affiliate” means, with respect to any person or entity, any other person or entity that is controlled by such person or entity.
2.12.   “Committee” means any committee of the Board delegated responsibility by the Board for the administration of the Plan, as provided in Section 5 of the Plan. For any period during which no such committee is in existence, the term “Committee” shall mean the Board and all authority and responsibility assigned the Committee under the Plan shall be exercised, if at all, by the Board.
2.13.   “Common Stock” means common stock, par value $0.01 per share, of the Company.
2.14.   “Company” means Amicus Therapeutics, Inc., a corporation organized under the laws of the State of Delaware.
2.15.   “Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.16.   “Grant Date” means the date as of which an Option is granted, as determined under Section 7.1(a).
2.17.   “Group” has the meaning ascribed to such term in Section 13(d)(3) of the Exchange Act or any successor section thereto.
2.18.   “Incentive Option” means an Option which by its terms is to be treated as an “incentive stock option” within the meaning of Section 422 of the Code.
2.19.   “Market Value” means the value of a share of Common Stock on a particular date determined by such methods or procedures as may be established by the Committee. Unless otherwise determined by the Committee, the Market Value of Common Stock as of any date is the closing price for the Common Stock as reported on the NASDAQ Global market (or on any other national securities exchange on which the Common Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported.
2.20.   “Nonstatutory Option” means any Option that is not an Incentive Option.
2.21.   “Option” means an option granted under the Plan to purchase shares of Common Stock.
2.22.   “Optionee” means an employee, consultant or director of the Company to whom an Option shall have been initially granted under the Plan.
2.23.   “Participant” means any holder of an outstanding Award under the Plan.
2.24.   “Performance Award” means shares of Common Stock or other Awards that, pursuant to Section 7.5 are granted, vested and/or settled upon the achievement of specified performance conditions
2.25.   “Performance Goals” means any goals established by the Committee in its sole discretion, the attainment of which is substantially uncertain at the time such goals are established. Performance Goals may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or any subsidiary, division, department or function within the Company or any subsidiary in which the Participant is employed. Performance Goals may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Performance Goals may be based upon: cash flow; earnings (including gross margin, earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation, amortization and charges for stock-based compensation, earnings before interest, taxes, depreciation and amortization, and net earnings); earnings per share; growth in earnings or earnings per share; stock price; return on equity or average stockholder equity; total stockholder return or growth in total stockholder return either directly or in relation to a comparative group; return on capital; return on assets or net assets; revenue, growth in revenue or return on sales; income or net income; operating income, net operating income or net operating income after tax; operating profit or net operating profit; operating margin; return on operating revenue or return on operating profit; regulatory filings; regulatory approvals, litigation and regulatory resolution goals; other operational, regulatory or departmental objectives; budget comparisons; growth in stockholder value relative to established indexes, or another peer group or peer group index; development and implementation of strategic plans and/or organizational restructuring goals; development and implementation of risk and crisis management programs; improvement in workforce diversity; compliance requirements and compliance relief; safety goals; productivity goals; workforce management and succession planning goals; economic value added (including typical adjustments consistently applied from generally accepted accounting principles required to determine economic value added performance measures); measures of customer satisfaction, employee satisfaction or staff development; development or marketing collaborations, formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance the Company’s revenue or profitability or enhance its customer base; and merger and acquisitions.
2.26.   “Performance Period” means the period selected by the Committee during which the performance of the Company, any subsidiary, any department or division of the Company or any subsidiary, or any individual is measured for the purpose of determining the extent to which a Performance Goal has been achieved.
2.27.   “Plan” means this 2007 Amended and Restated Equity Incentive Plan of the Company, as amended and in effect from time to time.
2.28.   “Restricted Stock” means a grant or sale pursuant to the Plan of shares of Common Stock to a Participant subject to a Risk of Forfeiture.
2.29.   “Restricted Stock Units” means rights granted pursuant to the Plan to receive shares of Common Stock at the close of a Restriction Period, subject to a Risk of Forfeiture.
2.30.   “Restriction Period” means the period of time, established by the Committee in connection with an Award of Restricted Stock or Restricted Stock Units, during which the shares of Restricted Stock or Restricted Stock Units are subject to a Risk of Forfeiture described in the applicable Award Agreement.
2.31.   “Risk of Forfeiture” means a limitation on the right of a Participant to retain an Award of Restricted Stock or Restricted Stock Units, including subjecting such Award to a Performance Goals and/or a right in the Company to reacquire such Restricted Stock at less than its then Market Value and/or the forfeiture of Restricted Stock Units held by a Participant, arising because of the occurrence or non-occurrence of specified events or conditions.
2.32.   “Sale of the Company Transaction” means any Transaction in which the stockholders of the Company immediately prior to such Transaction, together with any and all of such stockholders’ Affiliates, do not own or hold, immediately after consummation of such Transaction, shares of capital stock of the Acquiring Person in connection with such Transaction possessing at least a majority of the total voting power of the outstanding capital stock of such Acquiring Person.
2.33.   “Securities Act” means the Securities Act of 1933, as amended.
2.34.   “Stock Grant” means the grant pursuant to the Plan of shares of Common Stock not subject to restrictions or other forfeiture conditions.
2.35.   “Ten Percent Owner” means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary corporations of the Company, as defined in

Section 424(e) and (f), respectively, of the Code). Whether a person is a Ten Percent Owner shall be determined with respect to each Option based on the facts existing immediately prior to the Grant Date of such Option.
2.36.   “Transaction” means any merger or consolidation of the Company with or into another person or entity or the sale or transfer of all or substantially all of the assets of the Company, in each case in a single transaction or in a series of related transactions.
2.37.   “Retirement” means a Participant’s termination of employment or service with the Company for any reason other than a termination by the Company for Cause where (a) such Participant has attained at least 5 years of continuous service with the Company, (b) the Participant is at least 55 years of age and (c) the sum of such Participant’s age and years of service with the Company equals or exceeds 67 years.
3.
Term of the Plan

Unless the Plan shall have been earlier terminated by the Board, Awards may be granted under this Plan at any time in the period commencing on the Effective Date of approval of the Amended and restated version of the Plan by the Board and ending immediately prior to the tenth anniversary the Effective Date. Awards granted pursuant to the Plan within such period shall not expire solely by reason of the termination of the Plan.
4.
Stock Subject to the Plan: Limits

Subject to the provisions of Section 8 of the Plan, at no time shall the number of shares of Common Stock issued pursuant to or subject to outstanding Awards granted under the Plan (including, without limitation, pursuant to Incentive Options), nor the number of shares of Common Stock issued pursuant to Incentive Options, exceed 36,558,703, with respect to shares of Common Stock. For purposes of applying the foregoing limitation, if any Option expires, terminates, or is cancelled for any reason without having been exercised in full, or if any Award of Restricted Stock is forfeited, the shares not purchased by the Participant or forfeited by the Participant shall again be available for Awards thereafter to be granted under the Plan. In the event the exercise price of an Option or a Participant’s withholding obligations is paid through the delivery of shares of Common Stock, the number of shares so tendered shall not again be available for the grant of Awards under the Plan. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or shares held by the Company in its treasury.
In addition, not more than 26,558,703 of the total number of shares of Common Stock reserved for issuance under the Plan (as adjusted under Section 8) may be granted or sold as Awards of Restricted Stock, Restricted Stock Units, Stock Grants, and any other similar Awards (including, without limitation, Restricted Stock, Restricted Stock Units, Stock Grants, and any other similar Awards underlying a Performance Award) (“Full-Value Awards”) whose intrinsic value is not solely dependent on appreciation in the price of shares of Common Stock after the date of grant. Options and any other similar Awards shall not be subject to, and shall not count against, the limit described in the preceding sentence. If a Full-Value Award expires, is forfeited, or otherwise lapses as described in this Section 4, the shares of Common Stock that were subject to the Award shall be restored to the total number of shares of Common Stock available for grant or sale as Full-Value Awards.
The maximum number of shares of Common Stock with respect to which Awards may be granted hereunder to any employee of the Company during any fiscal year of the Company shall be five million (5,000,000) shares of Common Stock.
5.
Administration

The Plan shall be administered by the Committee; provided, however , that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder; and provided further that the Committee may delegate to an executive officer or officers the authority to grant Awards hereunder to employees who are not officers, and to consultants, in accordance with such guidelines as the Committee shall set forth at any time or from time to time. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to each Award to be granted by the Company under the Plan in addition to any other determination allowed the Committee under the Plan including, without limitation: (a) the employee, consultant or director to receive the Award; (b) the form of Award; (c) whether an Option (if granted to an employee) will be an Incentive Option or a Nonstatutory Option; (d) the time of granting an Award; (e) the number of shares subject to an Award; (f) the exercise price of an Option or purchase price, if any, for shares of Restricted Stock or for a Stock Grant and the method of payment of such exercise price or such purchase price; (g) the term of an Option; (h) the vesting period of shares of Restricted Stock or of Restricted Stock Units and any acceleration thereof; (i) the exercise date or dates of an Option and any acceleration thereof; (j) the effect of termination of any employment, consulting or Board member relationship with the Company or any of its Affiliates on the subsequent exercisability of an Option or on the Risk of Forfeiture of Restricted Stock or Restricted Stock Units; (k) whether, and to certify that, Performance Goals to which an Award is subject are satisfied; and (l) the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to vesting, transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and establishment, waivers of or modifications to Performance Goals relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, consultants and directors, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations made in good faith on matters referred to in this Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant hereto.
6.
Authorization and Eligibility

The Committee may grant from time to time and at any time prior to the termination of the Plan one or more Awards, either alone or in combination with any other Awards, to any employee of or consultant to one or more of the Company and its Affiliates or to any non-employee member of the Board or of any board of directors (or similar governing authority) of any Affiliate. However, only employees of the Company or of any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code, shall be eligible for the grant of an Incentive Option. Further, in no event shall the number of shares of Common Stock covered by Options or other Awards granted to any one person in any one calendar year (or portion of a year) ending after such date exceed fifty percent (50%) of the aggregate number of shares of Common Stock subject to the Plan.
Each grant of an Award shall be subject to all applicable terms and conditions of the Plan (including but not limited to any specific terms and conditions applicable to that type of Award set out in the following Section), and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe. No prospective Participant shall have any rights with respect to an Award, unless and until such Participant has executed an agreement evidencing the Award, delivered a fully executed copy thereof to the Company, and otherwise complied with the applicable terms and conditions of such Award.
7.
Specific Terms of Awards

7.1.   Options.
(a)   Date of Grant. The granting of an Option shall take place at the time specified in the Award Agreement. Only if expressly so provided in the applicable Award Agreement shall the Grant Date be the date on which the Award Agreement shall have been duly executed and delivered by the Company and the Optionee.
(b)   Exercise Price. The price at which shares of Common Stock may be acquired under each Option shall be not less than 100% of the Market Value of Common Stock on the Grant Date, or with respect to a grant of an Incentive Option not less than 110% of the Market Value of Common Stock on the Grant Date if the Optionee is a Ten Percent Owner.

(c)   Option Period. No Incentive Option or Nonstatutory Option may be exercised on or after the tenth anniversary of the Grant Date, or on or after the fifth anniversary of the Grant Date if the Optionee is a Ten Percent Owner.
(d)   Exercisability. An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine. Any Option may be a Performance Award, subject to Section 7.5. In the case of an Option not otherwise immediately exercisable in full, the Committee may Accelerate such Option in whole or in part at any time.
(e)   Effect of Termination of Employment or Board Member Relationship.   Unless the Committee shall provide otherwise with respect to any Option, if the applicable Optionee’s association with the Company or any of its Affiliates as an employee or director ends, and immediately following the end of any such association, such Optionee is not associated with the Company or any of its Affiliates as an employee or director (“Separation”), then:
(i)   if the Optionee’s association ends due to the Optionee’s death, Disability, or Retirement, any unvested Options held by such Optionee shall continue to vest until the second anniversary of such Optionee’s Separation, and all of such Optionee’s vested Options (including those that vest pursuant to the preceding clause) shall remain exercisable until the earlier of the (i) the 4th anniversary of the date of such Separation, and (ii) the original expiration date of the term of the Option; any Options not exercised in such period shall be forfeited with no further compensation due to the Participant, unless otherwise determined by the Committee at or after grant; and
(ii)   if the Optionee’s association ends for any reason other than the Optionee’s death, Disability, or Retirement, regardless of whether the end of such association is effected by the Company, (whether voluntarily or involuntarily, including because an entity with which such Optionee has any such association ceases to be an Affiliate of the Company), any unvested Options held by such Optionee shall be immediately forfeited and all vested Options held by such Participant shall cease to be exercisable in any respect upon the earlier of (i) ninety (90) days following such Optionee’s Separation, and (ii) the original expiration date of the term of the Option; any Options not exercised in such period shall be forfeited with no further compensation due to the Optionee.
Military or sick leave or other bona fide leave shall not be deemed a termination of employment, provided that it does not exceed the longer of ninety (90) days or the period during which the absent Optionee’s reemployment rights, if any, are guaranteed by statute or by contract.
(f)   Transferability. Except as otherwise provided in this subsection (f), Options shall not be transferable, and no Option or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution (subject always to the provisions of subsection (e) above). Except as otherwise provided in this subsection (f), all of a Participant’s rights in any Option may be exercised during the life of such Participant only by such Participant or such Participant’s legal representative. However, the applicable Award Agreement or the Committee (at or after the grant of a Nonstatutory Option) may provide that a Nonstatutory Option may be transferred by the applicable Participant to a family member; provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer of a Nonstatutory Option shall be valid unless first approved by the Committee, acting in its sole discretion, unless such transfer is permitted under the applicable Award Agreement. For this purpose, “family member” means any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the applicable Participant’s household (other than a tenant or employee), a trust in which the foregoing persons and/or the applicable Participant have more than fifty percent (50%) of the beneficial interests, a foundation in which the foregoing persons and/or the applicable Participant control the management of assets, and any other entity in which these persons and/or the applicable Participant own more than fifty percent (50%) of the voting interests. The Committee may at any time or from time to time delegate to one or more officers of the Company the authority to permit transfers of Nonstatutory Options to third parties pursuant to this subsection (f), which authorization shall be exercised by such officer or officers in accordance with guidelines established by the Committee at any time and from time to time. The restrictions on transferability set forth in this subsection (f) shall in no way preclude any Participant from effecting “cashless” exercises of an Option pursuant to the terms of the Plan.
(g)   Method of Exercise. An Option may be exercised by a Participant giving written notice, in the manner provided in Section 15, specifying the number of shares of Common Stock with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash or check payable to the order of the Company in an amount equal to the exercise price of the shares of Common Stock to be purchased or, subject in each instance to the Committee’s approval, acting in its sole discretion and subject to such conditions, if any, as the Committee may deem necessary to comply with applicable laws, rules and regulations or to avoid adverse accounting effects to the Company, by delivery to the Company of shares of Common Stock having a Market Value equal to the exercise price of the shares to be purchased. If the Common Stock is traded on an established market, payment of any exercise price may also be made through and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of the Common Stock subject to any Option in a brokered transaction (other than to the Company). Receipt by the Company of such notice and payment in any authorized or combination of authorized means shall constitute the exercise of the Option. Within thirty (30) days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Participant or his agent a certificate or certificates for the number of shares then being purchased. Such shares shall be fully paid and nonassessable. Notwithstanding any of the foregoing provisions in this subsection (g) to the contrary, (A) no Option shall be considered to have been exercised unless and until all of the provisions governing such exercise specified in the Plan and in the relevant Award Agreement shall have been duly complied with; and (B) the obligation of the Company to issue any shares upon exercise of an Option is subject to the provisions of Section 9.1 hereof and to compliance by the Optionee and the Participant with all of the provisions of the Plan and the relevant Award Agreement.
(h)   Limit on Incentive Option Characterization. An Incentive Option shall be considered to be an Incentive Option only to the extent that the number of shares of Common Stock for which the Option first becomes exercisable in a calendar year does not have an aggregate Market Value (as of the date of the grant of the Option) in excess of the “current limit”. The current limit for any Optionee for any calendar year shall be $100,000 minus the aggregate Market Value at the date of grant of the number of shares of Common Stock available for purchase for the first time in the same year under each other Incentive Option previously granted to the Optionee under the Plan, and under each other incentive stock option previously granted to the Optionee. Any shares of Common Stock which would cause the foregoing limit to be violated shall be deemed to have been granted under a separate Nonstatutory Option, otherwise identical in its terms to those of the Incentive Option.
(i)   Notification of Disposition. Each person exercising any Incentive Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of such shares prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.
(j)   Rights Pending Exercise. No person holding an Option shall be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Common Stock issuable pursuant to such Option (including without limitation, that no Optionee shall have any entitlement to receive any dividends paid with respect to any shares of Common Stock issuable pursuant to such Option) except to the extent that such Option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued therefor and delivered to such person or his agent.
7.2.   Restricted Stock.
(a)   Purchase Price. Shares of Restricted Stock shall be issued under the Plan for such consideration, in cash, other property or services, or any combination thereof, as is determined by the Committee.
(b)   Issuance of Certificates. Subject to subsection (c) below, each Participant receiving an Award of Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:
The transferability of this certificate and the shares represented by this certificate are subject to the terms and conditions of the Amicus Therapeutics, Inc. Amended and Restated 2007 Equity Incentive Plan and an Award Agreement entered into by the registered owner and Amicus Therapeutics, Inc. Copies of such Plan and Agreement are on file in the offices of Amicus Therapeutics, Inc.
(c)   Escrow of Shares. The Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Common Stock covered by such Award.
(d)   Restrictions and Restriction Period. During the Restriction Period applicable to shares of Restricted Stock, such shares shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions related to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any grant of Restricted Stock may be a Performance Award, subject to Section 7.5. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.
(e)   Rights Pending Lapse of Risk of Forfeiture or Forfeiture of Award. Except as otherwise provided in the Plan or the applicable Award Agreement, at all times prior to lapse of any Risk of Forfeiture applicable to, or forfeiture of, an Award of Restricted Stock, the Participant shall have all of the rights of a stockholder of the Company, including the right to vote the shares of Restricted Stock.
(f)   Effect of Termination of Employment or Board Member Relationship.
(i)   Termination due to death, Disability, or Retirement. If the applicable original grantee incurs a Separation from the Company or any of its Affiliates during the Restriction Period due to such grantee’s death, Disability, or Retirement, then unvested shares of Restricted Stock held by such Participant shall accelerate with respect to the shares of unvested Restricted Stock that were initially scheduled to vest within the two-year period following the Participant’s Separation and the restrictions thereon shall lapse and the Award of such Restricted Stock shall become immediately nonforfeitable (and all Restricted Stock that would vest after such two (2) year period would be forfeited upon such Separation with no further compensation due to the Participant, unless otherwise determined by the Committee at or after grant).
(ii)   Other Terminations. Unless otherwise determined by the Committee at or after grant and subject to the applicable provisions of the Award Agreement, if the applicable original grantee incurs a Separation from the Company or any of its Affiliates during the Restriction Period, for any reason other than the grantee’s death, Disability, or Retirement during the Restriction Period, regardless of whether the end of such association is effected by the Company, any such Affiliate or such original grantee (whether voluntarily or involuntarily, including because an entity with which such original grantee has any such association ceases to be an Affiliate of the Company), then all outstanding unvested shares of Restricted Stock granted to such Participant, shall be forfeited or otherwise subject to return to or repurchase by the Company if and to the extent so provided by, and subject to and in accordance with, the terms of the applicable Award Agreement; provided, however, that military or sick leave or other bona fide leave shall not be deemed a termination of employment, if it does not exceed the longer of ninety (90) days or the period during which the absent original grantee’s reemployment rights, if any, are guaranteed by statute or by contract.
(g)   Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant promptly if not theretofore so delivered.
(h)   Transferability. Except as otherwise provided in this subsection (h), shares of Restricted Stock shall not be transferable, and no share of Restricted Stock or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution (subject always to the provisions of subsection (f) above). The applicable Award Agreement or the Committee (at or after the grant of a share of Restricted Stock) may provide that such share of Restricted Stock may be transferred by the applicable Participant to a family member; provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer of a share of Restricted Stock shall be valid unless first approved by the Committee, acting in its sole discretion, unless such transfer is permitted under the applicable Award Agreement. For this purpose, “family member” means any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the applicable Participant’s household (other than a tenant or employee), a trust in which the foregoing persons and/or the applicable Participant have more than fifty percent (50%) of the beneficial interests, a foundation in which the foregoing persons and/or the applicable Participant control the management of assets, and any other entity in which these persons and/or the applicable Participant own more than fifty percent (50%) of the voting interests. The Committee may at any time or from time to time delegate to one or more officers of the Company the authority to permit transfers of shares of Restricted Stock to third parties pursuant to this subsection (h), which authorization shall be exercised by such officer or officers in accordance with guidelines established by the Committee at any time and from time to time.
(i)   Dividends. At the discretion of the Committee, Participants may be entitled to receive payments equivalent to any dividends paid with respect to Common Stock underlying grants of Restricted Stock but only if such Restricted Stock actually vests. Unless the Committee shall provide otherwise, such amounts shall be paid, if at all, without interest or other earnings.
7.3.   Restricted Stock Units.
(a)   Character. Each Restricted Stock Unit shall entitle the recipient to a share of Common Stock at a close of such Restriction Period as the Committee may establish and subject to a Risk of Forfeiture arising on the basis of such conditions relating to the performance of services, Company or Affiliate performance or otherwise (including any applicable Performance Goal) as the Committee may determine and provide for in the applicable Award Agreement. Any grant of Restricted Stock Units may be a Performance Award, subject to Section 7.5. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.
(b)   Issuance of Certificates. Unless otherwise determined by the Committee at or after grant and subject to the applicable provisions of the Award Agreement, at the close of the Restriction Period applicable to any Restricted Stock Units (including, without limitation, the close of the applicable Restriction Period as a result of (i) any Acceleration of Restricted Stock Units in accordance with the terms of this Plan or any applicable Award Agreement, (ii) any waiver, lapse or termination of the Risk of Forfeiture applicable to Restricted Stock Units in accordance with the terms of this Plan or any applicable Award Agreement or (iii) any shortening of the Restriction Period applicable to any Restricted Stock Units in accordance with the terms of this Plan or any applicable Award Agreement), the Company shall deliver or cause to be delivered to the Participant that is the holder of such Restricted Stock Units a stock certificate in respect of the shares of Common Stock subject to such Restricted Stock Units. Such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such shares of Common Stock substantially in the following form:
The transferability of this certificate and the shares represented by this certificate are subject to the terms and conditions of the Amicus Therapeutics, Inc. Amended and Restated 2007 Equity Incentive Plan and an Award Agreement entered into by the registered owner and Amicus Therapeutics, Inc. Copies of such Plan and Agreement are on file in the offices of Amicus Therapeutics, Inc.
(c)   Dividends. Participants shall not be entitled to receive any dividends declared with respect to Common Stock referenced in grants of Restricted Stock Units until the shares underlying such award is delivered to the Participant, if ever.
(d)   Effect of Termination of Employment or Board Member Relationship.

(i)   Termination due to death, Disability, or Retirement. If the applicable original grantee incurs a Separation from the Company or any of its Affiliates during the Restriction Period due to such grantee’s death, Disability, or Retirement, then all outstanding Restricted Stock Units that are still subject to Risk of Forfeiture, shall continue to vest until the second anniversary of such Separation (and all Restricted Stock Units that would vest after such two (2) year period would be forfeited upon such Separation with no further compensation due to the Participant, unless otherwise determined by the Committee at or after grant); provided however that if such Restricted Stock Units are unvested Performance Restricted Stock Units, then a pro-rata portion (based on the number of completed days of the grantee’s affiliation with the Company in the applicable performance period divided by the total number of days in the applicable performance period) of such Performance Restricted Stock Units will remain eligible to vest after the grantee’s Separation, to the extent earned based on the actual performance of the Company through the end of the applicable performance period. Any Restricted Stock Units or Performance Restricted Stock Units that vest pursuant to this Section 7.3(d) will be settled on the date otherwise specified in the applicable Award Agreement.
(ii)   Other Terminations. Unless otherwise determined by the Committee at or after grant and subject to the applicable provisions of the Award Agreement, if the applicable original grantee incurs a Separation for any reason other than the grantee’s death, Disability, or Retirement during the Restriction Period, then all unvested Restricted Stock Units and/or unvested Performance Restricted Stock Units that are still subject to Risk of Forfeiture shall be forfeited or otherwise subject to return to the Company in accordance with the terms of the applicable Award Agreement; provided, however, that military or sick leave or other bona fide leave shall not be deemed a termination of employment, if it does not exceed the longer of ninety (90) days or the period during which the absent original grantee’s reemployment rights, if any, are guaranteed by statute or by contract.”
(e)   Transferability. Except as otherwise provided in this subsection (e), Restricted Stock Units shall not be transferable, and no Restricted Stock Unit or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated. The applicable Award Agreement or the Committee (at or after the grant of a Restricted Stock Unit) may provide that such Restricted Stock Unit may be transferred by the applicable Participant to a family member; provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer of a Restricted Stock Unit shall be valid unless first approved by the Committee, acting in its sole discretion, unless such transfer is permitted under the applicable Award Agreement. For this purpose, “family member” means any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the applicable Participant’s household (other than a tenant or employee), a trust in which the foregoing persons and/or the applicable Participant have more than fifty percent (50%) of the beneficial interests, a foundation in which the foregoing persons and/or the applicable Participant control the management of assets, and any other entity in which these persons and/or the applicable Participant own more than fifty percent (50%) of the voting interests. The Committee may at any time or from time to time delegate to one or more officers of the Company the authority to permit transfers of Restricted Stock Units to third parties pursuant to this subsection (e), which authorization shall be exercised by such officer or officers in accordance with guidelines established by the Committee at any time and from time to time.
(f)   Rights Pending Close of Applicable Restriction Period. No person holding Restricted Stock Units shall be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Common Stock subject to such Restricted Stock Units, except to the extent that the Restricted Period with respect to such Restricted Stock Units shall have closed and, in addition, a certificate shall have been issued for such shares of Common Stock and delivered to such person or his agent. Shares of Common Stock subject to Restricted Stock Units shall be issued and outstanding only if and to the extent that a stock certificate representing such shares has been issued and delivered in accordance with the provisions of this Section 7.3.
7.4.   Stock Grants.

(a)   In General. Stock Grants shall be issued for such consideration, in cash, other property or services, or any combination thereof, as is determined by the Committee. Without limiting the generality of the foregoing, Stock Grants may be awarded in such circumstances as the Committee deems appropriate, including without limitation in recognition of significant contributions to the success of the Company or its Affiliates or in lieu of compensation otherwise already due. Stock Grants shall be made without forfeiture conditions of any kind.
(b)   Issuance of Certificates. Each Participant receiving a Stock Grant shall be issued a stock certificate in respect of such Stock Grant. Such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:
The transferability of this certificate and the shares represented by this certificate are subject to the terms and conditions of the Amicus Therapeutics, Inc. 2007 Equity Incentive Plan. A copy of such Plan is on file in the offices of Amicus Therapeutics, Inc.
7.5.   Performance Awards.
(a)   Performance Awards Generally. The Committee may grant Performance Awards in accordance with this Section. Performance Awards may be denominated as a number of shares of Common Stock, or specified number of other Awards (or a combination thereof) which may be earned upon achievement or satisfaction of Performance Goals, as specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the vesting or settlement of the Award upon the achievement or satisfaction of such Performance Goals, which the Committee may use in its discretion from time to time.
(b)   Qualified Performance-Based Compensation Under Section 162(m). Performance Awards intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code may be granted by the Committee and will be subject to the terms of this Section. When a Performance Award is made, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of section 162(m) of the Code for “qualified performance-based compensation.” The grant, vesting and/or settlement of a Performance Award subject to this Section will be contingent upon achievement of one or more Performance Goals. The Committee shall establish the applicable Performance Goals in writing either before the beginning of the Performance Period or during a Performance Period ending no later than the earlier of (i) 90 days after the beginning of the Performance Period or (ii) the date on which 25% of the Performance Period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code. The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable, pursuant to Awards identified by the Committee as “qualified performance-based compensation.”
(c)   Adjustments to Performance Goals. The Committee may Performance Goals to take into account, in any objective manner specified by the Committee, the impact of one or more of the following: (A) gain or loss from all or certain claims and/or litigation and insurance recoveries, (B) the impairment of tangible or intangible assets, (C) stock-based compensation expense, (D) extraordinary, unusual or infrequently occurring events reported in the Company’s public filings, (E) restructuring activities reported in the Company’s public filings, (F) investments, dispositions or acquisitions, (G) loss from the disposal of certain assets, (H) gain or loss from the early extinguishment, redemption, or repurchase of debt, (I) cash or non-cash charges related to site closing expenses, (J) changes in accounting principles, or (K) any other item, event or circumstance that would not cause an Award to fail to constitute “qualified performance-based compensation” under Section 162(m) of the. Such an adjustment may relate to the Company or to any subsidiary, division or other operational unit of the Company or its Affiliates, as determined by the Committee at the time the Performance Goals are established. Any adjustment shall be determined in accordance with generally accepted accounting principles and standards, unless such other objective method of measurement is designated by the Committee at the time Performance Goals are established. In addition, adjustments will be made as necessary to any Performance Goals related to the Company’s stock to reflect changes in corporate capitalization, including a recapitalization, stock split or combination, stock dividend, spin-off, merger, reorganization or other similar event or transaction affecting the Company’s stock.
(d)   Other Terms of Performance Awards. The Committee may specify other terms pertinent to a Performance Award in the applicable Award Agreement, including terms relating to the treatment of that Award in the event of a Change in Control prior to the end of the Performance Period.
(e)   Certification of Results. The Committee shall certify the results regarding any Performance Goals for the Performance Period specified in the Award Agreement after the Performance Period ends. The Committee shall determine the amount, if any, to be paid pursuant to each Award based on the achievement of the applicable Performance Goals and the satisfaction of all other terms of the Award Agreement.
7.6.   Awards to Participants Outside the United States.
The Committee may modify the terms of any Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 7.4 in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation. The Committee may establish supplements to, or amendments, restatements, or alternative versions of the Plan for the purpose of granting and administrating any such modified Award. No such modification, supplement, amendment, restatement or alternative version may increase the share limit of Section 4.
8.   Adjustment Provisions
8.1.   Adjustment for Corporate Actions. Subject to the provisions of Section 8.2, if subsequent to the Effective Date, the outstanding shares of Common Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment will be made in (i) the maximum numbers and kinds of shares provided in Section 4, (ii) the numbers and kinds of shares or other securities subject to the then outstanding Awards, (iii) the exercise price for each share or other unit of any other securities subject to then outstanding Options (without change in the aggregate purchase price as to which such Options remain exercisable), and (iv) the Performance Goal applicable to any outstanding Performance Award.
8.2.   Change of Control. Subject to the applicable provisions of the Award Agreement, in the event of a Change of Control, the Committee shall have the discretion, exercisable in advance of, at the time of, or (except to the extent otherwise provided below) at any time after, the Change of Control, to provide for any or all of the following (subject to and upon such terms as the Committee may deem appropriate): (A) the Acceleration, in whole or in part, of any or all outstanding Options (including Options that are assumed or replaced pursuant to clause (D) below) that are not exercisable in full at the time the Change of Control, such Acceleration to become effective at the time of the Change of Control, or at such time following the Change of Control that the employment, consulting or Board member relationship of the applicable Optionee or Optionees with the Company and its Affiliates terminates, or at such other time or times as the Committee shall determine; (B) the lapse or termination of the Risk of Forfeiture (including, without limitation, any or all of the Company’s repurchase rights) with respect to outstanding Awards of Restricted Stock, such lapse or termination to become effective at the time of the Change of Control, or at such time following the Change of Control that the employment, consulting or Board member relationship with the Company and its Affiliates of the Participant or Participants that hold such Awards of Restricted Stock (or the person to whom such Awards of Restricted Stock were initially granted) terminates, or at such other time or times as the Committee shall determine; (C) the lapse or termination of the Risk of Forfeiture with respect to any or all outstanding Awards of Restricted Stock Units (including Restricted Stock Units that are assumed or replaced pursuant to clause (D) below), such lapse or termination to become effective at the time of the Change of Control, or at such time following the Change of Control that the employment, consulting or Board member relationship with the Company and its Affiliates of the Participant or Participants that hold such Awards of Restricted Stock Units (or the person to whom such Awards of Restricted Stock Units were initially granted) terminates, or at such other time or times as the Committee shall determine; (D) the assumption of outstanding Options or Restricted Stock Units, or the substitution of outstanding Options or Restricted Stock Units with equivalent options or equivalent restricted stock units, as the case may be, by the acquiring or succeeding corporation or entity (or an affiliate thereof); (E) the termination of all Options (other than Options that are assumed or substituted pursuant to clause (D) above) that remain outstanding at the time of the consummation of the Change of Control, provided that, the Committee shall have made the determination to effect such termination prior to the consummation of the Change of Control and the Committee shall have given, or caused to be given, to all Participants written notice of such potential termination at least five business days prior to the consummation of the Change of Control, and provided, further, that, if the Committee shall have determined in its sole and absolute discretion that the Company make payment or provide consideration to the holders of such terminated Options on account of such termination, which payment or consideration shall be on such terms and conditions as the Committee shall have determined (and which could consist of, in the Committee’s sole and absolute discretion, payment to the applicable Optionee or Optionees of an amount of cash equal to the difference between the Market Value of the shares of Common Stock for which the Option is then exercisable and the aggregate exercise price for such shares under the Option or cancellation for no payment (or other consideration with respect to Options for which the exercise price exceeds the Market Value of the shares of Common Stock underlying the Option), then the Company shall be required to make, or cause to be made, such payment or provide, or cause to be provided, such consideration in accordance with the terms and conditions so determined by the Committee, otherwise the Company shall not be required to make any payment or provide any consideration in connection with, or as a result of, the termination of Options pursuant to the foregoing provisions of this clause (E); (F) the termination of all Restricted Stock Units (other than Restricted Stock Units that are assumed or substituted pursuant to clause (D) above) that remain outstanding at the time of the consummation of the Change of Control, provided that, if the Committee shall have determined in its sole and absolute discretion that the Company make payment or provide consideration to the holders of such terminated Restricted Stock Units on account of such termination, which payment or consideration shall be on such terms and conditions as the Committee shall have determined (and which could consist of, in the Committee’s sole and absolute discretion, payment to the applicable Participant or Participants of an amount of cash equal to the Market Value of the shares of Common Stock subject to the terminated Restricted Stock Units), then the Company shall be required to make such payment or provide such consideration in accordance with the terms and conditions so determined by the Committee, otherwise the Company shall not be required to make any payment or provide any consideration in connection with, or as a result of, the termination of Restricted Stock Units pursuant to the foregoing provisions of this clause (F) and/or (G) the reduction of any Performance Period applicable to a Performance Award or the satisfaction (or the failure to of such satisfaction) of any applicable Performance Goals with respect to Performance Awards. The provisions of this Section 8.2 shall not be construed as to limit or restrict in any way the Committee’s general authority under Sections 7.1(d) or 7.2(d) hereof to Accelerate Options in whole or in part at any time or to waive or terminate at any time any Risk of Forfeiture applicable to shares of Restricted Stock or Restricted Stock Units. Each outstanding Award that is assumed in connection with a Change of Control, or is otherwise to continue in effect subsequent to a Change of Control, will be appropriately adjusted, immediately after the Change of Control, as to the number and class of securities and the price at which it may be exercised in accordance with Section 8.1.
8.3.   Dissolution or Liquidation. Upon dissolution or liquidation of the Company, each outstanding Option shall terminate, but the Optionee (if at the time he or she has an employment, consulting or Board member relationship with the Company or any of its Affiliates) shall have the right, immediately prior to such dissolution or liquidation, to exercise the Option to the extent exercisable on the date of such dissolution or liquidation.
8.4.   Related Matters. Any adjustment in Awards made pursuant to this Section 8 shall be determined and made, if at all, by the Committee and shall include any correlative modification of terms, including of Option exercise prices, rates of vesting or exercisability, Risks of Forfeiture, adjustment of Performance Goals and/or Performance Periods and applicable repurchase prices for Restricted Stock, which the Committee may deem necessary or appropriate so as to ensure that the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 8. No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by an Award shall cause such number to include a fraction of a share, such number of shares shall be adjusted to the nearest smaller whole number of shares. No adjustment of an Option exercise price per share pursuant to this Section 8 shall result in an exercise price which is less than the par value of the Common Stock.
9.   Settlement of Awards
9.1.   Violation of Law. Notwithstanding any other provision of the Plan or the relevant Award Agreement, if, at any time, in the reasonable opinion of the Company, the issuance of shares of Common Stock covered by an Award may constitute a violation of law, then the Company may delay such issuance and the delivery of a certificate for such shares until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:
(a)   the shares are at the time of the issue of such shares effectively registered under the Securities Act; or
(b)   the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such shares or such beneficial interest, as the case may be, does not require registration under the Securities Act or any applicable state securities laws.
9.2.   Corporate Restrictions on Rights in Stock. Any Common Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Certificate of Incorporation and the By-laws of the Company, each as amended and in effect from time to time. Whenever Common Stock is to be issued pursuant to an Award, if the Committee so directs at the time of grant (or, if such Award is an Option, at any time prior to the exercise thereof), the Company shall be under no obligation, notwithstanding any other provision of the Plan or the relevant Award Agreement to the contrary, to issue such shares until such time, if ever, as the recipient of the Award (and any person who exercises any Option, in whole or in part), shall have become a party to and bound by any agreement that the Committee shall require in its sole discretion. In addition, any Common Stock to be issued pursuant to Awards granted under the Plan shall be subject to all stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
9.3.   Investment Representations. The Company shall be under no obligation to issue any shares covered by an Award unless the shares to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act or the Participant shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt from the registration requirements of that Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including but not limited to that the Participant is acquiring shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.
9.4.   Registration. If the Company shall deem it necessary or desirable to register under the Securities Act or other applicable statutes any shares of Common Stock issued or to be issued pursuant to Awards granted under the Plan, or to qualify any such shares of Common Stock for exemption from the Securities Act or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each recipient of an Award, or each holder of shares of Common Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors from such holder against all losses, claims, damage and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.
9.5.   Lock-Up. Without the prior written consent of the Company or the managing underwriter in any public offering of shares of Common Stock, no Participant shall sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any shares of Common Stock during the one hundred-eighty (180) day period commencing on the effective date of the registration statement relating to any underwritten public offering of securities of the Company. The foregoing restrictions are intended and shall be construed so as to preclude any Participant from engaging in any hedging or other transaction that is designed to or reasonably could be expected to lead to or result in, a sale or disposition of any shares of Common Stock during such period even if such shares of Common Stock are or would be disposed of by someone other than such Participant. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any shares of Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from any shares of Common Stock. Without limiting the generality of the foregoing provisions of this Section 9.5, if, in connection with any underwritten public offering of securities of the Company, the managing underwriter of such offering requires that the Company’s directors and officers enter into a lock-up agreement containing provisions that are more restrictive than the provisions set forth in the preceding sentence, then (a) each Participant (regardless of whether or not such Participant has complied or complies with the provisions of clause (b) below) shall be bound by, and shall be deemed to have agreed to, the same lock-up terms as those to which the Company’s directors and officers are required to adhere; and (b) at the request of the Company or such managing underwriter, each Participant shall execute and deliver a lock-up agreement in form and substance equivalent to that which is required to be executed by the Company’s directors and officers.
9.6.   Placement of Legends; Stop Orders; Etc. Each share of Common Stock to be issued pursuant to Awards granted under the Plan may bear a reference to the investment representations made in accordance with Section 9.3 in addition to any other applicable restrictions under the Plan, the terms of the Award and, if applicable, under any agreement between the Company and any Optionee and/or Participant, and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such shares of Common Stock. All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.
9.7.   Tax Withholding. Whenever shares of Common Stock are issued or to be issued pursuant to Awards granted under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient of an Award. However, in such cases Participants may elect, subject to the approval of the Committee, acting in its sole discretion, to satisfy an applicable withholding requirements, in whole or in part, by having the Company withhold shares to satisfy their tax obligations. Participants may elect to have shares of their Common Stock withheld having a Market Value on the date the tax is to be determined that is no greater than maximum individual statutory rate, which could be imposed on the transaction, provided however, that with respect to Participants who are also subject to Section 16b-3 of the Exchange Act, such Participant may only have shares of their Common Stock withheld at a rate that does not exceed such Participant’s estimated federal state, local and foreign tax obligations attributable to the underlying transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitation that the Committee deems appropriate.
10.   Reservation of Stock
The Company shall at all times during the term of the Plan and any outstanding Options granted hereunder reserve or otherwise keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and such Options and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.
11.   No Special Service Rights
Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment, consulting or Board member relationship or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment, consulting or Board member agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment, consulting or Board member agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment, consulting or Board member relationship or other association with the Company and its Affiliates.
12.   Nonexclusivity of the Plan
Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options, restricted stock and restricted stock units other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
13.   Termination and Amendment of the Plan
The Board may at any time terminate the Plan or make such amendments or modifications of the Plan as it shall deem advisable. In the event of the termination of the Plan, the terms of the Plan shall survive any such termination with respect to any Award that is outstanding on the date of such termination, unless the holder of such Award agrees in writing to terminate such Award or to terminate all or any of the provisions of the Plan that apply to such Award. Unless the Board otherwise expressly provides, any amendment or modification of the Plan shall affect the terms of any Award outstanding on the date of such amendment or modification as well as the terms of any Award made from and after the date of such amendment or modification; provided, however , that, except to the extent otherwise provided in the last sentence of this paragraph, (i) no amendment or modification of the Plan shall apply to any Award that is outstanding on the date of such amendment or modification if such amendment or modification would reduce the number of shares subject to such Award, increase the purchase price applicable to shares subject to such Award or materially adversely affect the provisions applicable to such Award that relate to the vesting or exercisability of such Award or of the shares subject to such Award, (ii) no amendment or modification of the Plan shall apply to any Incentive Option that is outstanding on the date of such amendment or modification if such amendment or modification would result in such Incentive Option no longer being treated as an “incentive stock option” within the meaning of Section 422 of the Code and (iii) no amendment or modification of the Plan shall apply to any Award that is outstanding on the date of such amendment or modification unless such amendment or modification of the Plan shall also apply to all other Awards outstanding on the date of such amendment or modification. In the event of any amendment or modification of the Plan that is described in clause (i), (ii) or (iii) of the foregoing proviso, such amendment or modification of the Plan shall apply to any Award outstanding on the date of such amendment or modification only if the recipient of such Award consents in writing thereto.
The Committee may amend or modify, prospectively or retroactively, the terms of any outstanding Award without amending or modifying the terms of the Plan itself, provided that as amended or modified such Award is consistent with the terms of the Plan as in effect at the time of the amendment or modification of such Award, but no such amendment or modification of such Award shall, without the written consent of the recipient of such Award, reduce the number of shares subject to such Award, increase the purchase price applicable to shares subject to such Award, adversely affect the provisions applicable to such Award that relate to the vesting or exercisability of such Award or of the shares subject to such Award, or otherwise materially adversely affect the terms of such Award (except for amendments or modifications to the terms of such Award or of the stock subject to such Award that are expressly permitted by the terms of the Plan or that result from any amendment or modification of the Plan in accordance with the provisions of the first paragraph of this Section 13), or, if such Award is an Incentive Option, result in such Incentive Option no longer being treated as an “incentive stock option” within the meaning of Section 422 of the Code.
Without the approval of the Company’s stockholders, the Committee will not, directly or indirectly, reduce the exercise price of an outstanding Option (other than in accordance with the adjustment provisions of Section 8.1).
14.   Interpretation of the Plan
In the event of any conflict between the provisions of this Plan and the provisions of any applicable Award Agreement, the provisions of this Plan shall control, except if and to the extent that the conflicting provision in such Award Agreement was authorized and approved by the Committee at the time of the grant of the Award evidenced by such Award Agreement or is ratified by the Committee at any time subsequent to the grant of such Award, in which case the conflicting provision in such Award Agreement shall control. Without limiting the generality of the foregoing provisions of this Section 14, insofar as possible the provisions of the Plan and such Award Agreement shall be construed so as to give full force and effect to all such provisions. In the event of any conflict between the provisions of this Plan and the provisions of any other agreement between the Company and the Optionee and/or Participant, the provisions of such agreement shall control except as required to fulfill the intention that this Plan constitute an incentive stock option plan within the meaning of Section 422 of the Code, but insofar as possible the provisions of the Plan and any such agreement shall be construed so as to give full force and effect to all such provisions.
15.   Notices and Other Communications
Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) if to the recipient of an Award, at his or her residence address last filed with the Company and (ii) if to the Company, at its principal place of business, addressed to the attention of its Chief Executive Officer, or to such other address or telecopier number, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report.
16.   Governing Law
The Plan and all Award Agreements and actions taken thereunder shall be governed, interpreted and enforced in accordance with the laws of the State of New Jersey, without regard to the conflict of laws principles thereof.
17.   Effective Date
This Amended and Restated 2007 Equity Incentive Plan was approved by the Board on April 21, 2016 (the Effective Date”) and subsequently approved by the stockholders.

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VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/03/2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Lynn D. Bleil 02 Bradley L. Campbell 03 Robert Essner 04 Ted W. Love, M.D.

The Board of Directors recommends you vote FOR proposals 2, 3, and 4.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The materials are available at www.proxyvote.com

AMICUS THERAPEUTICS, INC.
Annual Meeting of Stockholders
June 4, 2020 9:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Bradley L. Campbell and Ellen S. Rosenberg, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of AMICUS THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 09:00 AM, EDT on 6/4/2020, at the offices of Amicus Therapeutics, Inc., located at 3675 Market Street, Philadelphia, PA 19104, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

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